                                  SCHEDULE 14A
                                 (RULE 14A-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                              EXCHANGE ACT OF 1934

     Filed by the registrant [X]

     Filed by a party other than the registrant [ ]

     Check the appropriate box:

     [ ] Preliminary proxy statement        [ ] Confidential, for Use of the
                                                Commission Only (as permitted by
                                                Rule 14a-6(e)(2))

     [X] Definitive proxy statement

     [ ] Definitive additional materials

     [ ] Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12
                           American Telecasting, Inc.
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                (Name of Registrant as Specified in Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of filing fee (Check the appropriate box):

     [ ] No fee required.

     [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and
         0-11.

     (1) Title of each class of securities to which transaction applies:

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     (2) Aggregate number of securities to which transaction applies:

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     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:

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     (4) Proposed maximum aggregate value of transaction:

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     (5) Total fee paid:

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     [X] Fee paid previously with preliminary materials.

     [ ] Check box if any part of the fee is offset as provided by Exchange Act
         Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1) Amount previously paid:

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     (2) Form, schedule or registration statement no.:

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     (3) Filing party:

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     (4) Date filed:

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                 As filed with the Commissioner on May 27, 1999

                        AMERICAN TELECASTING, INC. LOGO

               TO THE STOCKHOLDERS OF AMERICAN TELECASTING, INC.

                 A MERGER PROPOSAL-YOUR VOTE IS VERY IMPORTANT

     American Telecasting's board of directors unanimously approved a merger agreement between Sprint Corporation and American Telecasting. The proposed transaction involves the merger of a newly formed company, which is wholly owned by Sprint, with and into American Telecasting with American Telecasting surviving the merger. Effectively, the merger will enable Sprint to acquire all of American Telecasting's outstanding shares of common stock.

     In the merger, each of your shares of American Telecasting Class A Common Stock will be exchanged for $6.50 in cash. In order to complete the merger, the merger agreement must be adopted by the holders of a majority of outstanding shares of American Telecasting common stock. The merger is also subject to obtaining antitrust and communications regulatory approval, as well as other conditions.

     After considering a number of factors, including the opinion of its investment banker, Lazard Freres & Co. LLC, your board of directors unanimously approved the merger agreement and the merger. In addition, the board declared the merger advisable and fair to American Telecasting stockholders. American Telecasting's board of directors unanimously recommends that you vote to adopt the merger agreement.

     This proxy statement provides you with detailed information concerning American Telecasting, Sprint and the merger. Please give all of the information contained in this proxy statement your careful attention.

     The date, time and place of the special meeting:

     June 25, 1999
     10:00 a.m., local time
     American Telecasting, Inc.
     Marriott Hotel
     5580 Tech Center Drive
     Colorado Springs, Colorado 80919

     Please use this opportunity to take part in the affairs of American Telecasting by voting on the adoption of the merger agreement. Whether or not you plan to attend the meeting, please complete, sign, date and return the accompanying proxy in the enclosed self-addressed stamped envelope. Returning your proxy does NOT deprive you of your right to attend the meeting and to vote your shares in person. YOUR VOTE IS IMPORTANT.

     On behalf of the board of directors, I thank you for your support and appreciate your consideration of this matter.
/s/ ROBERT D. HOSTETLER
ROBERT D. HOSTETLER
President and Chief Executive Officer

This proxy statement is dated May 24, 1999 and was first mailed to stockholders on or about May 27, 1999.

                        AMERICAN TELECASTING, INC. LOGO

                           AMERICAN TELECASTING, INC.
                       5575 Tech Center Drive, Suite 300
                        Colorado Springs, Colorado 80919

                   NOTICE OF SPECIAL MEETING OF STOCKHOLDERS

     Notice is hereby given that a special meeting of stockholders of American Telecasting, Inc. will be held on June 25, 1999, at 10:00 a.m., local time, at the Marriott Hotel, 5580 Tech Center Drive, Colorado Springs, Colorado 80919, for the following purposes:

     1. To consider and vote upon a proposal to adopt the Agreement and Plan of Merger, dated as of April 26, 1999, among American Telecasting, Sprint Corporation and DD Acquisition Corporation, a wholly owned subsidiary of Sprint, pursuant to which DD Acquisition will merge with and into American Telecasting and American Telecasting will survive the merger. In the merger, holders of outstanding shares of the Class A Common Stock (other than Sprint and DD Acquisition), par value $.01 per share, of American Telecasting will receive $6.50 in cash for each share of American Telecasting common stock held by them. Adoption of the merger agreement will also constitute approval of the merger and the other transactions contemplated by the merger agreement.

     2. To transact such other business as may properly come before the special meeting or any adjournment thereof.

     These items of business are described in the attached proxy statement. Only stockholders of record at the close of business on May 24, 1999, the record date, are entitled to receive notice of and to vote at the special meeting. You may vote in person at the special meeting, even if you have returned a proxy.

                                          By order of the Board of Directors
                                          /s/ ROBERT D. HOSTETLER
                                          Robert D. Hostetler
                                          President and Chief Executive Officer
May 24, 1999

     Whether or not you plan to attend the meeting, please complete, sign, date and return the accompanying proxy in the enclosed self-addressed stamped envelope. Returning your proxy does NOT deprive you of your right to attend the meeting and to vote your shares in person.

                               TABLE OF CONTENTS

                                                               PAGE
                                                               ----
QUESTIONS AND ANSWERS ABOUT AMERICAN TELECASTING'S MERGER
  AND THE SPECIAL MEETING OF STOCKHOLDERS...................     1

SUMMARY.....................................................     2
  Special Factors...........................................     2
  The Merger Agreement......................................     4
  Dissenters' Rights of Appraisal...........................     5
  The Voting Agreements.....................................     5

THE PARTIES.................................................     7

SPECIAL FACTORS.............................................     8
  Background of the merger..................................     8
  Recommendation of American Telecasting's board of
     directors and fairness of the merger...................    10
  Opinion of American Telecasting's investment banker.......    11
  Interests of certain persons in the merger and certain
     relationships..........................................    14
  Regulatory requirements and third party consents..........    15
  Accounting Treatment......................................    16
  Federal income tax consequences of the merger.............    16
  Fees and expenses.........................................    16

INFORMATION CONCERNING THE SPECIAL MEETING..................    17
  Proxy statement...........................................    17
  Time, place and date......................................    17
  Purpose of the special meeting............................    17
  Stockholder record date for the special meeting...........    17
  Vote of American Telecasting stockholders required for
     adoption of the merger agreement.......................    17
  Proxies...................................................    18

THE MERGER AGREEMENT........................................    19
  General; Merger Consideration.............................    19
  Dissenting Shares.........................................    19
  Treatment of Stock Options................................    19
  Closing; Effective Time...................................    19
  Cancellation of Shares....................................    19
  Exchange of Certificates..................................    20
  Transfers.................................................    20
  Lost, Stolen or Destroyed Certificates....................    20
  Representations and Warranties............................    20
  Conduct of Business Prior to the Merger...................    21
  Agreement Not to Solicit Other Offers.....................    22
  Certain Other Covenants and Agreements....................    23
  Conditions of the Proposed Merger.........................    26
  Termination...............................................    27
  Termination Fee...........................................    28
  Amendment and Waiver......................................    28

THE VOTING AGREEMENTS.......................................    29
  Agreement to Vote.........................................    29
  Restrictions on Transfer..................................    29
  Termination of Voting Agreements..........................    29
  Representations and Warranties............................    29

DISSENTERS' RIGHTS OF APPRAISAL.............................    30

                                                               PAGE
                                                               ----
AMERICAN TELECASTING, INC. SELECTED FINANCIAL DATA..........    33
MARKET FOR THE COMMON STOCK.................................    34
  American Telecasting common stock market price and
     dividend information...................................    34
  Market price of American Telecasting common stock.........    34
SECURITIES OWNERSHIP........................................    35
INDEPENDENT ACCOUNTANTS.....................................    37
STOCKHOLDER PROPOSALS.......................................    37
WHERE YOU CAN FIND MORE INFORMATION.........................    37
OTHER BUSINESS..............................................    38
FORWARD-LOOKING STATEMENTS..................................    38

Annex A -- Agreement and Plan of Merger
Annex B -- Voting Agreements
Annex C -- Opinion of Lazard Freres & Co. LLC
Annex D -- Section 262 of the Delaware General Corporation
  Law

           QUESTIONS AND ANSWERS ABOUT AMERICAN TELECASTING'S MERGER
                    AND THE SPECIAL MEETING OF STOCKHOLDERS

Q:   WHY IS AMERICAN TELECASTING MERGING?
A: American Telecasting is merging with a newly formed company, which is wholly owned by Sprint, in order to enable Sprint to acquire all of American Telecasting's outstanding shares of common stock.

Q:   WHAT WILL I RECEIVE IN THE MERGER?
A: If the merger is completed, you will receive $6.50 in cash for each share of American Telecasting common stock that you own.

Q:   WHAT WILL HAPPEN TO AMERICAN TELECASTING AFTER THE MERGER?
A:   American Telecasting will be owned by Sprint.

Q: WHY IS THE BOARD OF DIRECTORS RECOMMENDING THAT I VOTE FOR THE MERGER AGREEMENT?
A: After considering a number of factors, including the opinion of its investment banker, Lazard Freres & Co. LLC, your board of directors unanimously believes that the terms of the merger agreement are advisable and fair to stockholders.

Q:   WHAT IF THE MERGER IS NOT COMPLETED?
A: It is possible the merger will not be completed. That might happen if, for example, American Telecasting stockholders do not adopt the merger agreement. Should that occur, neither Sprint nor any third party is under any obligation to make or consider any alternative proposals regarding the purchase of the shares of American Telecasting common stock.

Q:   WHAT DO I NEED TO DO NOW?
A: Mail your signed proxy card in the enclosed return envelope as soon as possible, so that your shares will be represented at the special meeting.

Q:   SHOULD I SEND IN MY STOCK CERTIFICATES NOW?
A: No. After the merger is completed, we will send you written instructions for exchanging your share certificates.

Q: IF MY SHARES ARE HELD IN "STREET NAME" BY MY BROKER, WILL MY BROKER VOTE MY SHARES FOR ME?
A: Your broker will vote your shares only if you provide instructions on how to vote. You should follow the directions provided by your broker regarding how to instruct your broker to vote your shares.

Q:   MAY I CHANGE MY VOTE?
A: Yes. Just send the Secretary of American Telecasting a written revocation notice or a later-dated, signed proxy card before the special meeting or attend the special meeting and vote.

Q:   WHO MAY VOTE ON THE MERGER?
A: All stockholders of record as of the close of business on May 24, 1999 may vote. You are entitled to one vote per share of American Telecasting common stock that you owned on the record date. For the merger to occur, the holders of at least a majority of the outstanding shares must approve the merger agreement and the merger.

Q:   WHEN AND WHERE IS THE SPECIAL MEETING?
A: The special meeting will be held at 10:00 a.m. on June 25, 1999 at the Marriott Hotel, 5580 Tech Center Drive, Colorado Springs, Colorado 80919.

Q:   WHEN DO YOU EXPECT THE MERGER TO BE COMPLETED?
A: We will complete the merger when all of the conditions to its completion are satisfied or waived. The merger will become effective when we file a certificate of merger with the State of Delaware. We are working toward completing the merger as quickly as possible and hope to complete the merger during the third calendar quarter of 1999.

Q:   WHAT ELSE WILL HAPPEN AT THE MEETING?
A: We know of no other matters, other than as described in the "Notice of Special Meeting," which are to come before the special meeting.

Q:   WHAT RIGHTS DO I HAVE IF I OPPOSE THE MERGER?
A: You may dissent from the merger and seek appraisal of the fair market value of your shares by complying with all of the Delaware law procedures explained on pages 30 to 32.

Q:  WHO CAN ANSWER MY QUESTIONS?

A: If you have questions about the merger or need additional copies of this proxy statement, please call Georgeson & Company, Inc., a professional soliciting organization retained by American Telecasting, at 1-800-223-2064. If you have any questions about American Telecasting's operations, please call David K. Sentman at 719-260-5533.

                                    SUMMARY

     This summary may not contain all of the information that is important to you. You should read carefully this entire document and the other documents we refer to for a more complete understanding of the merger and other transactions contemplated by American Telecasting and Sprint. In particular, you should read the documents attached to this proxy statement, including the merger agreement and the voting agreements, which are attached as Annexes A and B, respectively. In addition, we incorporate by reference important business and financial information about American Telecasting into this proxy statement. You may obtain the information incorporated by reference into this proxy statement without charge by following the instructions in the section entitled "Where You Can Find More Information" on pages 37 and 38 of this proxy statement.

                                SPECIAL FACTORS

PURPOSE, BACKGROUND AND EFFECTS OF THE MERGER AND RELATED TRANSACTIONS

     The purpose of the merger is to enable Sprint to acquire the entire outstanding equity interest in American Telecasting. Upon completion of the merger, American Telecasting, as the surviving corporation, will become wholly owned by Sprint.

RECOMMENDATION OF AMERICAN TELECASTING'S BOARD OF DIRECTORS

     After considering a number of factors, including the opinion of Lazard Freres & Co. LLC, American Telecasting's board of directors has unanimously approved the merger agreement and the merger and recommends that you vote to adopt the merger agreement and approve the merger. The board of directors has unanimously determined that the merger is fair to American Telecasting stockholders and the terms and provisions of the merger agreement (including the $6.50 per share purchase price) are advisable.

FACTORS CONSIDERED BY THE BOARD OF DIRECTORS

     In reaching its decision to recommend adoption of the merger agreement and approval of the merger, the board of directors considered a number of factors, including the following:

     - a comparison of the historical market prices of American Telecasting common stock with the per share price offered by Sprint--the $6.50 per share price represents a:

      - 17.5% premium over the $5.53 closing bid price per share of American Telecasting common stock on April 16, 1999, which was 10 days prior to the date on which the merger was announced

      - 212.5% premium over the $2.08 closing bid price per share of American Telecasting common stock on April 7, 1999, which was 20 days prior to the date on which the merger was announced

      - 480.4% premium over the $1.12 closing bid price per share of American Telecasting common stock on March 29, 1999, which was 29 days prior to the date on which the merger was announced

     - the presentation of Lazard Freres to American Telecasting's board of directors on April 26, 1999, comparing:

      - American Telecasting to other selected comparable publicly traded companies in the wireless cable industry and showing that, among other things, the enterprise value of the selected comparable companies as a multiple of footprint households ranged from 29.8x to 36.8x as compared to 39.4x for American Telecasting and as a multiple of line of sight households ranged from 39.6x to 49.4x as compared to 50.1x for American Telecasting

      - the merger to selected comparable acquisition transactions in the wireless cable industry and showing that, among other things, the transaction value as a multiple of footprint households ranged from 32x to 35.3x as compared to 39.4x for the merger and as a multiple of line of sight households ranged from 41.5x to 45.9x as compared to 50.1x for the merger

     - the opinion of Lazard Freres addressed to American Telecasting's board of directors that, as of April 26, 1999, the $6.50 per share to be received by the holders of American Telecasting common stock in connection with the merger was fair to those stockholders (other than Sprint and DD Acquisition) from a financial point of view

     - that if a merger transaction with Sprint was not negotiated with American Telecasting remaining as a publicly owned corporation, it was possible that because of continued deterioration in the financial condition of American Telecasting, or a decline in the market price of American Telecasting common stock or the stock market in general, the price that American Telecasting stockholders might receive in a future sale transaction might be less than the $6.50 per share price offered in the merger by Sprint

     - the merger agreement's provisions permitting the board of directors to terminate the merger agreement in order to exercise the board's fiduciary duties and to accept an alternative proposal more favorable to American Telecasting stockholders during the 20-day period commencing on April 26, 1999, subject to certain conditions, including American Telecasting's payment of an $11 million termination fee to Sprint

LAZARD FRERES & CO. LLC'S FAIRNESS OPINION

     Lazard Freres rendered to the board of directors of American Telecasting its oral opinion (which was subsequently confirmed in writing) that, as of April 26, 1999, based upon and subject to the assumptions made, matters considered and limits of review set forth in the opinion, the $6.50 per share to be received by American Telecasting stockholders in connection with the merger was fair to such stockholders (other than Sprint and DD Acquisition) from a financial point of view. Lazard Freres' opinion is included as Annex C at the end of this proxy statement. Please read the opinion carefully.

INTERESTS OF CERTAIN PERSONS IN THE MERGER

     All of American Telecasting's officers and directors own shares of American Telecasting common stock and/or hold options to purchase the common stock and, to that extent, their interest in the merger is the same as yours. In accordance with the terms of the merger agreement, all options held by American Telecasting employees will be cashed out in the merger. You should note that some of American Telecasting's directors and officers have relationships or interests in the merger that are different from your interests as a stockholder or that may present a conflict of interest. For a description of these interests, see pages 14 to 15.

ACCOUNTING TREATMENT

     American Telecasting has been advised by Sprint that Sprint intends to treat the merger as a "purchase" for accounting and financial reporting purposes. See page 16.

U.S. FEDERAL INCOME TAX CONSEQUENCES OF THE MERGER

     The receipt of cash for shares of American Telecasting common stock pursuant to the merger will be a taxable transaction for U.S. federal income tax purposes. See page 16.

AMERICAN TELECASTING STOCKHOLDERS MUST APPROVE THE MERGER

     At the special meeting on June 25, 1999, holders of a majority of the outstanding shares of American Telecasting common stock must approve the merger agreement in order for the merger to be consummated. You are entitled to one vote per share of American Telecasting common stock that you owned on May 24, 1999.

REGULATORY APPROVALS REQUIRED TO COMPLETE THE MERGER

     The merger is subject to antitrust and federal communications laws. American Telecasting and Sprint have made the required filings with the Department of Justice, the Federal Trade Commission (the "FTC") and the Federal Communications Commission (the "FCC"), but we cannot complete the merger until the applicable waiting and comment periods have expired or have been terminated or the required approval has been granted. The Department of Justice, FTC, FCC or a government, state or private person may challenge the merger at any time before its completion.

                              THE MERGER AGREEMENT

THE MERGER CONSIDERATION

     If the merger is completed, you will be entitled to receive $6.50 in cash for each of your shares of American Telecasting common stock.

CONDITIONS TO COMPLETION OF THE MERGER

     The obligations of American Telecasting and Sprint to complete the merger are subject to the prior satisfaction or waiver of various conditions. These conditions are described in detail on pages 26 and 27 and include, among others, the following:

     - American Telecasting stockholders must adopt the merger agreement and approve the merger

     - the applicable waiting periods under the antitrust laws must expire or be terminated

     - the applicable approvals from the FCC must be received

     - no injunction or order preventing the completion of the merger may be in effect

     - the respective representations and warranties of American Telecasting and Sprint in the merger agreement must be true and correct in all material respects

     - American Telecasting and Sprint must comply with their respective agreements in the merger agreement in all material respects

TERMINATION OF THE MERGER AGREEMENT

     The merger agreement may be terminated under certain circumstances at any time before the completion of the merger, as summarized below.

     The merger agreement may be terminated by the mutual consent of American Telecasting and Sprint.

     In addition, the merger agreement may be terminated by either American Telecasting or Sprint if:

     - American Telecasting stockholders do not adopt the merger agreement

     - the merger is not completed prior to September 30, 1999 (or October 31, 1999 if the sole condition remaining unfulfilled to complete the merger on September 30, 1999 is any required approval by the FCC); provided that such date may be extended to December 31, 1999, at Sprint's option, if Sprint advances funds to American Telecasting sufficient to make certain interest payments which become due in December 1999

     - a governmental authority has issued a final and nonappealable order prohibiting the merger or the other transactions provided for in the merger agreement

     American Telecasting may terminate the merger agreement if Sprint or DD Acquisition has breached in any material respect any of their respective representations, warranties, covenants or other agreements in the merger agreement and that breach cannot be remedied within 30 days of notice of such breach.

     Sprint may terminate the merger agreement if American Telecasting has breached any of its representations, warranties, covenants or other agreements in the merger agreement and that breach gives rise to the failure of a condition to the obligations of either Sprint or DD Acquisition to complete the merger and the breach cannot be remedied within 30 days of notice of such breach.

     In the event that (i) any person (other than Sprint) shall have publicly disclosed an acquisition proposal relating to an acquisition transaction of the nature specified in the merger agreement and (ii) following such disclosure, at the special meeting, American Telecasting stockholders do not adopt the merger agreement and (iii) not later than 12 months after any termination of the merger agreement by either American Telecasting or Sprint because American Telecasting stockholders do not adopt the merger agreement, American Telecasting enters into a definitive agreement for such an alternative acquisition transaction, then Sprint will be entitled to receive an $11 million termination fee from American Telecasting.

     Furthermore, Sprint may terminate the merger agreement and receive payment of an $11 million termination fee from American Telecasting if American Telecasting's board of directors takes either of the following actions:

     - withdraws or adversely modifies its approval and recommendation of the merger and the merger agreement

     - approves or recommends, or enters into an agreement relating to, any alternative proposal relating to an acquisition transaction of the nature specified in the merger agreement and involving American Telecasting and a party other than Sprint

NO OTHER NEGOTIATIONS INVOLVING AMERICAN TELECASTING

     American Telecasting has agreed, subject to certain exceptions during the 20-day period ending on May 16, 1999, until the merger is completed or the merger agreement is terminated, not to solicit, initiate, encourage, make, implement, recommend, participate in discussions regarding or negotiate, directly or indirectly, any proposal for an acquisition transaction of the nature specified in the merger agreement and involving American Telecasting and a party other than Sprint.

                        DISSENTERS' RIGHTS OF APPRAISAL

     Any stockholder who does not wish to accept the $6.50 per share in the merger has the right under Delaware law to have the "fair value" of his, her or its shares determined by the Delaware Chancery Court. This "right of appraisal" is subject to a number of restrictions and technical requirements. Generally, in order to exercise appraisal rights:

     - you must not vote in favor of the merger

     - you must make a written demand for appraisal in compliance with Delaware law before the vote on the merger

     Merely voting against the merger will not protect your right of appraisal. Annex D to this proxy statement contains the Delaware statutory provision relating to your right of appraisal. Failure to follow all of the steps required by this provision will result in the loss of your right of appraisal. The Delaware law requirements for exercising appraisal rights are explained on pages 30 to 32 of this proxy statement.

                             THE VOTING AGREEMENTS

     In connection with the merger agreement, each of Robert D. Hostetler, Donald R. DePriest, CFW Communications Foundation, CFW Communications Company and MCT Investors, L.P., each a stockholder of American Telecasting, has entered into a voting agreement with Sprint. Such stockholders collectively own, of record and beneficially, American Telecasting common stock representing 6,784,351 shares or approximately 26% of the total outstanding shares of common stock. Under the voting agreements, each stockholder has agreed:

     - not to transfer or encumber any of his or its shares of American Telecasting common stock, except with respect to existing pledge agreements

     - not to grant any proxies or enter into any other voting agreements with respect to his or its shares of American Telecasting common stock

     - to vote in favor of adopting the merger agreement and approval of the merger

     - to vote against:

      - any extraordinary corporate transaction, such as a merger or other business combination, involving American Telecasting or its subsidiaries (other than the merger)

      - any sale or transfer of a material amount of the assets or securities of American Telecasting or its subsidiaries

     The voting agreements will terminate upon the earliest of:

     - the termination of the merger agreement

     - the date on which the merger becomes effective

     In addition, each of the stockholders who executed a voting agreement made certain representations and warranties to Sprint regarding among other things, his or its authority to execute the voting agreement and ownership of American Telecasting common stock.

                                  THE PARTIES

AMERICAN TELECASTING, INC.
5575 Tech Center Drive, Suite 300
Colorado Springs, Colorado 80919
(719) 260-5533

     American Telecasting was formed in 1988 to develop wireless cable television systems in mid-sized markets throughout the United States. As of March 31, 1999, American Telecasting provided analog subscription television service to approximately 102,400 subscribers in 32 operational wireless cable systems located in selected U.S. markets. American Telecasting also has wireless cable (microwave) frequency interests in more than 20 other U.S. markets. As of December 31, 1998, American Telecasting had approximately 10.1 million estimated households in the protected service areas of its markets. American Telecasting's principal business strategy is to pursue implementation of a wireless broadband access capability that American Telecasting believes will eventually be the best use of the wireless cable spectrum. American Telecasting believes that market, technological and regulatory developments are creating an opportunity for the current wireless cable spectrum to be used to serve future customers with fixed, two-way, high-speed data and telephony services. For a more detailed description of the business of American Telecasting, see the descriptions thereof set forth in American Telecasting's Annual Report on Form 10-K for the year ended December 31, 1998, which is incorporated herein by reference. See "Where You Can Find More Information."

SPRINT CORPORATION
2330 Shawnee Mission Parkway
Westwood, Kansas 66205
(913) 624-3703

     Sprint is a diversified telecommunications provider, providing long distance, local and wireless communications services. Sprint also engages in product distribution and directory publishing activities, and other telecommunications activities, investments and alliances. For the year ended December 31, 1998, Sprint had $17.1 billion in revenue and $450.5 million in income from continuing operations.

DD ACQUISITION CORPORATION
2330 Shawnee Mission Parkway
Westwood, Kansas 66205
(913) 624-3703

     DD Acquisition Corporation is a newly incorporated Delaware corporation organized in connection with the merger. DD Acquisition has not carried on any activities to date. Until immediately prior to the effective time of the merger, it is not expected that DD Acquisition will have any significant assets or liabilities or engage in activities other than those incident to its formation and capitalization and the transactions contemplated by the proposed merger.

                                SPECIAL FACTORS

BACKGROUND OF THE MERGER

     Historically, the primary business of American Telecasting has been developing analog wireless cable systems to provide subscription television service. Presently, American Telecasting is pursuing the implementation of a wireless broadband access business strategy. The board of directors of American Telecasting believes that market, technological and regulatory developments are creating an opportunity for the wireless cable microwave spectrum to be used to serve future customers with fixed, two-way high-speed data and telephony services.

     The migration of American Telecasting's strategy to wireless broadband access has been evolutionary. Initially, American Telecasting and other wireless cable companies developed analog subscription video businesses. American Telecasting increased its video subscriber base rapidly through 1995, when its video customers totaled approximately 174,000. In 1996, American Telecasting reduced its customer growth substantially in recognition of the increasingly challenging environment for analog subscription video and in reaction to the substantial cash being consumed to support analog video customer growth. Beginning in 1997, American Telecasting began managing its analog video business principally for cash flow. During 1996 and 1997, American Telecasting began to evaluate various alternative products and services, including digital video and high-speed Internet access. American Telecasting eventually determined not to launch commercial digital video services, but did decide to begin commercial high-speed Internet access in three markets. In 1997 and 1998, American Telecasting initiated advanced technology trials of two-way data and voice over wireless cable microwave spectrum and focused extensively on the wireless broadband business strategy.

     A key element of American Telecasting's principal business strategy has been to seek a relationship with a strategic partner who would benefit from this direct broadband "last mile" access and facilitate access to technology, markets, infrastructure and capital. Over recent years, American Telecasting has engaged in discussions with a variety of potential strategic partners, including several telecommunications, software, Internet service providers and equipment companies, regarding the possibility of an investment in or business combination with American Telecasting.

     In December 1996, American Telecasting first contacted Sprint regarding the possibility of a potential strategic transaction. Minimal conversations occurred between American Telecasting and Sprint until June 1998.

     In August 1997, American Telecasting retained Donaldson, Lufkin & Jenrette Securities Corporation ("DLJ") to provide financial advisory services with respect to strategic partner transactions and a possible financial restructuring. DLJ assisted American Telecasting in discussions with and presentations to several potential strategic partners.

     During June and July 1998, Sprint and American Telecasting began exploratory discussions regarding the possibility of a potential strategic transaction and, in connection therewith, entered into a confidentiality agreement under which Sprint was furnished with certain limited financial and business information concerning American Telecasting. These preliminary discussions ended without reaching any further agreement, and American Telecasting had minimal further contact with Sprint until April 15, 1999.

     Prior to and following the foregoing discussions, American Telecasting continued to meet with several potential strategic partners and to analyze various potential strategic options that might be available to it, including possible business combinations or alliances, possible financial restructuring, possible divestitures of one or more of its wireless cable assets and possible acquisitions of certain cable-related assets.

     During the period of these discussions, American Telecasting entered into a series of transactions designed to provide financing and to better position American Telecasting for strategic transactions. In March 1997, American Telecasting entered into an agreement with BellSouth Corporation and BellSouth Wireless, providing for the sale of all of American Telecasting's Florida and Louisville, Kentucky wireless cable assets. Approximately $31.7 million of the proceeds from such sale was used for debt repayments pursuant to indentures relating to American Telecasting's senior subordinated notes due 2004 and 2005. In

July 1998, American Telecasting purchased the remaining 35% partnership interest that American Telecasting did not already own in Fresno MMDS Associates. In March 1999, American Telecasting agreed to acquire wireless cable channels in Portland, Oregon, and in April 1999, American Telecasting agreed to sell wireless cable systems in Billings, Montana, Rapid City, South Dakota and Grand Island, Nebraska.

     On March 22, 1999, DLJ resigned its engagement with American Telecasting to provide advisory services to MCI WorldCom, Inc.

     On April 12, 1999, American Telecasting became aware, through a public announcement, that Sprint had entered into an agreement to acquire the common equity of Peoples Choice TV Corp. At a meeting of the Executive Committee of the board held on April 12, 1999, the Executive Committee authorized senior management to contact outside financial advisors to replace DLJ with respect to the continued consideration and implementation of possible strategic transactions for American Telecasting, including a sale of the company. On April 14, 1999, Lazard Freres & Co. LLC was retained.

     On April 15, 1999, Lazard Freres began approaching several potential strategic partners, including Sprint and MCI WorldCom, on a confidential basis, to further discuss their interest in entering into a strategic business combination with American Telecasting. Because of the numerous discussions American Telecasting had held with potential strategic partners over the past several years, American Telecasting and Lazard Freres believe that the strategic partners contacted were the most likely parties to be interested in making a proposal for a strategic business combination with American Telecasting. On April 16, 1999, American Telecasting also became aware, through a public announcement, that CAI Wireless Communications, Inc. had entered into a letter of intent to be acquired by MCI WorldCom.

     On April 17, 1999, American Telecasting's senior management and representatives of Lazard Freres reported to the board the results of their preliminary discussions with potential strategic partners, including preliminary indications of interest in pursuing a transaction from Sprint and MCI WorldCom. From April 21 through April 25, Sprint and its representatives and legal advisors reviewed due diligence documents and had numerous discussions with senior management of American Telecasting. At the same time, MCI WorldCom and its representatives were also reviewing transaction documents and engaging in discussions with Lazard Freres and senior management of American Telecasting.

     During the week of April 18, 1999, representatives of Lazard Freres indicated to the potential strategic partners that, although no determination had been made to sell the company, American Telecasting was willing to consider proposals related to a potential business combination. During that week, American Telecasting received and initially evaluated proposals or expressions of interest from Sprint and MCI WorldCom. After American Telecasting further reviewed such proposals and expressions of interest with its legal and financial advisors at an Executive Committee meeting on April 20, 1999, such financial advisors contacted Sprint and MCI WorldCom to clarify and discuss certain business issues and resolve certain due diligence items which remained open. On April 24, 1999, Lazard Freres contacted Sprint and MCI WorldCom to solicit their best proposals.

     On April 24, 1999, senior management and the Executive Committee of the board of directors met to discuss the status of discussions with Sprint and MCI WorldCom. Lazard Freres and senior management reviewed the steps taken to date. At the conclusion of the meeting the board authorized senior management and representatives of American Telecasting to pursue a negotiated transaction with Sprint providing for Sprint's acquisition of American Telecasting for cash. MCI WorldCom never made a formal proposal; however, MCI WorldCom indicated certain principal terms of a proposal that they were considering. These terms were not as favorable to the stockholders of American Telecasting as the terms contained in the offer from Sprint.

     Negotiations with Sprint continued over April 25 and 26, 1999, culminating in a form of definitive agreement to be presented for review by the board of directors at a meeting scheduled for the evening of April 26, 1999. At the board meeting, the terms of the proposed transaction with Sprint and the merger agreement were presented to and reviewed by the board. Lazard Freres made a presentation to the board and delivered its oral opinion (subsequently confirmed in writing) as to the fairness of the $6.50 per share cash consideration to be received in the merger by the holders of outstanding common stock (other than Sprint and DD Acquisition). The board of directors analyzed and discussed the merger agreement and the merger and reviewed proposed resolutions related to the transaction. After discussion and further analysis, the board unanimously approved the merger agreement and recommended that American Telecasting stockholders adopt the merger agreement and approve the merger.

RECOMMENDATION OF AMERICAN TELECASTING'S BOARD OF DIRECTORS AND FAIRNESS OF THE MERGER

     At a special meeting on April 26, 1999, after considering a number of factors, including Lazard Freres' opinion, American Telecasting's board of directors determined that the merger agreement is advisable and the merger is fair to American Telecasting stockholders. Accordingly, the board of directors approved the merger agreement and now recommends that American Telecasting stockholders adopt the merger agreement and approve the merger and the other transactions contemplated by the merger agreement.

     Factors considered by the board of directors. In determining to approve the merger agreement and recommend that stockholders adopt it, the board of directors considered the following factors, each of which the board of directors concluded supported its determination:

     - Opinion. The board of directors considered the financial presentations of Lazard Freres and Lazard Freres' oral opinion delivered at the April 26, 1999 meeting of the board of directors (which was subsequently confirmed in writing) to the effect that, as of the date of its opinion, the $6.50 per share to be received by the holders of shares of American Telecasting common stock in connection with the merger was fair from a financial point of view to those holders (other than Sprint and DD Acquisition). The full text of Lazard Freres' written opinion, which sets forth the assumptions made, matters considered and limits of review described to the board of directors, is attached as Annex C to this proxy statement. Stockholders are urged to, and should, read Lazard Freres' opinion carefully.

     - Merger consideration. The board of directors concluded that the merger consideration represented the highest price that Sprint would likely be willing to pay in acquiring the shares of American Telecasting common stock. The terms of the merger resulted from arm's-length negotiations with Sprint that were intended to obtain the highest possible price.

     - Market price and premium. The board of directors considered the historical market prices of the American Telecasting common stock and noted that the $6.50 per share price offered by Sprint represents a:

      - 17.5% premium over the $5.53 closing bid price per share of American Telecasting common stock on April 16, 1999, which was 10 days prior to the date on which the merger was announced

      - 212.5% premium over the $2.08 closing bid price per share of American Telecasting common stock on April 7, 1999, which was 20 days prior to the date on which the merger was announced

      - 480.4% premium over the $1.12 closing bid price per share of American Telecasting common stock on March 29, 1999, which was 29 days prior to the date on which the merger was announced

     - Financial Analysis. The presentation of Lazard Freres to American Telecasting's board of directors on April 26, 1999, comparing (1) American Telecasting to other selected comparable publicly traded companies in the wireless cable industry and showing that, among other things, the enterprise value of the selected comparable companies as a multiple of footprint households ranged from 29.8x to 36.8x as compared to 39.4x for American Telecasting and as a multiple of line of sight households ranged from 39.6x to 49.4x as compared to 50.1x for American Telecasting, and (2) the merger to selected comparable acquisition transactions in the wireless cable industry and showing that, among other things, the transaction value as a multiple of footprint households ranged from 32x to 35.3x as compared to 39.4x for the merger and as a multiple of line of sight households ranged from 41.5x to 45.9x as compared to 50.1x for the merger.

     - Terms of the merger agreement. The board of directors also considered the terms of the merger agreement, including:

      - the ability of the board of directors, in the exercise of its fiduciary duties, to cause American Telecasting to furnish confidential information about its operations to third parties making alternative acquisition proposals

      - the ability of the board of directors, in the exercise of its fiduciary duties, to terminate the merger agreement and to accept an alternative business combination transaction which the board determines to be more favorable to American Telecasting stockholders compared to the merger during the 20-day period commencing on April 26, 1999, subject to certain conditions, including American Telecasting's payment of an $11 million termination fee to Sprint

     - Possible decline in market price of American Telecasting common stock. The board of directors also considered the possibility that if a merger transaction with Sprint was not negotiated and American Telecasting remained as a publicly owned corporation, it is possible that because of continued deterioration in the financial condition of American Telecasting or a decline in the market price of American Telecasting common stock or the stock market in general, the price that American Telecasting stockholders might receive in a future sale transaction might be less than the $6.50 per share price offered in the merger by Sprint.

     - Availability of dissenters' rights. The board of directors also considered the fact that dissenters' rights of appraisal will be available to stockholders under Delaware law.

     - Interests of various parties in the merger. American Telecasting's directors were aware that some of American Telecasting's directors and officers have relationships and interests in the merger that differ from the interests of American Telecasting stockholders.

     The board of directors considered the fact that if the merger is approved, American Telecasting stockholders will not participate in the future growth of American Telecasting. Because of the risks and uncertainties associated with American Telecasting's future prospects, the board of directors concluded that this detriment was not quantifiable.

     Reasons for the board of directors' determination. In reaching its decision to approve the merger agreement and recommend that American Telecasting stockholders adopt the merger agreement and approve the merger, the board of directors considered the factors listed in the preceding section. In view of the wide variety of factors considered in connection with its evaluation of the merger and the merger agreement, the board of directors did not find it practicable to, and did not attempt to, quantify, rank or otherwise assign relative weights to the specific factors it considered in reaching its determinations.

OPINION OF AMERICAN TELECASTING'S INVESTMENT BANKER

     American Telecasting retained Lazard Freres to act as its exclusive investment banker in connection with a possible business combination. On April 26, 1999, Lazard Freres rendered to the board of directors of American Telecasting its oral opinion (which was reconfirmed in writing) that, as of such date and based upon and subject to the various considerations set forth in the opinion, the $6.50 per share to be received by the holders of American Telecasting common stock was fair to those holders (other than Sprint and DD Acquisition) from a financial point of view.

     THE FULL TEXT OF LAZARD FRERES' WRITTEN OPINION DATED APRIL 26, 1999, WHICH SETS FORTH THE ASSUMPTIONS MADE, MATTERS CONSIDERED AND QUALIFICATIONS AND LIMITATIONS ON THE REVIEW UNDERTAKEN BY LAZARD FRERES, IS ATTACHED HERETO AS ANNEX C. THE SUMMARY OF THE LAZARD FRERES OPINION SET FORTH IN THIS PROXY STATEMENT IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE FULL TEXT OF SUCH OPINION. AMERICAN TELECASTING STOCKHOLDERS ARE URGED TO READ THE OPINION OF LAZARD FRERES IN ITS ENTIRETY. THE ENGAGEMENT OF LAZARD FRERES AND ITS OPINION ARE FOR THE BENEFIT OF THE BOARD OF DIRECTORS OF AMERICAN TELECASTING, AND LAZARD FRERES' OPINION WAS RENDERED TO THE BOARD OF DIRECTORS IN CONNECTION WITH ITS CONSIDERATION OF THE MERGER. LAZARD FRERES' OPINION IS DIRECTED ONLY TO THE FAIRNESS OF THE MERGER CONSIDERATION FROM A FINANCIAL POINT OF VIEW TO HOLDERS OF

AMERICAN TELECASTING COMMON STOCK (OTHER THAN SPRINT AND DD ACQUISITION) AND DOES NOT ADDRESS ANY OTHER ASPECTS OF THE MERGER WITH SPRINT. THE OPINION IS NOT INTENDED TO, AND DOES NOT CONSTITUTE, A RECOMMENDATION TO ANY AMERICAN TELECASTING STOCKHOLDER AS TO HOW SUCH STOCKHOLDER SHOULD VOTE WITH RESPECT TO THE MERGER. LAZARD FRERES HAS CONSENTED TO THE USE AND DESCRIPTION OF ITS OPINION FOR THE PURPOSE OF FILING AND DISTRIBUTING THIS PROXY STATEMENT.

     In connection with its written opinion dated April 26, 1999, to the board of directors of American Telecasting, Lazard Freres:

          (i) reviewed the financial terms and conditions of the merger agreement;

          (ii) analyzed certain historical business and financial information relating to American Telecasting;

          (iii) reviewed various other data provided to Lazard Freres by American Telecasting relating to its business (Lazard Freres noted that American Telecasting did not prepare financial forecasts that Lazard Freres deemed relevant in connection with the merger);

          (iv) held discussions with members of senior management of American Telecasting with respect to the business and prospects of American Telecasting and the strategic objectives of American Telecasting;

          (v) reviewed public information with respect to certain other companies in lines of business Lazard Freres believed to be generally comparable to the business of American Telecasting;

          (vi) reviewed the financial terms of certain business combinations involving companies in lines of business Lazard Freres believed to be generally comparable to those of American Telecasting and in other industries generally;

          (vii) reviewed the historical stock prices and trading volumes of American Telecasting common stock; and

          (viii) conducted such other financial studies, analyses and investigations as Lazard Freres deemed appropriate.

     Lazard Freres relied upon the accuracy and completeness of the foregoing information and did not assume any responsibility for any independent verification of such information or any independent valuation or appraisal of any of the assets or liabilities of American Telecasting or concerning the solvency or fair value of American Telecasting. Lazard Freres assumed no responsibility for and expressed no view as to the information reviewed by it.

     The written opinion of Lazard Freres was necessarily based on economic, monetary, market and other conditions as in effect on, and the information made available to it as of, April 26, 1999. In rendering its opinion, Lazard Freres did not address the relative merits of the merger, any alternative potential transaction or American Telecasting's underlying decision to effect the merger.

     In rendering its opinion, Lazard Freres assumed that the merger would be consummated on the terms described in the merger agreement, without any waiver of any material terms or conditions by American Telecasting and that obtaining the necessary regulatory approvals for the merger would not have an adverse effect on American Telecasting. Lazard Freres noted that it did not solicit third party indications of interest in acquiring American Telecasting (other than from two other parties identified by American Telecasting and believed by American Telecasting and Lazard Freres to be the most likely parties to be interested in acquiring American Telecasting) nor did it actively seek any other offers.

     The following is a summary of the material financial and comparative analyses performed by Lazard Freres in connection with providing its oral opinion to the board of directors of American Telecasting. These materials were reviewed with American Telecasting's board of directors at its meeting on April 26, 1999.

     Comparable Publicly Traded Companies Analysis. Lazard Freres compared the enterprise value implied by the merger consideration expressed as a multiple of actual revenues, cash flows and operating profits to the trading multiples of public companies in lines of business believed to be generally comparable to those of American Telecasting. These enterprise value multiples reflect the general view of the market with respect to the relative growth prospects, financial stability, market position, management and a variety of other factors of individual companies within an industry. Such analysis can help to determine how the public markets value companies in similar industries with similar financial prospects and challenges.

     Lazard Freres reviewed and compared certain actual financial, operating and stock market information of companies in lines of business believed to be generally comparable to those of American Telecasting in the wireless cable industry. The selected comparable companies consisted of CAI Wireless Systems, Inc., People's Choice TV Corp., and Wireless One, Inc. The analysis indicated that the enterprise value of the selected comparable companies as a multiple of footprint households ranged from 29.8x to 36.8x as compared to 39.4x for American Telecasting and as a multiple of line of sight households ranged from 39.6x to 49.4x as compared to 50.1x for American Telecasting. The analysis also indicated that the enterprise value of the selected comparable companies as a multiple of last twelve months revenues ranged from 10.2x to 26.4x as compared to 8.3x for American Telecasting.

     Selected Precedent Transactions Analysis. Lazard Freres reviewed selected publicly available financial, operating and stock market information of two recent acquisition transactions in the wireless cable industry, namely Sprint/People's Choice TV and MCI WorldCom/CAI Wireless Systems. Based upon such information for the selected transactions, the transaction value as a multiple of footprint households ranged from 32x to 35.3x as compared to 39.4x for Sprint/American Telecasting and as a multiple of line of sight households ranged from 41.5x to 45.9x as compared to 50.1x for Sprint/American Telecasting. The analysis of such information for the selected transactions also indicated that the transaction value as a multiple of last quarters actual revenues (4th quarter, 1998) ranged from 16.5x to 35.1x as compared to 9.1x for Sprint/American Telecasting.

     The summary set forth above does not purport to be a complete description of the analyses performed by Lazard Freres, although it is a summary of the material financial and comparative analyses performed by Lazard Freres in arriving at its opinion. The preparation of a fairness opinion is a complex process and is not necessarily susceptible to partial analysis or summary description. Selecting portions of the analysis or the summary set forth above without considering the analyses as a whole could create an incomplete or misleading view of the process underlying the opinion of Lazard Freres. No company or transaction used in the above analyses as a comparison is identical to American Telecasting or the transactions contemplated by the merger agreement. In arriving at its opinion, Lazard Freres considered the results of all such analyses and did not assign relative weights to any of the analyses. The analyses were prepared solely for the purpose of Lazard Freres providing its opinion to American Telecasting's board of directors in connection with its consideration of the merger and do not purport to be appraisals or necessarily reflect the prices at which businesses or securities actually may be sold, which may be significantly more or less favorable than as set forth in these analyses.

     The opinion and presentation of Lazard Freres to the board of directors of American Telecasting was only one of many factors taken into consideration by the board of directors in making its determination to approve the merger agreement. In addition, the terms of the merger agreement were determined through arm's-length negotiations between American Telecasting and Sprint, and were approved by the board of directors of American Telecasting.

     Lazard Freres is an internationally recognized investment banking firm and is continually engaged in the valuation of businesses and their securities in connection with mergers and acquisitions, negotiated underwritings, secondary distributions of listed and unlisted securities, private placements, leveraged buyouts, and valuations for estate, corporate and other purposes. Lazard Freres was selected to act as investment banker to the board of directors of American Telecasting because of its expertise and its reputation in investment banking and mergers and acquisitions.

     In connection with Lazard Freres' services as investment banker to American Telecasting, including its delivery of the opinion summarized above, American Telecasting has agreed to pay Lazard Freres a fee of approximately $3.9 million, $500,000 of which was paid upon the public announcement of the merger, with the remainder payable upon consummation of the merger. The Company also has agreed to reimburse Lazard Freres for its reasonable out-of-pocket expenses (including reasonable fees and expenses of its legal counsel) and will indemnify Lazard Freres and certain related parties against certain liabilities that may arise out of the rendering of the opinion.

     In the ordinary course of its business, Lazard Freres and its affiliates may actively trade in the securities of American Telecasting for its own account and for the account of its customers and, accordingly, may at any time hold a long or short position.

INTERESTS OF CERTAIN PERSONS IN THE MERGER AND CERTAIN RELATIONSHIPS

     In considering the recommendation of American Telecasting's board of directors with respect to the merger, stockholders should be aware that various members of the board of directors and American Telecasting's management have interests that may present them with actual, potential or the appearance of potential conflicts of interest in connection with the merger. The board of directors was aware of these potential or actual conflicts of interest and considered them along with other matters described in detail in the section of this proxy statement entitled "Special Factors -- Recommendation of American Telecasting's board of directors and fairness of the merger."

     The merger agreement provides that the current directors of DD Acquisition will be the directors of the surviving corporation. The merger agreement also provides that the current officers of American Telecasting will be the initial officers of the surviving corporation. It is anticipated, however, that Mr. Seney and Mr. DePriest will resign as officers at the effective time of the merger.

     American Telecasting's executive officers and directors currently own of record an aggregate of 5,473,238 shares of American Telecasting common stock, representing approximately 21.2% of the total outstanding shares. In addition, American Telecasting's executive officers and directors own options to purchase an aggregate of 402,373 shares of American Telecasting common stock at strike prices ranging from $0.719 to $1.00. Each of these options will be cancelled in the merger in exchange for an amount of cash equal to the positive difference between $6.50 and the applicable share strike price. Upon the cash-out of all options at the effective time of the merger, American Telecasting expects that the following directors and executive officers will receive the following cash payments for their options:

                            NAME                                 AMOUNT
                            ----                                 ------
Robert D. Hostetler.........................................    $825,000
David K. Sentman............................................     610,620
Terry J. Holmes.............................................     500,620
Bryan H. Scott..............................................      97,199
Nasser Sharabianlou.........................................     111,250
Charles A. Spann............................................      28,905
Lee G. Haglund..............................................      56,630

     The merger agreement provides that the surviving corporation will, following completion of the merger, indemnify all past and present officers and directors of American Telecasting to the same extent and in the same manner as these persons are indemnified by American Telecasting under Delaware law and American Telecasting's charter and by-laws. This indemnification covers any acts or omissions of these officers and directors occurring prior to the effective time of the merger. The merger agreement also provides that for six years following completion of the merger, the surviving corporation will provide directors' and officers' liability insurance coverage to American Telecasting's current officers and directors substantially similar to American Telecasting's existing policy. However, the surviving corporation will not be required to pay an annual premium for the directors' and officers' insurance in excess of 150% of the last annual premium paid prior to the date of the merger agreement but, in that case will purchase as much coverage as possible for that amount.

     American Telecasting has an employment agreement with David K. Sentman, Senior Vice President and Chief Financial Officer of American Telecasting. Mr. Sentman's current base salary is $200,000. Pursuant to his employment agreement, Mr. Sentman is also eligible to receive a cash bonus with respect to each calendar year of up to 40% of his base salary. Mr. Sentman's employment agreement expires on April 24, 2001. The agreement provides that Mr. Sentman is entitled to receive severance payments equal to one year's base salary plus accrued bonus in the event the agreement is terminated without cause, and two year's base salary plus accrued bonus under certain circumstances following a change in control of American Telecasting. The consummation of the merger would constitute a change of control for purposes of this employment agreement. The agreement also prohibits Mr. Sentman from competing with American Telecasting for the term of his employment and for one year thereafter.

     The board of directors of American Telecasting has authorized cash achievement bonus payments payable upon the consummation of the merger to Mr. Hostetler, Mr. Sentman, Mr. Holmes and certain other officers and employees selected by the board. The aggregate amount of payments which may be made under this program is a maximum of $2.5 million. The specific amounts to be paid will be determined at a future date based on the amount and timing of a strategic transaction it considers pertinent. American Telecasting has not yet determined the extent to which any anticipated payments to Messrs. Hostetler, Sentman and Holmes, or others, constitute "excess parachute payments" within the meaning of Internal Revenue Code Section 280G.

REGULATORY REQUIREMENTS AND THIRD PARTY CONSENTS

     In connection with the merger, Sprint and American Telecasting are required to file documents under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the Communications Act of 1934, as amended. In addition, the parties must make various filings, provide notices and/or obtain approvals under various federal and state securities laws and cable franchising laws. Finally, American Telecasting must file the certificate of merger with the Secretary of State of the State of Delaware.

     Under the Hart-Scott-Rodino Act and the related rules of the FTC, certain acquisition transactions may not be completed unless selected information has been furnished to the Antitrust Division of the Department of Justice and the FTC and prescribed waiting period requirements have been satisfied. One condition to completion of the merger is the expiration or termination of all applicable Hart-Scott-Rodino Act waiting periods.

     Under the Hart-Scott-Rodino Act, both Sprint and American Telecasting filed the necessary documents with the Justice Department and the FTC in connection with the merger. Under this statute, the parties may not complete the merger until a 30-calendar day waiting period following the filings has expired which waiting period is due to expire on June 10, 1999, unless this period has terminated earlier or the parties receive a request for additional information.

     As a result of the merger, American Telecasting will undergo a transfer of control. Pursuant to the Communications Act of 1934, as amended, and the FCC's rules, applications for approval of the transfer of control of American Telecasting and its subsidiaries and affiliates that hold FCC authorizations must be filed with the FCC. Before the merger can be consummated, the FCC must grant such applications. Sprint and American Telecasting filed such applications on May 21, 1999.

     In considering such applications, the FCC will evaluate whether grants will serve the public interest, convenience and necessity, primarily considering the status of each of the underlying licenses and whether Sprint is legally, technically and financially qualified to assume control over each such licensee. Under the FCC's rules, once the FCC issues a public notice announcing its acceptance for filing of an application proposing such a change of control, interested parties have 30 days to object to the application or such longer time as is allowed by the FCC. Once the FCC issues a public notice of the grant or denial of the application, interested parties have 30 days to petition the FCC to reconsider its action, and the FCC has 30 days to reconsider its own action and 40 days to order before it for review the record of an action taken pursuant to delegated authority. There are other procedural options for seeking further administrative or judicial review of an FCC decision. The FCC's rules permit the consummation of the merger immediately upon the grant of the applications unless a stay is issued.

     There can be no assurance that the required regulatory approvals described above will be received or, if received, of the timing and the terms and conditions thereof.

     Except as discussed above, American Telecasting does not believe that any material third party consents will be required in connection with the merger.

ACCOUNTING TREATMENT

     American Telecasting has been advised by Sprint that Sprint intends to treat the merger as a "purchase" for accounting and financial reporting purposes. Consequently, the aggregate merger consideration paid in connection with the merger will be allocated to American Telecasting's assets and liabilities based upon their fair values, with any excess being treated as goodwill.

FEDERAL INCOME TAX CONSEQUENCES OF THE MERGER

     The following is a summary of certain United States federal income tax consequences of the merger to stockholders of American Telecasting whose shares of American Telecasting common stock would be converted to the right to receive cash pursuant to the merger. The discussion is for general information only and does not purport to consider all aspects of United States federal income taxation that might be relevant to stockholders of American Telecasting. The discussion is based on current law which is subject to change possibly with retroactive effect. The discussion applies only to stockholders who hold shares of American Telecasting common stock as capital assets, and may not apply to shares of American Telecasting common stock received pursuant to the exercise of employee stock options or otherwise as compensation, or to certain types of stockholders (such as insurance companies, tax-exempt organizations, financial institutions and broker-dealers) who may be subject to special rules. This discussion does not discuss the tax consequences to any stockholder of American Telecasting who, for United States federal income tax purposes, is a non-resident alien individual, foreign corporation, foreign partnership or foreign estate or trust, and does not address any aspect of state, local or foreign tax laws.

     BECAUSE INDIVIDUAL CIRCUMSTANCES MAY DIFFER, EACH STOCKHOLDER SHOULD CONSULT SUCH STOCKHOLDER'S TAX ADVISOR REGARDING THE APPLICABILITY OF THE RULES DISCUSSED BELOW TO SUCH STOCKHOLDER AND THE PARTICULAR TAX EFFECTS TO SUCH STOCKHOLDER OF THE MERGER, INCLUDING THE APPLICATION OF STATE, LOCAL AND FOREIGN TAX LAWS.

     The receipt of cash for shares of American Telecasting common stock pursuant to the merger will be a taxable transaction for United States federal income tax purposes. In general, a stockholder who surrenders shares of American Telecasting common stock for cash pursuant to the merger will recognize capital gain or loss for United States federal income tax purposes equal to the difference, if any, between the amount of cash received and such stockholder's adjusted tax basis in the shares of American Telecasting common stock surrendered. Gain or loss will be determined separately for each block of shares (i.e., shares acquired at the same cost in a single transaction) surrendered for cash pursuant to the merger. Such gain or loss will be long-term capital gain or loss provided that a stockholder's holding period for such shares is more than 12 months at the time of the consummation of the merger.

FEES AND EXPENSES

     Whether or not the merger is completed and except as stated in this section, all fees and expenses incurred in connection with the merger will be paid by the party incurring the fees and expenses.

     Furthermore, American Telecasting has agreed to pay Sprint an $11 million termination fee if (i) any person (other than Sprint) has publicly disclosed an alternative proposal relating to an alternative acquisition proposal, (ii) following such disclosure, the stockholders of American Telecasting do not adopt the merger agreement with Sprint and (iii) not later than 12 months after any termination of the merger agreement as a result of such stockholder vote, American Telecasting enters into an agreement for such an alternative acquisition proposal.

                   INFORMATION CONCERNING THE SPECIAL MEETING

PROXY STATEMENT

     This proxy statement is being furnished to you in connection with the solicitation of proxies by American Telecasting's board of directors in connection with the proposed merger with Sprint.

     This proxy statement is first being furnished to stockholders of American Telecasting on or about May 27, 1999.

TIME, PLACE AND DATE

     The special meeting of stockholders of American Telecasting is scheduled to be held as follows:

                                 June 25, 1999
                             10:00 a.m., local time
                           American Telecasting, Inc.
                                 Marriott Hotel
                             5580 Tech Center Drive
                        Colorado Springs, Colorado 80919

PURPOSE OF THE SPECIAL MEETING

     The special meeting is being held so that stockholders of American Telecasting may consider and vote upon a proposal to adopt the merger agreement and to transact any other business that properly comes before the special meeting or any adjournment. Adoption of the merger agreement will also constitute approval of the merger with Sprint and the other transactions contemplated by the merger agreement.

     If the stockholders of American Telecasting adopt the merger agreement, DD Acquisition will merge with and into American Telecasting and American Telecasting will survive the merger. Holders of American Telecasting common stock will receive $6.50 in cash for each share of American Telecasting common stock that they own. This cash merger consideration will not be paid in exchange for shares of American Telecasting common stock which are held in the treasury of American Telecasting, owned by Sprint or DD Acquisition or held by dissenting stockholders.

STOCKHOLDER RECORD DATE FOR THE SPECIAL MEETING

     American Telecasting's board of directors has fixed the close of business on May 24, 1999, as the record date for determination of American Telecasting stockholders entitled to notice of and entitled to vote at the special meeting. On the record date, there were 25,847,256 shares of American Telecasting common stock outstanding, held by approximately 326 holders of record.

VOTE OF AMERICAN TELECASTING STOCKHOLDERS REQUIRED FOR ADOPTION OF THE MERGER AGREEMENT

     A majority of the voting power of the outstanding shares of American Telecasting common stock entitled to vote at the special meeting must be represented, either in person or by proxy, to constitute a quorum at the special meeting. Broker non-votes and shares as to which a stockholder abstains will be included in determining whether there is a quorum at the special meeting.

     In order for the merger to be consummated, the holders of a majority of the outstanding shares of American Telecasting common stock must approve the merger. Stockholders are entitled to one vote for each share of American Telecasting common stock owned on the record date on each proposal to be presented to stockholders at the special meeting. Approximately 26% of the outstanding shares of American Telecasting common stock will be voted in favor of the merger pursuant to voting agreements described on page 29.

PROXIES

     All shares of American Telecasting common stock represented by properly executed proxies received before or at the special meeting will, unless the proxies are revoked, be voted in accordance with the instructions indicated thereon. If no instructions are indicated on a properly executed proxy, the shares will be voted FOR adoption of the merger agreement. You are urged to mark the box on the proxy to indicate how to vote your shares.

     If a properly executed proxy is returned and the stockholder has abstained from voting on adoption of the merger agreement, the American Telecasting common stock represented by the proxy will be considered present at the special meeting for purposes of determining a quorum and for purposes of calculating the vote, but will not be considered to have been voted in favor of adoption of the merger agreement. Similarly, if an executed proxy is returned by a broker holding shares of American Telecasting common stock in street name which indicates that the broker does not have discretionary authority to vote on adoption of the merger agreement, the shares will be considered present at the meeting for purposes of determining the presence of a quorum and calculating the vote, but will not be considered to have been voted in favor of adoption of the merger agreement. Your broker will vote your shares only if you provide instructions on how to vote by following the information provided to you by your broker.

     Because adoption of the merger agreement and approval of the merger require the affirmative vote of the holders of a majority of the outstanding shares of American Telecasting common stock, as of the record date, abstentions, failures to vote and broker non-votes will have the same effect as a vote against adoption of the merger agreement and approval of the merger.

     American Telecasting does not expect that any matter other than adoption of the merger agreement will be brought before the special meeting. If, however, other matters are properly presented, the persons named as proxies will vote in accordance with their judgment with respect to those matters, unless authority to do so is withheld in the proxy.

     You may revoke your proxy at any time before it is voted by:

     - sending a written revocation notice to the Secretary of American Telecasting at 5575 Tech Center Drive, Suite 300, Colorado Springs, Colorado 80919;

     - granting a subsequent proxy; or

     - appearing in person and voting at the special meeting, however, attendance at the special meeting will not in and of itself constitute revocation of a proxy.

     American Telecasting will incur the expenses incurred in connection with the printing and mailing of this proxy statement. In addition to solicitation by use of the mails, proxies may be solicited from American Telecasting stockholders by directors, officers and employees of American Telecasting in person or by telephone, telegram or other means of communication. Such directors, officers and employers will not be additionally compensated, but may be reimbursed for reasonable out-of-pocket expenses in connection with such solicitation. American Telecasting has retained Georgeson & Company, Inc. at an approximate cost of $10,000 plus reimbursement of expenses, to assist in the solicitation of proxies. American Telecasting and Georgeson & Company, Inc. will also request banks, brokers and other intermediaries holding shares beneficially owned by others to send this proxy to and obtain proxies from the beneficial owners and will reimburse the holders for their reasonable expenses in so doing.

     YOU SHOULD NOT SEND IN ANY STOCK CERTIFICATES WITH YOUR PROXIES. A TRANSMITTAL FORM WITH INSTRUCTIONS FOR THE SURRENDER OF STOCK CERTIFICATES FOR AMERICAN TELECASTING COMMON STOCK WILL BE MAILED TO YOU AS SOON AS PRACTICABLE AFTER COMPLETION OF THE MERGER.

                              THE MERGER AGREEMENT

     The following describes certain aspects of the proposed merger, including material provisions of the merger agreement. The following description of the merger does not purport to be complete and is qualified in its entirety by reference to the merger agreement, a copy of which is attached as Annex A to this proxy statement and is incorporated herein by reference. We urge stockholders to read the merger agreement carefully.

GENERAL; MERGER CONSIDERATION

     The terms of the merger are set forth in the merger agreement. The merger agreement was approved by your board and signed by American Telecasting, Sprint and DD Acquisition as of April 26, 1999. Pursuant to the merger agreement, and on the terms and conditions set forth therein, at the effective time, DD Acquisition will be merged with and into American Telecasting. American Telecasting will be the surviving corporation in the merger and will become a wholly owned subsidiary of Sprint. As a result of the merger, each share of common stock issued and outstanding immediately prior to the effective time (other than common stock already owned by Sprint or DD Acquisition, common stock owned as treasury stock by American Telecasting and shares of common stock as to which dissenters' rights of appraisal have been perfected) shall be converted into, and become exchangeable for, $6.50 in cash (the "merger consideration").

DISSENTING SHARES

     In the merger, stockholders of American Telecasting have appraisal rights under Section 262 of the Delaware General Corporation Law. If you exercise your appraisal rights and comply with the requirements of Section 262, the shares of common stock you own will not be converted into the right to receive the merger consideration at the effective time. Instead, you will receive the appraised value of your shares of common stock, which may be more or less than $6.50 per share. If after the effective time, you fail to comply with the requirements of
Section 262, your shares will be converted into the right to receive the merger consideration and remain outstanding following the merger. At the effective time, you will not have any rights (including voting rights and rights to dividends or distributions) with respect to your shares other than rights provided by Section 262. For a summary of the requirements that a stockholder must follow in order to exercise his or her appraisal rights, see "Dissenters' Rights of Appraisal."

TREATMENT OF STOCK OPTIONS

     American Telecasting agreed to offer holders of American Telecasting stock options, whether or not the stock option is exercisable, the right to cancel his or her stock option in exchange for an amount in cash equal to $6.50 less the exercise price of the stock option.

CLOSING; EFFECTIVE TIME

     The closing of the merger will take place no later than the third business day following the satisfaction or waiver of the conditions to the merger set forth in the merger agreement. Concurrently with the closing, American Telecasting and Sprint will cause a certificate of merger to be executed, acknowledged and filed with the Secretary of State of the State of Delaware. The merger will become effective at the time the certificate of merger is duly filed with the Secretary of State of the State of Delaware or at such later time agreed by the parties and established under the certificate of merger. See
"-- Conditions of the Proposed Merger" and "The Merger -- Required Regulatory Filings and Approvals."

CANCELLATION OF SHARES

     At the effective time, all shares of common stock of American Telecasting will no longer be outstanding and will be canceled and retired and will cease to exist, and each certificate formerly representing any of such shares (other than shares as to which dissenters' rights of appraisal have been perfected) will thereafter represent only the right to receive the merger consideration.

EXCHANGE OF CERTIFICATES

     Prior to the effective time, Sprint agreed to designate a bank or trust company to act as agent for the benefit of the holders of shares of American Telecasting common stock to receive the funds necessary to make payments to such holders upon surrender of the certificates. Upon surrender of a certificate to such agent together with a signed letter of transmittal, duly executed, each stockholder will be entitled to receive in exchange therefor the merger consideration that such stockholder has the right to receive pursuant to the provisions of the merger agreement, and the certificate will then be canceled. No interest will be paid or accrued on any amount payable upon due surrender of the certificates.

TRANSFERS

     After the effective time, the stock transfer books of American Telecasting will be closed and thereafter there shall be no further registration of transfers of shares of common stock on the records of American Telecasting.

LOST, STOLEN OR DESTROYED CERTIFICATES

     In the event any certificate is lost, stolen or destroyed, upon the making of an affidavit of that fact by the stockholder claiming such certificate to be lost, stolen or destroyed and, if required by the surviving corporation or Sprint, the posting by such stockholder of a bond, in such reasonable amount as the surviving corporation or Sprint may direct, as indemnity against any claim that may be made against it with respect to such certificate, the agent designated by Sprint, as described above under "Exchange of Certificates," will issue in exchange for such lost, stolen or destroyed certificate the applicable merger consideration such stockholder is entitled to receive pursuant to the merger agreement.

REPRESENTATIONS AND WARRANTIES

     Mutual Representations and Warranties. The merger agreement contains various representations and warranties of the parties relating to and including, among other things: (a) capitalization and organization and similar corporate matters; (b) authorization, execution, delivery, performance and enforceability of the merger agreement and related matters; (c) conflicts under governing documents, required consents or approvals, and violations of any agreements or law; (d) information supplied in this proxy statement; and (e) brokers.

     Additional Representations and Warranties of American Telecasting. American Telecasting has made additional representations relating to: (a) the filing and validity of FCC licenses and other licenses and permits; (b) filings with the Securities and Exchange Commission; (c) certain changes or events; (d) the filing of tax returns and other tax matters; (e) valid title to assets; (f) change of control agreements; (g) litigation; (h) contracts and commitments; (i) retirement and other employee plans and matters relating to the Employee Retirement Income Security Act of 1974, as amended; (j) contracts with labor unions or organizations; (k) compliance with environmental regulations; (l) ownership of intellectual property; (m) year 2000 compliance; (n) insurance policies; (o) notes and accounts receivable; (p) transactions with affiliates;
(q) other merger discussions; (r) disclosures in its disclosure letter to Sprint; and (s) the exercise of outstanding warrants.

     Additional Representations and Warranties of Sprint and DD
Acquisition. Each of Sprint and DD Acquisition has made additional representations relating to: (a) no prior activities of DD Acquisition; (b) the sufficiency of funds available to acquire all the shares of American Telecasting common stock; and (c) the fact that, except for the transactions contemplated by the merger agreement, neither Sprint nor DD Acquisition beneficially owns any shares of American Telecasting common stock.

CONDUCT OF BUSINESS PRIOR TO THE MERGER

     American Telecasting has covenanted and agreed as to itself and, where indicated, each of its subsidiaries that, except as specified in its disclosure letter to Sprint or as contemplated by the merger agreement, after the date of the merger agreement and prior to the effective time (unless Sprint shall otherwise approve in writing):

     - it and its subsidiaries will conduct their businesses in the ordinary course of business and in a manner consistent with prior practice;

     - it and its subsidiaries will use all commercially reasonable efforts to maintain and protect the FCC licenses and channel leases, to preserve their business organizations substantially intact, to keep available the services of their current officers and employees and to maintain their existing relations with suppliers and other persons with which American Telecasting or its subsidiaries has significant business relations;

     - it and its subsidiaries will use all commercially reasonable efforts on a basis consistent with past practice to continue to provide wireless cable television service to the American Telecasting subscriber base;

     - it will comply in all material respects with all applicable laws and regulations wherever its business is conducted, including the timely filing of all reports with the FCC and Securities and Exchange Commission;

     - it will not amend or modify the American Telecasting certificate of incorporation or bylaws;

     - it will not split, combine or reclassify its outstanding shares of capital stock;

     - it will not authorize, declare, set aside or pay any dividend payable in cash, stock or property in respect of any capital stock other than dividends from subsidiaries;

     - it will not repurchase or otherwise acquire or permit any of its subsidiaries to purchase or otherwise acquire any shares of its capital stock;

     - neither it nor its subsidiaries will issue, deliver or sell, or authorize or propose the issuance, delivery or sale of, any shares of its capital stock or any securities convertible into any such shares of its capital stock, or any rights, warrants or options to acquire any such shares or convertible securities or any stock appreciation rights, phantom stock plans or stock equivalents, other than the issuance of shares of common stock upon (i) the exercise of options outstanding as of the date of the merger agreement, and (ii) the exercise of warrants outstanding as of the date of the merger agreement;

     - neither it nor its subsidiaries will incur any indebtedness for borrowed money or guaranty any such indebtedness of another person, other than (i) borrowings under existing lines of credit (or under any refinancing of such existing lines) or (ii) indebtedness owing to, or guaranties of indebtedness owing to, American Telecasting;

     - neither it nor its subsidiaries will make any loans or advances to any other person other than loans or advances between any subsidiaries or between American Telecasting and its subsidiaries (other than loans or advances less than $50,000 made in the ordinary course of business consistent with past practice);

     - neither it nor its subsidiaries will merge or consolidate with any other entity in any transaction, or sell any business or assets in a single transaction or series of transactions in which the aggregate consideration is $100,000 or greater;

     - neither it nor its subsidiaries will change its accounting policies except as required by generally accepted account principles;

     - neither it nor its subsidiaries will make any change in employment terms for any of its directors or officers;

     - neither it nor its subsidiaries will alter, amend or create any obligations with respect to compensation, severance, benefits, change of control payments or any other payments to employees, directors or affiliates of American Telecasting or its subsidiaries, other than with respect to alterations or amendments made with respect to non-officers and non-directors in the ordinary course of business consistent with past practice or as expressly contemplated by the merger agreement or consented to in writing by Sprint;

     - neither it nor any of its subsidiaries will make any changes to its benefit plans;

     - neither it nor any of its subsidiaries will enter into any leasing or licensing agreements, take-or-pay arrangements or other affiliations, alignments or agreements with respect to its FCC licenses, provided, American Telecasting may renegotiate any channel leases in the ordinary course of business;

     - neither it nor any of its subsidiaries will willfully take any action that would cause any of its representations and warranties in the merger agreement to become untrue and incorrect in all material respects; and

     - neither it nor any of its subsidiaries will commit or agree to take any of the foregoing actions.

     In addition, American Telecasting and each of its subsidiaries agreed not to take any action that would, or could reasonably be expected to, result in the conditions to the obligations of American Telecasting, Sprint or DD Acquisition to consummate the merger not being satisfied.

AGREEMENT NOT TO SOLICIT OTHER OFFERS

     Under the merger agreement, American Telecasting agreed not to, nor authorize or permit any of its subsidiaries or any of its officers, directors, employees, auditors, attorneys, financial advisors, lenders and other agents to, directly or indirectly, (a) solicit, initiate or encourage the submission of any bona fide proposal with respect to a merger, consolidation, share exchange, tender offer or similar transaction involving American Telecasting, or any purchase or other acquisition of all or any significant portion of the assets of American Telecasting or any equity interest in American Telecasting (an "Acquisition Proposal") or (b) participate in or encourage any discussion or negotiations regarding, or furnish to any person any non-public information with respect to, or take any other action to facilitate any inquiries or the making of, any proposal that constitutes, or may reasonably be expected to lead to, any Acquisition Proposal. However, the merger agreement provides that the American Telecasting board is entitled to furnish information to, or enter into discussions or negotiations with, any person or entity that makes an unsolicited Acquisition Proposal prior to May 16, 1999, and to the extent that (a) the American Telecasting board, based upon the advice of outside legal counsel, determines in good faith that such action is required for the board of directors to comply with its fiduciary obligations to the holders of common stock under applicable Delaware law, (b) prior to taking such action, American Telecasting receives from such person or entity an executed agreement in reasonably customary form relating to the confidentiality of information to be provided to such person or entity and (c) the American Telecasting board concludes in good faith, based upon written advice from its independent financial advisor, that the Acquisition Proposal is more favorable to the stockholders of American Telecasting than the proposed merger with Sprint. American Telecasting agreed to provide immediate oral and written notice to Sprint of (a) the receipt of any such Acquisition Proposal or any inquiry which could reasonably be expected to lead to any Acquisition Proposal, (b) the material terms and conditions of such Acquisition Proposal or inquiry, (c) the identity of such person or entity making any such Acquisition Proposal or inquiry and (d) American Telecasting's intention to furnish information to, or enter into discussions or negotiations with, such person or entity. American Telecasting agreed to continue to keep Sprint informed of the status and details of any such Acquisition Proposal or inquiry. American Telecasting had the right to enter into such alternative Acquisition Proposal providing for a proposal deemed superior by American Telecasting's board after Sprint was provided with three business days' opportunity to counter such proposal.

CERTAIN OTHER COVENANTS AND AGREEMENTS

     Access to Information; Confidentiality. The merger agreement provides that from April 26, 1999 to the effective time, American Telecasting will, and will cause the representatives of American Telecasting to, afford the representatives of Sprint and DD Acquisition reasonable access at all reasonable times to the officers, employees, agents, properties, offices and other facilities, books and records of American Telecasting and its subsidiaries, and shall furnish Sprint and DD Acquisition with all financial, operating and other data and information as Sprint and DD Acquisition, through their representatives, may reasonably request. Sprint will remain subject to the terms of a confidentiality agreement with American Telecasting dated June 4, 1998. No investigation pursuant to this provision shall affect any representation or warranty in the merger agreement of any party or any condition to the obligations of the parties.

     Notification of Certain Matters. The merger agreement provides that American Telecasting give prompt notice to Sprint, and Sprint give prompt notice to American Telecasting, of (i) the occurrence, or nonoccurrence, of any event which would be likely to cause any representation or warranty contained in the merger agreement to be untrue or inaccurate in any material respect and (ii) any failure by such party (or DD Acquisition, in the case of Sprint) to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it.

     Further Assurances. Upon the terms and subject to the conditions of the merger agreement, each of the parties to the merger agreement agreed to use all commercially reasonable efforts to take, or cause to be taken, all appropriate action, and to do, or cause to be done, all things necessary, proper or advisable under law to consummate and make effective the merger and the other transactions contemplated by the merger agreement, including, without limitation, using all commercially reasonable efforts to obtain all licenses, permits, consents, approvals, authorizations, qualifications and orders of each governmental entity and parties to contracts with American Telecasting and its subsidiaries as are necessary for the consummation of the merger and the other transactions contemplated by the merger agreement and to fulfill the conditions set forth in the merger agreement. If at any time after the effective time any further action is necessary or desirable to carry out the purposes of the merger agreement, the proper officers of each party to the merger agreement and the surviving corporation agreed to use all commercially reasonable efforts to take all such action.

     In connection with, and without limiting the foregoing, American Telecasting agreed to:

          - take all actions necessary to ensure that no state antitakeover statute or similar statute or regulation is or becomes operative with respect to the merger agreement, the merger or any other transactions contemplated by the merger agreement and

          - if any state antitakeover statute or similar statute or regulation is or becomes operative with respect to the merger agreement, the merger or any other transaction contemplated by the merger agreement, take all actions necessary to ensure that the merger agreement, the merger and any other transactions contemplated by the merger agreement may be consummated as promptly as practicable on the terms contemplated by the merger agreement and otherwise to minimize the effect of such statute or regulation on the merger and the other transactions contemplated by the merger agreement.

     The parties to the merger agreement have agreed to use their best efforts to secure promptly all necessary approvals from the FCC that are required to consummate the merger agreement. The parties agreed to use their best efforts to prosecute such applications with diligence and to diligently oppose any objections to such applications to the end that each application, as soon as practicable, is granted by the FCC and such grants shall no longer be subject to any further administrative or judicial review.

     Board Recommendations. In connection with the merger and special stockholders' meeting called to adopt and approve the merger, the American Telecasting board agreed to recommend to the holders of the common stock of American Telecasting to vote in favor of the merger and to use all commercially reasonable efforts to obtain the necessary approvals by such holders of the merger agreement, subject to the provisions referred to in the following paragraph.

     The merger agreement provides that neither the American Telecasting board nor any committee thereof may (i) withdraw, qualify or modify, or propose publicly to withdraw, qualify or modify, in a manner adverse to Sprint, the approval or recommendation of such board of directors of the merger or the merger agreement, (ii) approve or recommend, or propose publicly to approve or recommend, any transaction involving an Acquisition Proposal from a third party or (iii) cause American Telecasting to enter into any letter of intent, agreement in principle, acquisition agreement or other similar agreement related to any alternative transaction. Nevertheless, if prior to May 16, 1999 the American Telecasting board determined in good faith that it had received an Acquisition Proposal more favorable to the stockholders of American Telecasting than the proposed merger with Sprint as described above under "Agreement Not to Solicit Other Offers" and after receipt of advice from outside counsel that it is required to do so by its fiduciary duties to holders of the common stock of American Telecasting under applicable law, the American Telecasting board could have (subject to this and the following sentences) informed holders of common stock of American Telecasting that it no longer believed that the proposed merger with Sprint was advisable and no longer recommended approval of the merger with Sprint and entered into an agreement with respect to such Acquisition Proposal, but only at a time that was after the third business day following Sprint's receipt of written notice from the American Telecasting board that it had received such Acquisition Proposal. During such three business day period, American Telecasting agreed to provide Sprint an opportunity to propose such adjustments to the terms and conditions of the merger agreement as would enable American Telecasting to proceed with its recommendation to its stockholders, provided that any such proposed adjustment will be at the sole discretion of the American Telecasting board, exercised in good faith; provided further, however, that any such proposed adjustment, the sole effect of which is to (i) increase the amount of the merger consideration, (ii) waive one or more conditions to the obligations of Sprint or DD Acquisition to effect the merger or (iii) modify the terms and conditions of the merger agreement to reflect identical terms and conditions contained in such Acquisition Proposal, will be automatically accepted, and the merger agreement will be amended accordingly.

     Unless the merger agreement has been earlier terminated, American Telecasting has agreed that a stockholder meeting shall nevertheless be convened and votes with respect to the proposed merger with Sprint taken.

     Stockholder Litigation. American Telecasting agreed to give Sprint the opportunity to participate in the defense or settlement of any stockholder litigation against American Telecasting and its directors relating to the transactions contemplated by the merger agreement or the merger; provided, however, that no such settlement shall be agreed to without Sprint's consent which consent will not be unreasonably withheld.

     Stockholders' Meeting. American Telecasting agreed to cause a special meeting of its stockholders to be duly called and held as soon as practicable for the purpose of voting on the approval and adoption of the merger agreement and the proposed merger with Sprint. American Telecasting will take all action necessary in accordance with Delaware law and American Telecasting's certificate of incorporation and bylaws to duly call, give notice of, and convene such special meeting. American Telecasting will use all commercially reasonable efforts to solicit from holders of shares of common stock of American Telecasting entitled to vote at such special meeting proxies in favor of such approval and shall take all other action necessary or, in the reasonable opinion of Sprint, helpful to secure the vote or consent of such holders required to effect the proposed merger with Sprint.

     Indemnification of Directors and Officers; Directors and Officers' Insurance. All rights to indemnification by American Telecasting now existing in favor or each present and former director, officer, employee and agent of American Telecasting or its subsidiaries as provided in American Telecasting's certificate of incorporation or bylaws, in each case as in effect on the date of the merger agreement, or pursuant to any other agreements in effect on the date of the merger agreement, copies of which have been provided or made available to Sprint, will survive the proposed merger with Sprint, and Sprint agreed to (i) cause the surviving corporation to continue in full force and effect for a period of at least six years from the effective time all rights to indemnification and (ii) perform, or cause the surviving corporation to perform, in a timely manner, the surviving corporation's obligation with respect thereto.

     Sprint will cause the surviving corporation to, and the surviving corporation will, maintain in effect for six years from the effective time, if available, the current directors' and officers' liability insurance covered by such policies (provided that the surviving corporation may substitute therefor policies of at least the same coverage containing terms and conditions which are not materially less favorable) with respect to matters occurring prior to the effective time. However, in no event will the surviving corporation be required to expend more than an amount per year equal to 150% of current annual premiums paid by American Telecasting for such insurance.

     If the surviving corporation or any of its successors or assigns (i) consolidates with or merges into any other persons and is not the continuing or surviving corporation or entity of such consolidation or merger or (ii) transfers all or substantially all of its properties and assets to any persons, then, and in each such case, proper provision will be made so that the successors and assigns of the surviving corporation will assume the obligations described above.

     FCC Applications. American Telecasting and Sprint have agreed to coordinate efforts and cooperate with each other, to the extent permitted by the FCC rules, in the preparation and filing of applications with the FCC. Upon the request of Sprint, American Telecasting will use all commercially reasonable efforts to prepare and file and/or to cause the lessor of a channel lease to prepare and file, at Sprint's expense, an application to be filed with the FCC, as soon as practicable, and to the extent applicable, in no event after (i) the end of the initial one-week filing window in which the FCC will accept applications for the provision of two-way services or (ii) the end of a filing window for major modification applications established pursuant to Section 74.911(c) of the FCC rules.

     Director Resignations. American Telecasting agreed to cause to be delivered to Sprint resignations of all the directors of American Telecasting's subsidiaries to be effective upon the consummation of the proposed merger with Sprint. American Telecasting will cause such directors, prior to resignation, to appoint new directors nominated by Sprint to fill such vacancies.

     Rights Plan. The American Telecasting board agreed to adopt pursuant to the merger agreement, and has subsequently adopted, a rights plan between American Telecasting and a rights agent selected by it and to approve the appropriate resolutions so that (i) neither Sprint nor DD Acquisition will become an "acquiring person" under such rights plan as a result of the transactions contemplated by the merger or the voting agreements, (ii) no "stock acquisition date" or "distribution date," each as determined pursuant to such rights plan, will occur as a result of the merger or the voting agreements and (iii) all outstanding rights to purchase Series A Junior Participating Preferred Stock issued and outstanding under the rights plan will expire at the effective time of the merger. For a description of American Telecasting's rights plan, see American Telecasting's Form 8-A, filed with the Securities and Exchange Commission on May 3, 1999.

     Year 2000 Plan. American Telecasting agreed to (i) use all commercially reasonable efforts to ensure that its year 2000 plan shall be completed in a timely manner, (ii) allow Sprint to monitor American Telecasting's year 2000 compliance issues and year 2000 plan, (iii) provide prompt notice to Sprint if American Telecasting does not achieve, or reasonably expects it shall not achieve milestones and objectives identified in its year 2000 plan and (iv) cooperate in good faith with Sprint's efforts to ensure that American Telecasting is year 2000 compliant.

     Employee Benefits. Sprint and DD Acquisition agreed that, effective as of the effective time of the merger and for a three-year period following the effective time of the merger, the surviving corporation and its subsidiaries and successors will provide to the employees of American Telecasting or any of its subsidiaries immediately prior to the effective time of the merger with employee benefit plans and programs which provide benefits that are no less favorable in the aggregate to those provided to such employees immediately prior to the date of the merger agreement. With respect to such benefits, service accrued by such employees during employment with American Telecasting and its subsidiaries prior to the effective time of the merger will be recognized for all employment and benefit related purposes as service rendered to the surviving corporation and its subsidiaries and successors, except for benefit accruals under the defined benefit pension plan sponsored by Sprint and to the extent necessary to prevent duplication of benefits.

     Sprint and DD Acquisition agreed to honor and to cause the surviving corporation to honor all contracts, agreements, arrangements, policies, plans and commitments of American Telecasting and its subsidiaries in effect as of the date of the merger agreement that are applicable with respect to any employee, officer or director or former employee, officer or director of American Telecasting or any of its subsidiaries; provided, however, that the foregoing will not preclude Sprint or DD Acquisition from amending or terminating any of such plans in accordance with their terms. With respect to any welfare plan in which the employees are eligible to participate after the effective time of the merger, Sprint and DD Acquisition will cause the surviving corporation to (i) waive all limitations as to preexisting conditions exclusions (to the extent such exclusions are not currently applicable to employees) and waiting periods with respect to participation and coverage requirements (to the extent any such waiting periods are not currently in effect with respect to employees) applicable to the employees and (ii) provide each employee with credit for any co-payments and deductibles paid prior to the effective time of the merger in satisfying any applicable deductible or out-of-pocket requirements.

     Matters Relating to Bond Appreciation Rights. At any time, and from time to time, prior to the effective time of the merger, upon the written request of American Telecasting, Sprint will loan funds to American Telecasting in an aggregate amount not to exceed $3.5 million for the purpose of funding amounts required to be paid by American Telecasting to the holders of American Telecasting's bond appreciation rights upon the exercise thereof. Interest will accrue on such loans at a rate of ten percent (10%) per annum, and the aggregate principal amount of such loans, together with accrued interest thereon, will be due and payable on the first anniversary of any termination of the merger agreement; provided, that, if (i) American Telecasting enters into an acquisition agreement related to an alternative transaction and (ii) the merger agreement is terminated by Sprint because American Telecasting's board withdrew, modified or changed in a manner adverse to Sprint or DD Acquisition its approval or recommendation of the merger agreement or the proposed merger with Sprint or recommended such alternative transaction or executed an agreement relating to such alternative transaction with a person or entity other than Sprint, DD Acquisition or their affiliates, then the entire principal amount of such loans, together with accrued interest thereon, will be due and payable upon demand as of the date of such termination.

     Matters Relating to Notes. If on September 30, 1999, the termination date of the merger agreement, the only condition to the closing of the proposed merger with Sprint remaining unfulfilled is the receipt of any required approval by the FCC, then Sprint will have the option to extend the termination date to December 31, 1999 by delivering to American Telecasting on or prior to September 30, 1999 a notice by which Sprint agrees to loan to American Telecasting up to $13 million, in cash, for the purpose, among other things, of paying interest due in December 1999 for American Telecasting's senior discount notes due 2004. See "Merger -- Termination." Interest will accrue on such loan at a rate of ten percent (10%) per annum, and the aggregate principal amount of such loan, together with accrued interest thereon, will be due and payable on the first anniversary of any termination of the merger agreement; provided, that, if (i) the merger agreement is terminated in accordance with the terms of the merger agreement (other than as a result of a breach by Sprint or DD Acquisition) and
(ii) American Telecasting enters into an acquisition agreement related to an alternative transaction that would, if consummated in accordance with its terms, provide to American Telecasting or the stockholders of American Telecasting a per share cash consideration equal to or greater than ninety percent (90%) of the merger consideration, then the entire principal amount of such loans, together with accrued interest thereon, will be due and payable upon demand as of the date of such termination.

CONDITIONS OF THE PROPOSED MERGER

     Mutual Conditions. The obligation of each of Sprint, DD Acquisition and American Telecasting to effect the merger is conditioned on the following:

     - the approval of the merger by the requisite vote of the stockholders of American Telecasting;

     - the expiration or termination of the waiting period applicable to the consummation of the merger under the Hart-Scott-Rodino Act, any necessary approval by the FCC, and all other actions by or in respect of or filings with any governmental entity required to permit the consummation of the merger shall have been made or obtained (as the case may be);

     - no temporary restraining order, preliminary or permanent injunction or other order issued by any court of competent jurisdiction or other legal restraint or prohibition (including any statute, rule, regulation, injunction, order or decree proposed, enacted, enforced, promulgated, issued or deemed applicable to, or any consent or approval withheld with respect to the merger, by any governmental entity) preventing the consummation of the merger shall be in effect; provided, however, that the parties invoking this condition shall use all commercially reasonable efforts to have any such order or injunction vacated;

     - the other party's representations and warranties, subject to certain materiality exceptions, being true and correct as of the date of the merger agreement; and

     - the performance in all material respects by the other party of its obligations under the merger agreement;

TERMINATION

     The merger agreement may be terminated:

          (i) at any time prior to the effective time of the proposed merger with Sprint, whether before or after approval of the merger agreement by the stockholders of American Telecasting, by mutual written consent of American Telecasting and Sprint;

          (ii) by Sprint or American Telecasting, if any court of competent jurisdiction or other governmental entity has issued an order, decree, ruling or taken any other action permanently restraining, enjoining or otherwise prohibiting the proposed merger with Sprint and such order, decree, ruling or other action shall have become final and nonappealable; provided, however, that the party terminating the merger agreement will use all commercially reasonable efforts to have such order, decree, ruling or action vacated;

          (iii) by Sprint or American Telecasting, if the proposed merger with Sprint is not consummated on or before September 30, 1999 (or October 31, 1999 if the only condition to the closing remaining unfulfilled on September 30, 1999 is any required approval by the FCC); provided, however, that if Sprint delivers to American Telecasting the notice regarding the loan for interest payments to be made by American Telecasting as described above under "-- Certain Other Covenants and Agreements -- Matters Relating to Notes", such date shall be extended to December 31, 1999; provided, further, that the terminating party has not failed to fulfill any obligation under the merger agreement or has been the primary cause of, or resulted in, the failure to consummate the merger on or before such date;

          (iv) by American Telecasting or Sprint, if the merger agreement and the proposed merger with Sprint fail to be approved and adopted by American Telecasting stockholders at the special meeting;

          (v) by Sprint, if the American Telecasting board of directors withdraws, modifies or changes in a manner adverse to Sprint or DD Acquisition its approval or recommendation of the merger agreement or the proposed merger with Sprint or recommends an alternative Acquisition Proposal or executes an agreement relating to an alternative Acquisition Proposal or similar business combination with a person or entity other than Sprint, DD Acquisition or their affiliates;

          (vi) by Sprint, if American Telecasting breaches any representation, warranty, covenant or agreement contained in the merger agreement which causes the representations and warranties of American Telecasting not to be true and correct in all material respects or prevents American Telecasting from performing in all material respects its obligations pursuant to the merger agreement and, within 30 days after written notice of such breach to American Telecasting from Sprint, such breach is not cured in all material respects or waived by Sprint or DD Acquisition;

          (vii) by American Telecasting, if Sprint or DD Acquisition breaches in any material respect any of their respective representations, warranties covenants or other agreements contained in the merger agreement and, within 30 days after written notice of such breach to Sprint from American Telecasting, such breach is not cured in all material respects or waived by American Telecasting; or

          (viii) by American Telecasting, if, in compliance with the provisions set forth in the merger agreement and described above under the caption "Certain Other Covenants and Agreements -- Board Recommendations," American Telecasting enters into a definitive agreement related to an alternative proposal that would, if consummated in accordance with its terms, provide to American Telecasting or the stockholders of American Telecasting a per share consideration equal to or greater than $1.00 per share in excess of the merger consideration; provided that American Telecasting makes a simultaneous payment to Sprint of a termination fee of $11 million.

TERMINATION FEE

     In the event of the termination of the merger agreement, the merger agreement has no further effect except pursuant to the provisions described in the following paragraph. There is no liability on the part of any party on such termination except for liability for any willful breach and except as otherwise provided in the merger agreement.

     If Sprint exercises its right to terminate the merger agreement pursuant to clause (v) under "-- Termination," American Telecasting will pay to Sprint the $11 million termination fee, in same-day funds, as liquidated damages and not as a penalty to reimburse Sprint for its time, expense and lost opportunity costs of pursuing the merger, upon consummation of the transaction relating to such Acquisition Proposal. In addition, if (i) any person (other than Sprint) shall have publicly disclosed an alternative Acquisition Proposal, (ii) following such disclosure, the adoption and approval by American Telecasting stockholders of the merger agreement and proposed merger with Sprint is not obtained and (iii) within one year after termination of the merger agreement, American Telecasting enters into an agreement relating to, or consummates, an Acquisition Proposal with a person other than Sprint or DD Acquisition, then immediately prior to, and as a condition of, consummation of such transaction, American Telecasting must pay to Sprint upon demand the $11 million termination fee.

AMENDMENT AND WAIVER

     Subject to the provisions of applicable law, any provision of the merger agreement may be amended or modified at any time prior to the effective time of the merger by means of a written agreement executed and delivered by duly authorized officers of the respective parties. The conditions to each of the parties' obligations to consummate the merger are for the sole benefit of such party and may be waived by such party in whole or in part to the extent permitted by applicable law.

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

                             THE VOTING AGREEMENTS

     The voting agreements were entered into simultaneously with the merger agreement. Set forth below is a brief summary of material provisions of the voting agreements, which are attached as Annex B to this proxy statement. We urge stockholders to read Annex B in its entirety.

AGREEMENT TO VOTE

     Pursuant to the voting agreements, Robert D. Hostetler, Donald R. DePriest, CFW Communications Foundation, CFW Communications Company and MCT Investors, L.P., each a stockholder of American Telecasting, have appointed Sprint as proxy to vote their shares of common stock as follows:

     - in favor of adoption and approval of the merger agreement, all other transactions contemplated thereby and any actions required in furtherance thereof; and

     - against the following actions (other than the merger with Sprint and the transactions contemplated by or required to implement the merger agreement with Sprint and the voting agreements) involving American Telecasting or any of its subsidiaries: (i) any extraordinary corporate transaction, such as a merger, consolidation, business combination, tender or exchange offer, reorganization, recapitalization, liquidation or other change of control; or (ii) any sale or transfer of a material amount of the assets or securities of American Telecasting or its subsidiaries.

RESTRICTIONS ON TRANSFER

     Also pursuant to the voting agreements, each of the stockholders who executed a voting agreement has agreed, except with respect to existing pledge agreements or as otherwise consented to in writing by Sprint in its sole discretion, not to:

     - either directly or indirectly, offer or otherwise sell, assign, pledge, hypothecate, transfer, exchange, tender, dispose or grant an option to dispose of any of his or its shares of American Telecasting common stock or any interest therein, or agree to do any of the foregoing; or

     - take any action which would have the effect of preventing or disabling such stockholder from performing such stockholder's obligations under the voting agreements.

TERMINATION OF VOTING AGREEMENTS

     The voting agreements terminate upon the earliest of:

     - the termination of the merger agreement in accordance with its terms;

     - the date on which the merger becomes effective; and

     - the recommendation by the board of directors of American Telecasting of an alternative proposal prior to May 16, 1999 that would, if consummated in accordance with its terms, provide to American Telecasting or the stockholders of American Telecasting a per share consideration equal to or greater than $1.00 per share in excess of the merger consideration.

REPRESENTATIONS AND WARRANTIES

     Pursuant to the voting agreements, each of the stockholders who has executed a voting agreement represented and warranted the following to Sprint:

     - that the voting agreement is binding and enforceable, in accordance with its terms, upon such stockholder;

     - that the voting agreement or the transactions contemplated thereby do not result in a breach of or default under any agreements to which such stockholder is a party that would prevent or materially delay the performance by such stockholder of his or its obligation under the voting agreement;

     - that such stockholder is the record owner of his or its shares of American Telecasting common stock and has the right to vote or direct the voting of such shares; and

     - that such stockholder has not appointed or granted any proxies, which appointment or grant is still effective, with respect to his or its shares of American Telecasting common stock (except for the proxies contemplated by the voting agreements).
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

                        DISSENTERS' RIGHTS OF APPRAISAL

     Under Section 262 of the Delaware General Corporation Law, any holder of American Telecasting common stock who does not wish to accept the merger consideration may dissent from the merger and elect to have the fair value of the stockholder's shares of American Telecasting common stock (exclusive of any element of value arising from the accomplishment or expectation of the merger) judicially determined and paid to the stockholder in cash, together with a fair rate of interest, if any, provided that the stockholder complies with the provisions of Section 262 of the Delaware General Corporation Law. The following discussion is not a complete statement of the law pertaining to appraisal rights under Delaware law, and is qualified in its entirety by the full text of Section 262, which is provided in its entirety as Annex D to this proxy statement. All references in Section 262 and in this summary to a "stockholder" are to the record holder of the shares of common stock as to which appraisal rights are asserted. A person having a beneficial interest in shares of common stock held of record in the name of another person, such as a broker or nominee, must act promptly to cause the record holder to follow properly the steps summarized below and in a timely manner to perfect appraisal rights.

     Under Section 262, where a proposed merger is to be submitted for approval at a meeting of stockholders, as in the case of the special meeting, the corporation, not less than 20 days prior to the meeting, must notify each of its stockholders entitled to appraisal rights that the appraisal rights are available and include in the notice a copy of Section 262. This proxy statement shall constitute the notice to the holders of common stock and the applicable Delaware law provisions are attached to this proxy statement as Annex D. Any stockholder who wishes to exercise appraisal rights or who wishes to preserve the right to do so should review carefully the following discussion and Annex D to this proxy statement because failure to comply with the procedures specified in Section 262 timely and properly will result in the loss of appraisal rights. Moreover, because of the complexity of the procedures for exercising the right to seek appraisal of the common stock, American Telecasting believes that stockholders who consider exercising these rights should seek the advice of counsel.

     Any holder of common stock wishing to exercise the right to dissent from the merger and demand appraisal under Section 262 must satisfy each of the following conditions:

     - The stockholder must deliver to American Telecasting a written demand for appraisal of the stockholder's shares before the vote on the merger agreement at the special meeting, which demand will be sufficient if it reasonably informs American Telecasting of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of the holder's shares;

     - The stockholder must not vote its shares of common stock in favor of the merger agreement. Because a proxy which does not contain voting instructions will, unless revoked, be voted in favor of the merger agreement, a stockholder who votes by proxy and who wishes to exercise appraisal rights must vote against the merger agreement or abstain from voting on the merger agreement; and

     - The stockholder must continuously hold the shares from the date of making the demand through the effective time. Accordingly, a stockholder who is the record holder of shares of common stock on the date the written demand for appraisal is made but who thereafter transfers the shares prior to the effective time will lose any right to appraisal in respect of that stockholder's shares.

     Neither voting (in person or by proxy) against, abstaining from voting on or failing to vote on the proposal to approve and adopt the merger agreement will constitute a written demand for appraisal within the meaning of Section
262. The written demand for appraisal must be in addition to and separate from any such proxy or vote.

     Only a holder of record of shares of common stock issued and outstanding immediately prior to the effective time is entitled to assert appraisal rights for the shares of common stock registered in that holder's name. A demand for appraisal should be executed by or on behalf of the stockholder of record, fully and correctly, as that stockholder's name appears on the stock certificates, should specify the stockholder's name and mailing address, the number of shares of common stock owned and that the stockholder intends thereby to demand appraisal of the stockholder's common stock. If the shares are owned of record in a fiduciary capacity, such as by a trustee, guardian or custodian, execution of the demand should be made in that capacity, and if the shares are owned of record by more than one person as in a joint tenancy or tenancy in common, the demand should be executed by or on behalf of all owners. An authorized agent, including one or more joint owners, may execute a demand for appraisal on behalf of a stockholder; however, the agent must identify the record owner or owners and expressly disclose the fact that, in executing the demand, the agent is acting as agent for the owner or owners. A record holder such as a broker who holds shares as nominee for several beneficial owners may exercise appraisal rights with respect to the shares held for one or more beneficial owners while not exercising these rights with respect to the shares held for other beneficial owners; in that case, the written demand should set forth the number of shares as to which appraisal is sought, and where no number of shares is expressly mentioned the demand will be presumed to cover all shares held in the name of the record owner. Stockholders who hold their shares in brokerage accounts or other nominee forms and who wish to exercise appraisal rights are urged to consult with their brokers to determine the appropriate procedures for the making of a demand for appraisal by a nominee.

     A stockholder who elects to exercise appraisal rights under Section 262 should mail or deliver a written demand to: American Telecasting, Inc., 5575 Tech Center Drive, Suite 300, Colorado Springs, Colorado 80919, Attention:
Secretary.

     Within 10 days after the effective time, the surviving corporation must send a notice as to the effectiveness of the merger to each former stockholder of American Telecasting who has made a written demand for appraisal in accordance with Section 262 and who has not voted in favor of the merger agreement. Within 120 days after the effective time, but not thereafter, either the surviving corporation or any dissenting stockholder who has complied with the requirements of Section 262 may file a petition in the Delaware Chancery Court demanding a determination of the value of the shares of common stock held by all dissenting stockholders. American Telecasting is under no obligation to and has no present intent to file a petition for appraisal, and stockholders seeking to exercise appraisal rights should not assume that the surviving corporation will file such a petition or that the surviving corporation will initiate any negotiations with respect to the fair value of such shares. Accordingly, stockholders who desire to have their shares appraised should initiate any petitions necessary for the perfection of their appraisal rights within the time periods and in the manner prescribed in Section 262. Inasmuch as American Telecasting has no obligation to file such a petition, the failure of a stockholder to do so within the period specified could nullify that stockholder's previous written demand for appraisal. In any event, at any time within 60 days after the effective time (or at any time thereafter with the written consent of American Telecasting), any stockholder who has demanded appraisal has the right to withdraw the demand and to accept payment of the merger consideration.

     Under the merger agreement, American Telecasting has agreed to give Sprint prompt notice of any demands for appraisal received by it, withdrawals of these demands, and any other instruments served in accordance with Delaware law and received by American Telecasting and relating thereto. Sprint shall direct all negotiations and proceedings with respect to demands for appraisal under Delaware law. American Telecasting shall not, except with the prior written consent of Sprint, make any payment with respect to any demands for appraisal, or offer to settle, or settle, any such demands.

     Within 120 days after the effective time, any stockholder who has complied with the provisions of Section 262 to that point in time will be entitled to receive from the surviving corporation, upon written request, a statement setting forth the aggregate number of shares not voted in favor of the merger agreement and with respect to which demands for appraisal have been received and the aggregate number of holders of these shares. The surviving corporation must mail the statement to the stockholder within 10 days of receipt of the request or within 10 days after expiration of the period for delivery of demands for appraisals under Section 262, whichever is later.

     A stockholder timely filing a petition for appraisal with the Court of Chancery must deliver a copy to the surviving corporation, which will then be obligated within 20 days to provide the Delaware Court of Chancery with a duly verified list containing the names and addresses of all stockholders who have demanded appraisal of their shares. After notice to these stockholders, the Delaware Court of Chancery is empowered to conduct a hearing on the petition to determine which stockholders are entitled to appraisal rights. The Delaware Court of Chancery may require stockholders who have demanded an appraisal for their shares and who hold stock

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

represented by certificates to submit their certificates to the Register in Chancery for notation thereon of the pendency of the appraisal proceedings, and if any stockholder fails to comply with the requirement, the Delaware Court of Chancery may dismiss the proceedings as to that stockholder.

     After determining the stockholders entitled to an appraisal, the Delaware Court of Chancery will appraise the "fair value" of their shares, exclusive of any element of value arising from the accomplishment or expectation of the merger, together with a fair rate of interest, if any, to be paid upon the amount determined to be the fair value. The costs of the action may be determined by the Delaware Chancery Court and taxed upon the parties as the Delaware Chancery Court deems equitable. Upon application of a dissenting stockholder, the Delaware Chancery Court may also order that all or a portion of the expenses incurred by any stockholder in connection with the appraisal proceeding, including, without limitation, reasonable attorneys' fees and the fees and expenses of experts, be charged pro rata against the value of all of the shares entitled to appraisal. STOCKHOLDERS CONSIDERING SEEKING APPRAISAL SHOULD BE AWARE THAT THE FAIR VALUE OF THEIR SHARES AS DETERMINED UNDER SECTION 262 COULD BE MORE THAN, THE SAME AS OR LESS THAN THE MERGER CONSIDERATION THEY WOULD RECEIVE UNDER THE MERGER AGREEMENT IF THEY DID NOT SEEK APPRAISAL OF THEIR SHARES. STOCKHOLDERS SHOULD ALSO BE AWARE THAT INVESTMENT BANKING OPINIONS ARE NOT OPINIONS AS TO FAIR VALUE UNDER SECTION 262.

     In determining fair value and, if applicable, a fair rate of interest, the Delaware Chancery Court is to take into account all relevant factors. In Weinberger v. UOP, Inc., the Delaware Supreme Court discussed the factors that could be considered in determining fair value in an appraisal proceeding, stating that "proof of value by any techniques or methods that are generally considered acceptable in the financial community and otherwise admissible in court" should be considered, and that "fair price obviously requires consideration of all relevant factors involving the value of a company." The Delaware Supreme Court stated that, in making this determination of fair value, the court must consider market value, asset value, dividends, earnings prospects, the nature of the enterprise and any other facts that could be ascertained as of the date of the merger that throw any light on future prospects of the merged corporation. In Weinberger, the Delaware Supreme Court stated that "elements of future value, including the nature of the enterprise, that are known or susceptible of proof as of the date of the merger and not the product of speculation, may be considered." Section 262 provides that fair value is to be "exclusive of any element of value arising from the accomplishment or expectation of the merger."

     Any stockholder who has duly demanded an appraisal in compliance with
Section 262 will not, after the effective time, be entitled to vote the shares subject to the demand for any purpose or be entitled to the payment of dividends or other distributions on those shares (except dividends or other distributions payable to holders of record of shares as of a record date prior to the effective time).

     Any stockholder may withdraw its demand for appraisal and accept the merger consideration by delivering to the surviving corporation a written withdrawal of the stockholder's demand for appraisal, except that (1) any such attempt to withdraw made more than 60 days after the effective time will require written approval of the surviving corporation and (2) no appraisal proceeding in the Delaware Chancery Court shall be dismissed as to any stockholder without the approval of the Delaware Chancery Court, and such approval may be conditioned upon such terms as the Delaware Chancery Court deems just. If the surviving corporation does not approve a stockholder's request to withdraw a demand for appraisal when such approval is required or if the Delaware Chancery Court does not approve the dismissal of an appraisal proceeding, the stockholder would be entitled to receive only the appraised value determined in any such appraisal proceeding, which value could be lower than the value of the merger consideration.

     FAILURE TO COMPLY STRICTLY WITH ALL OF THE PROCEDURES SET FORTH IN SECTION 262 WILL RESULT IN THE LOSS OF A STOCKHOLDER'S STATUTORY APPRAISAL RIGHTS. CONSEQUENTLY, ANY STOCKHOLDER WISHING TO EXERCISE APPRAISAL RIGHTS IS URGED TO CONSULT LEGAL COUNSEL BEFORE ATTEMPTING TO EXERCISE SUCH RIGHTS.

               AMERICAN TELECASTING, INC. SELECTED FINANCIAL DATA

     The selected financial information included in the table below for each of the five years in the period ended December 31, 1998 has been derived from and is qualified in its entirety by the audited financial statements of American Telecasting, including those incorporated into this proxy statement by reference to American Telecasting's Annual Report on Form 10-K for the fiscal year ended December 31, 1998, available as described below under "Where You Can Find More Information." The selected financial data presented below for the three months ended March 31, 1998 and 1999 and as of March 31, 1998 and 1999 has been derived from, and should be read in conjunction with, the unaudited interim financial statements of American Telecasting incorporated into this proxy statement by reference to American Telecasting's Quarterly Report on Form 10-Q for the three months ended March 31, 1999, available as described below under "Where You Can Find More Information". In the opinion of American Telecasting, such unaudited interim financial statements have been prepared on the same basis as the audited financial statements and include all adjustments, consisting only of normal recurring adjustments, necessary for a fair presentation of the results of operations for the interim periods.

                                    THREE MONTHS
                                        ENDED
                                      MARCH 31                         FISCAL YEAR ENDED DECEMBER 31
                                ---------------------    ----------------------------------------------------------
                                  1999         1998        1998         1997        1996         1995        1994
                                  ----         ----        ----         ----        ----         ----        ----
                                                       (IN THOUSANDS, EXCEPT PER SHARE DATA)
Total revenue...............    $  10,299    $ 12,713    $  47,737    $ 59,031    $  62,032    $ 47,501    $ 21,629
Net loss....................      (13,845)    (18,270)     (74,946)    (52,471)    (104,630)    (66,635)    (15,478)
Net loss per share -- basic
  and diluted...............        (0.54)      (0.71)       (2.91)      (2.06)       (5.78)      (4.17)      (1.07)
Total assets................    $ 121,028    $253,692    $ 127,665    $261,247    $ 283,572    $317,049    $226,920
Notes payable to banks and
  other borrowings..........      248,410     305,624      239,986     295,625      261,303     236,558     120,442
Stockholders'
  (deficit)/equity..........     (137,789)    (67,494)    (124,170)    (49,224)       3,113      53,736      93,843

                          MARKET FOR THE COMMON STOCK

AMERICAN TELECASTING COMMON STOCK MARKET PRICE AND DIVIDEND INFORMATION

     Effective with the close of business on October 28, 1998, The Nasdaq Stock Market delisted American Telecasting common stock from the Nasdaq SmallCap Market. American Telecasting common stock currently is quoted on the OTC Bulletin Board under the symbol "ATEL." The following table shows the per share high and low sales prices for American Telecasting common stock on The Nasdaq Stock Market (as reported by Nasdaq) through October 27, 1998, and the high and low bid prices for American Telecasting common stock on the OTC Bulletin Board since October 28, 1998, in each case for the calendar year periods indicated. Quotations from the OTC Bulletin Board reflect inter-dealer prices, without retail mark-up, mark-down or commission and may not necessarily represent actual transactions. American Telecasting has never declared or paid any cash dividends on its common stock and does not expect to declare dividends in the foreseeable future. American Telecasting's ability to declare dividends is affected by covenants in certain debt facilities that prohibit American Telecasting from declaring dividends and prohibit its subsidiaries from transferring funds in the form of cash dividends, loans or advances to American Telecasting.

MARKET PRICE OF AMERICAN TELECASTING COMMON STOCK

                                                                HIGH      LOW
                                                                ----      ---
FISCAL YEAR 1998
First Quarter...............................................    $1.47    $0.53
Second Quarter..............................................     1.00     0.47
Third Quarter...............................................     1.09     0.25
Fourth Quarter..............................................     0.56     0.10

FISCAL YEAR 1999
First Quarter...............................................    $2.02    $0.19
Second Quarter (through May 24, 1999).......................     8.34     1.50

     On April 26, 1999, the last full trading day prior to the day on which the execution of the merger agreement was publicly announced, the high and low sales prices for American Telecasting common stock were $7.44 and $6.88, respectively.

     On May 24, 1999, the closing price for the American Telecasting common stock was $6.09.

     The market price for American Telecasting common stock is subject to fluctuation and stockholders are urged to obtain current market quotations. No assurance can be given as to the future price of or market for American Telecasting common stock.

                              SECURITIES OWNERSHIP

     The following table sets forth selected information believed by American Telecasting to be accurate based on information provided to it concerning the beneficial ownership of American Telecasting common stock by each stockholder who is known by American Telecasting to own beneficially in excess of 5% of the outstanding American Telecasting common stock and by each director, American Telecasting's chief executive officer, each of American Telecasting's other four most highly compensated executive officers and all executive officers and directors as a group, in each case as of April 30, 1999. Except as otherwise indicated, all persons listed below have (i) sole voting power and investment power with respect to their shares, except to the extent that authority is shared by spouses under applicable law, and (ii) record and beneficial ownership with respect to their shares. The shares and percentages set forth below include shares of American Telecasting common stock which were outstanding or issuable within 60 days upon the exercise of options outstanding as of April 30, 1999. Certain of the shares set forth below, representing approximately 26% of the total shares of common stock outstanding as of April 30, 1999, are subject to voting agreements with Sprint. See "The Voting Agreements." Unless otherwise indicated below, the address of each beneficial owner is at the principal business address of American Telecasting, which is 5575 Tech Center Drive, Suite 300, Colorado Springs, Colorado 80919.

                                                                 AMERICAN TELECASTING
                                                                     COMMON STOCK
                                                                -----------------------
                                                                NUMBER OF    PERCENTAGE
            NAME AND ADDRESS OF BENEFICIAL OWNER                 SHARES      OF SHARES
            ------------------------------------                ---------    ----------
MCT Investors, L.P.(1)......................................    2,163,648        8.4%
  1555 King Street, Suite 500
  Alexandria, Virginia 22314
CFW Communications Company(2)...............................    1,486,434        5.8%
  401 Spring Lane, Suite 300
  Waynesboro, Virginia 22980
James S. Quarforth(3).......................................        5,570          *
Donald R. DePriest(4).......................................    4,874,135       18.9%
Richard F. Seney(5).........................................      112,250          *
Robert D. Hostetler(6)......................................      547,458        2.1%
Carl A. Rosberg(7)..........................................        1,900          *
Mitchell R. Hauser..........................................        2,418          *
David K. Sentman(8).........................................       65,001          *
Terry J. Holmes(9)..........................................       78,925          *
Bryan H. Scott..............................................          305          *
Nasser Sharabianlou(10).....................................        6,667          *
All current directors and executive officers as a group (12
  persons)..................................................    5,696,574       22.0%

-------------------------
 *  Less than one percent

(1) Consists solely of 2,163,648 shares which are held of record by MCT but owned beneficially by Donald R. DePriest. Mr. DePriest is the Chairman of the Board, President and sole stockholder of MedCom Development Corporation, which is the sole general partner of MCT. Mr. DePriest has sole voting and investment power with respect to these shares, which power is exercised through MedCom and MCT. MCT disclaims beneficial ownership with respect to these shares.

(2) Includes 74,322 shares owned by CFW Communications Foundation, a Virginia non-stock corporation. All of the directors of CFW are also directors of CFW Communications Foundation.

(3) Includes 20 shares owned by Mr. Quarforth's minor children, of which Mr. Quarforth disclaims beneficial ownership. Excludes 1,486,434 shares owned beneficially by CFW, of which Mr. Quarforth disclaims beneficial ownership. Mr. Quarforth is President and Chief Executive Officer of CFW.

(4) Includes 2,163,648 shares held of record by MCT over which Mr. DePriest has sole voting and investment power, 41,058 shares held of record by MedCom over which Mr. DePriest has sole voting and investment power, and 2,645,236 shares held directly by Mr. DePriest. See
    Note 1 above. Also includes 24,193 shares held of record by CD Partners, a general partnership of which Mr. DePriest is a 50% partner, over which Mr. DePriest has shared voting and investment power. Mr. DePriest disclaims beneficial ownership over all shares held by MCT and CD Partners, except to the extent of Mr. DePriest's pro rata interest in the profits and losses of MCT and CD Partners, respectively.

(5) Excludes 2,163,648 shares held by MCT, of which Mr. Seney disclaims beneficial ownership. Mr. Seney is Vice President and General Manager of MedCom, the sole general partner of MCT.

(6) Includes the right to acquire 100,000 shares of common stock within 60 days upon the exercise of outstanding stock options.

(7) Excludes 1,486,434 shares owned beneficially by CFW, of which Mr. Rosberg disclaims beneficial ownership. Mr. Rosberg is Senior Vice President and a director of CFW.

(8) Includes the right to acquire 65,001 shares of common stock within 60 days upon the exercise of outstanding stock options.

(9) Includes the right to acquire 50,001 shares of common stock within 60 days upon the exercise of outstanding stock options.

(10) Includes the right to acquire 6,667 shares of common stock within 60 days upon the exercise of outstanding stock options.

     As of May 7, 1999, based on Sprint's Schedule 13D filed with the SEC, except in connection with the voting agreements described on page 29 of this proxy statement, none of Sprint, any pension, profit-sharing or similar plan of Sprint or any associate or affiliate beneficially owns any shares of American Telecasting common stock.

                            INDEPENDENT ACCOUNTANTS

     The firm of Arthur Andersen LLP has served as American Telecasting's independent auditors since 1988. The consolidated financial statements of American Telecasting for the fiscal year ended December 31, 1998, incorporated by reference to American Telecasting's Annual Report on Form 10-K have been audited by Arthur Andersen, as stated in their report appearing in the Form 10-K. American Telecasting expects that representatives of Arthur Andersen will be present at the special meeting and will both respond to appropriate questions from American Telecasting stockholders and make a statement, if they so desire.

                             STOCKHOLDER PROPOSALS

     If the merger is consummated, there will be no stockholders of American Telecasting, other than Sprint, and no public participation in any future meetings of stockholders of American Telecasting. However, if the merger is not consummated, American Telecasting stockholders will continue to be entitled to attend and participate in American Telecasting stockholders' meetings, and in accordance with Rule 14a-8 under the Exchange Act, any stockholder may present proposals for consideration at the next annual meeting of the stockholders of American Telecasting.

     Proposals received from stockholders are given careful consideration by American Telecasting and are eligible for consideration for inclusion in the proxy statement for the 2000 annual meeting of the stockholders if they are received by American Telecasting on or before November 26, 1999. You should send any proposal to the attention of the President, American Telecasting, 5575 Tech Center Drive, Suite 300, Colorado Springs, Colorado 80919. In order for proposals submitted by stockholders not submitted in accordance with Rule 14a-8 to be timely within the meaning of Rule 14a-4(c) under the Exchange Act, the proposal must be submitted so that it is received no later than November 26, 1999.

                      WHERE YOU CAN FIND MORE INFORMATION

     The SEC allows American Telecasting to "incorporate by reference" information into this proxy statement, which means that it can disclose important information by referring you to another document filed separately with the SEC. The following documents are incorporated by reference in this proxy statement and are deemed to be a part of this proxy statement, except for any information superseded by information contained directly in this proxy statement:

AMERICAN TELECASTING SEC FILINGS (FILE NO. 0-23008)    PERIOD OR DATE OF REPORT
---------------------------------------------------    ------------------------
Annual Report on Form 10-K                             Year ended December 31, 1998
Quarterly Report on Form 10-Q                          Quarter ended March 31, 1999
Current Report on Form 8-K                             Filed April 7, 1999
Current Report on Form 8-K                             Filed April 28, 1999
Current Report on Form 8-K                             Filed April 30, 1999
Registration on Form 8-A                               Filed May 3, 1999
Current Report on Form 8-K                             Filed May 20, 1999

     We incorporate by reference additional documents that American Telecasting may file with the SEC after the date of this proxy statement and before the special meeting. These include periodic reports, such as Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, as well as proxy statements. The information contained in any of those documents will be considered a part of this proxy statement from the date the document is filed and will supplement or amend the information contained in this proxy statement.

     American Telecasting undertakes to provide by first class mail, without charge and within one business day of receipt of any request, to any person to whom a copy of this proxy statement has been delivered, a copy of any or all documents referred to above which have been incorporated by reference in this proxy statement, other than exhibits to those documents (unless the exhibits are specifically incorporated by reference into those documents). Please direct requests for copies of documents to:

     David K. Sentman
     American Telecasting, Inc.
     5575 Tech Center Drive, Suite 300
     Colorado Springs, Colorado 80919
     Tel: (719) 260-5533

     American Telecasting is currently subject to the information requirements of the Exchange Act and accordingly, American Telecasting files periodic reports, proxy statements and other information with the SEC relating to its business, financial and other matters. You may obtain copies of these documents at prescribed rates, at the public reference facilities maintained by the SEC at:

Room 1024                        500 West Madison Street          7 World Trade Center
450 Fifth Street, N.W.           Suite 1400                       Suite 1300
Judiciary Plaza                  Chicago, Illinois 60661          New York, New York 10048
Washington, D.C. 20549

For further information concerning the SEC's public reference rooms, you may call the SEC at 1-800-SEC-0330. You may also access some of this information on the World Wide Web through the SEC's Internet address at "http://www.sec.gov."

                                 OTHER BUSINESS

     The board of directors does not know of any other matters to be presented for action at the special meeting other than as set forth in this proxy statement. If any other business should properly come before the meeting, the persons named in the accompanying form of proxy intend to vote thereon in accordance with their best judgment unless they are directed by a proxy to do otherwise.

                           FORWARD-LOOKING STATEMENTS

     All statements contained in this proxy statement and in the documents incorporated by reference into this proxy statement that are not historical facts, including but not limited to statements regarding the pending merger and American Telecasting's plans for future development and operation of its business, are based on current expectations. These statements are forward-looking in nature and involve a number of known and unknown risks and uncertainties. Actual results may differ materially. American Telecasting wishes to caution readers not to place undue reliance on any such forward-looking statements, which statements are made pursuant to the Private Securities Litigation Reform Act of 1995 and, as such, speak only as of the date made. Statements regarding parties other than American Telecasting are based upon representations of such other parties.

                                                                         ANNEX A

                          AGREEMENT AND PLAN OF MERGER

                                  BY AND AMONG

                              SPRINT CORPORATION,

                             DD ACQUISITION, CORP.

                                      AND

                           AMERICAN TELECASTING, INC.

                                  DATED AS OF

                                 APRIL 26, 1999

                               TABLE OF CONTENTS

                                                                             PAGE
                                                                             ----
                                    ARTICLE I
THE MERGER.................................................................  A-1
Section 1.1    The Merger; Effects of the Merger...........................  A-1
Section 1.2    Effective Time..............................................  A-1
Section 1.3    Closing.....................................................  A-2
Section 1.4    Directors and Officers of the Surviving Corporation.........  A-2
Section 1.5    Subsequent Actions..........................................  A-2
Section 1.6    Consideration for the Merger; Conversion or Cancellation of
               Company Common Stock in the Merger..........................  A-2

                                   ARTICLE II

SURRENDER OF SHARES OF COMPANY COMMON STOCK;
DISSENTING SHARES; COMPANY OPTIONS.........................................  A-2
Section 2.1    Surrender of Certificates...................................  A-2
Section 2.2    Dissenting Shares...........................................  A-4
Section 2.3    Company Stock Options and Purchase Plans....................  A-4

                                   ARTICLE III

REPRESENTATIONS AND
WARRANTIES OF THE COMPANY..................................................  A-5
Section 3.1    Organization and Standing...................................  A-5
Section 3.2    Capitalization..............................................  A-5
Section 3.3    Authority for Agreement.....................................  A-6
Section 3.4    No Conflict.................................................  A-7
Section 3.5    Required Filings and Consents...............................  A-7
Section 3.6    Compliance..................................................  A-7
Section 3.7    Licenses and Permits........................................  A-7
Section 3.8    SEC Filings, Financial Statements...........................  A-10
Section 3.9    Absence of Certain Changes or Events........................  A-11
Section 3.10   Taxes.......................................................  A-11
Section 3.11   Title to Assets.............................................  A-12
Section 3.12   Change of Control Agreements................................  A-12
Section 3.13   Litigation..................................................  A-12
Section 3.14   Contracts and Commitments...................................  A-13
Section 3.15   Information Supplied........................................  A-13
Section 3.16   Employee Benefit Plans......................................  A-13
Section 3.17   Labor and Employment Matters................................  A-14
Section 3.18   Environmental Compliance and Disclosure.....................  A-15
Section 3.19   Intellectual Property.......................................  A-16
Section 3.20   Year 2000 Compliance........................................  A-17
Section 3.21   Brokers.....................................................  A-17
Section 3.22   Insurance Policies..........................................  A-17
Section 3.23   Notes and Accounts Receivable...............................  A-18
Section 3.24   Transactions with Affiliates................................  A-18
Section 3.25   Company Warrants............................................  A-18
Section 3.26   No Existing Discussions.....................................  A-18
Section 3.27   Disclosure..................................................  A-18

                                                                             PAGE
                                                                             ----
                                   ARTICLE IV

REPRESENTATIONS AND WARRANTIES
OF PARENT AND PURCHASER....................................................  A-18
Section 4.1    Organization and Standing...................................  A-18
Section 4.2    Authority for Agreement.....................................  A-19
Section 4.3    No Conflict.................................................  A-19
Section 4.4    Required Filings and Consents...............................  A-19
Section 4.5    Information Supplied........................................  A-19
Section 4.6    Brokers.....................................................  A-19
Section 4.7    No Prior Activities.........................................  A-19
Section 4.8    Sufficient Funds............................................  A-20
Section 4.9    Share Ownership.............................................  A-20

                                    ARTICLE V

COVENANTS..................................................................  A-20
Section 5.1    Conduct of the Business Pending the Merger..................  A-20
Section 5.2    Access to Information; Confidentiality......................  A-21
Section 5.3    Notification of Certain Matters.............................  A-21
Section 5.4    Further Assurances..........................................  A-21
Section 5.5    Stockholders' Meeting.......................................  A-22
Section 5.6    Board Recommendations.......................................  A-23
Section 5.7    Stockholder Litigation......................................  A-24
Section 5.8    Indemnification.............................................  A-24
Section 5.9    Public Announcements........................................  A-25
Section 5.10   Acquisition Proposals.......................................  A-25
Section 5.11   FCC Applications............................................  A-25
Section 5.12   Undertakings of Parent......................................  A-26
Section 5.13   Director Resignations.......................................  A-26
Section 5.14   Rights Plan.................................................  A-26
Section 5.15   Year 2000 Plan..............................................  A-26
Section 5.16   Employee Benefits...........................................  A-26
Section 5.17   Matters Relating to BARs....................................  A-27
Section 5.18   Matters Relating to Notes...................................  A-27

                                   ARTICLE VI

CONDITIONS.................................................................  A-27
Section 6.1    Conditions to the Obligation of Each Party..................  A-27
Section 6.2    Conditions to Obligations of Parent and Purchaser to Effect
               the Merger..................................................  A-28
Section 6.3    Conditions to Obligations of the Company to Effect the
               Merger......................................................  A-28

                                   ARTICLE VII

TERMINATION, AMENDMENT AND WAIVER..........................................  A-28
Section 7.1    Termination.................................................  A-28
Section 7.2    Effect of Termination.......................................  A-29
Section 7.3    Amendments..................................................  A-29
Section 7.4    Waiver......................................................  A-29

                                                                             PAGE
                                                                             ----
                                  ARTICLE VIII

GENERAL PROVISIONS.........................................................  A-30
Section 8.1    No Third Party Beneficiaries................................  A-30
Section 8.2    Entire Agreement............................................  A-30
Section 8.3    Succession and Assignment...................................  A-30
Section 8.4    Counterparts................................................  A-30
Section 8.5    Headings....................................................  A-30
Section 8.6    Governing Law...............................................  A-30
Section 8.7    Severability................................................  A-30
Section 8.8    Specific Performance........................................  A-30
Section 8.9    Construction................................................  A-31
Section 8.10   Non-Survival of Representations and Warranties and
               Agreements..................................................  A-31
Section 8.11   Certain Definitions.........................................  A-31
Section 8.12   Fees and Expenses...........................................  A-31
Section 8.13   Notices.....................................................  A-31
Section 8.14   Control of the Company......................................  A-32
Section 8.15   Matters relating to the Voting Agreements...................  A-32

                          AGREEMENT AND PLAN OF MERGER

     AGREEMENT AND PLAN OF MERGER, dated as of April 26, 1999 (this "Agreement"), by and among American Telecasting, Inc. a Delaware corporation (the "Company"), DD Acquisition Corp., a Delaware corporation and a wholly owned subsidiary of Parent ("Purchaser"), and Sprint Corporation, a Kansas corporation ("Parent").

     WHEREAS, the Board of Directors of each of Parent, Purchaser and the Company has approved, and deems it advisable and in the best interests of its respective stockholders to consummate the acquisition of the Company by Parent upon the terms and subject to the conditions set forth herein; and

     WHEREAS, in furtherance thereof, upon the terms and subject to the conditions set forth in this Agreement, (i) Purchaser would be merged with and into the Company (the "Merger"), with the Company as the surviving corporation (the "Surviving Corporation"), in accordance with the General Corporation Law of the State of Delaware (the "DGCL") and (ii) each issued and outstanding share of Class A Common Stock, $0.01 par value per share, of the Company (including any and all rights to be attached thereto to acquire shares of preferred stock of the Company pursuant to the Rights Plan (as defined in Section 5.14), and any other rights associated therewith, to be adopted by the Company pursuant to
Section 5.14, the "Company Common Stock") immediately prior to the Effective Time (as defined in Section 1.2) would, except as otherwise expressly provided herein, be converted into the right to receive the Merger Consideration (as defined in Section 1.6); and

     WHEREAS, concurrently herewith and as a condition and inducement to Parent's and Purchaser's willingness to enter into this Agreement, Parent and certain stockholders of the Company have entered into voting agreements, dated as of the date hereof (the "Voting Agreements"), pursuant to which such stockholders have agreed, upon the terms and conditions set forth therein, to vote the outstanding shares of Company Common Stock owned by them in favor of the Merger; and

     WHEREAS, the Company, Parent and Purchaser desire to make certain representations, warranties, covenants and agreements in connection with the Merger.

     NOW, THEREFORE, in consideration of the foregoing and the mutual representations, warranties, covenants and agreements set forth herein, intending to be legally bound hereby, the parties hereto agree as follows:

                                   ARTICLE I

                                   THE MERGER

     SECTION 1.1 THE MERGER; EFFECTS OF THE MERGER. Subject to the terms and conditions of this Agreement, at the Effective Time, the Company and Purchaser shall consummate a merger pursuant to which (a) Purchaser shall be merged with and into the Company and the separate corporate existence of Purchaser shall thereupon cease, (b) the Company shall be the successor or surviving corporation in the Merger and shall continue to be governed by the laws of the State of Delaware, and (c) the separate corporate existence of the Company with all its rights, privileges, immunities, powers and franchises shall continue unaffected by the Merger, except as set forth in this Section 1.1. Pursuant to the Merger,
(x) the certificate of incorporation of the Company, as in effect immediately prior to the Effective Time, shall be the certificate of incorporation of the Surviving Corporation until thereafter amended as provided by law and such certificate of incorporation, and (y) the by-laws of the Company, as in effect immediately prior to the Effective Time, shall be the by-laws of the Surviving Corporation until thereafter amended as provided by law, by such certificate of incorporation or by such by-laws. The Merger shall have the effects specified in the DGCL.

     SECTION 1.2 EFFECTIVE TIME. Subject to the provisions of this Agreement, the Merger shall be consummated as promptly as practicable (and in any event within three business days) after satisfaction or, to the extent permitted hereunder, waiver of all conditions to each party's obligation to consummate the Merger contained in Article VI, by duly filing an appropriate certificate of merger (the "Certificate of Merger"), in such form as is required by and executed in accordance with, the relevant provisions of the DGCL. The

Merger shall become effective on the date on which such Certificate of Merger is duly filed with the Secretary of State of the State of Delaware or such other time as is agreed upon by the parties and specified in such certificate of merger (the "Effective Time"). The date on which the Effective Time shall occur is referred to herein as the "Effective Date."

     SECTION 1.3 CLOSING. On the Effective Date, the closing ("Closing") of the Merger shall take place at 10:00 a.m. at the offices of King & Spalding, 1185 Avenue of the Americas, New York, New York.

     SECTION 1.4 DIRECTORS AND OFFICERS OF THE SURVIVING CORPORATION. The directors of Purchaser and the officers of the Company at the Effective Time shall, from and after the Effective Time, be the directors and officers, respectively, of the Surviving Corporation until their successors shall have been duly elected or appointed or qualified or until their earlier death, resignation or removal in accordance with the certificate of incorporation and the by-laws of the Surviving Corporation. If, at the Effective Time, a vacancy shall exist on the Company Board of Directors or in any office of the Surviving Corporation, such vacancy may thereafter be filled in the manner provided by law.

     SECTION 1.5 SUBSEQUENT ACTIONS. If at any time after the Effective Time the Surviving Corporation shall consider or be advised that any deeds, bills of sale, assignments, assurances or any other actions or things are necessary or desirable to vest, perfect or confirm of record or otherwise in the Surviving Corporation its right, title or interest in, to or under any of the rights, properties or assets of either of the Company or Purchaser acquired or to be acquired by the Surviving Corporation as a result of, or in connection with, the Merger or otherwise to carry out this Agreement, the officers and directors of the Surviving Corporation shall be authorized to execute and deliver, in the name and on behalf of either the Company or Purchaser, all such deeds, bills of sale, instruments of conveyance, assignments and assurances and to take and do, in the name and on behalf of each of such corporations or otherwise, all such other actions and things as may be necessary or desirable to vest, perfect or confirm any and all right, title and interest in, to and under such rights, properties or assets in the Surviving Corporation or otherwise to carry out this Agreement.

     SECTION 1.6 CONSIDERATION FOR THE MERGER; CONVERSION OR CANCELLATION OF COMPANY COMMON STOCK IN THE MERGER. At the Effective Time, by virtue of the Merger and without any action on the part of Parent, Purchaser, the Company or the holders of any shares of Company Common Stock:

          (a) Each share of Company Common Stock issued and outstanding immediately prior to the Effective Time (other than shares to be cancelled pursuant to Section 1.6(b) and Dissenting Shares (as defined in Section 2.2, if any)) shall be cancelled and extinguished and converted automatically into the right to receive $6.50 in cash, without interest thereon (as may be adjusted pursuant to Section 5.6, the "Merger Consideration").

          (b) Each share of Company Common Stock issued and outstanding immediately prior to the Effective Time and owned by Parent or Purchaser (other than shares in trust account, managed accounts, custodial accounts and the like that are beneficially owned by third parties), or which is held in the treasury of the Company or any of its Subsidiaries, shall cease to be outstanding, be cancelled and retired without payment of any consideration therefor and cease to exist.

          (c) Each share of common stock of Purchaser issued and outstanding immediately prior to the Effective time shall be converted into and become one validly issued, fully paid and nonassessable share of common stock, par value $.01 per share, of the Surviving Corporation.

                                   ARTICLE II

            SURRENDER OF SHARES OF COMPANY COMMON STOCK; DISSENTING
                            SHARES; COMPANY OPTIONS

     SECTION 2.1 SURRENDER OF CERTIFICATES.

          (a) Prior to the Effective Time, Parent shall designate a bank or trust company reasonably satisfactory to the Company to act as agent (the "Paying Agent") for the holders of shares of Company

     Common Stock in connection with the Merger to receive in trust the funds to which holders of shares of Company Common Stock shall become entitled pursuant to Section 1.6(a). On or prior to the Effective Time, Parent or Purchaser shall deposit, or cause to be deposited, with the Paying Agent for the benefit of holders of shares of Company Common Stock the aggregate Merger Consideration to which such holders shall be entitled at the Effective Time pursuant to Section 1.6(a). Such funds shall be invested as directed by Parent or the Surviving Corporation pending payment thereof by the Paying Agent to holders of shares of Company Common Stock. Earnings from such investments shall be the sole and exclusive property of Purchaser and the Surviving Corporation, and no part of such earnings shall accrue to the benefit of holders of shares of Company Common Stock.

          (b) As soon as reasonably practicable after the Effective Time, Parent shall cause the Paying Agent to mail to each holder of record of a certificate representing shares of Company Common Stock (a "Certificate"),
     (i) a letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon delivery of the Certificates to the Paying Agent and shall be in such form and have such other provisions not inconsistent with this Agreement as Parent may specify) and (ii) instructions for use in effecting the surrender of Certificates in exchange for payment of the Merger Consideration. Upon surrender of a Certificate for cancellation to the Paying Agent or to such other agent or agents as may be appointed by Parent, together with such letter of transmittal, duly executed, the holder of such Certificate shall be entitled to receive in exchange therefor the Merger Consideration for each share of Company Common Stock formerly represented by such Certificate, and the Certificate so surrendered shall forthwith be cancelled. If payment of the Merger Consideration is to be made to a person other than the person in whose name the surrendered Certificate is registered, it shall be a condition of payment that the Certificate so surrendered shall be properly endorsed or shall be otherwise in proper form for transfer and that the person requesting such payment shall have paid any transfer and other taxes required by reason of the payment of the Merger Consideration to a person other than the registered holder of the Certificate surrendered or shall have established to the satisfaction of the Surviving Corporation that such tax either has been paid or is not applicable. Until surrendered as contemplated by this
     Section 2.1, each Certificate shall be deemed at any time after the Effective Time to represent only the right to receive the Merger Consideration in cash as contemplated by this Section 2.1. If any Certificate shall have been lost, stolen or destroyed, upon making of an affidavit of that fact by the person claiming such Certificate to be lost, stolen or destroyed and, if required by the Surviving Corporation or Parent, the posting by such person of a bond, in such reasonable amount as the Surviving Corporation or Parent may direct, as indemnity against any claim that may be made against it with respect to such Certificate, the Paying Agent will issue in exchange for such lost, stolen or destroyed Certificate the applicable Merger Consideration such holder is entitled to receive pursuant to this Section 2.1.

          (c) At the Effective Time, the stock transfer books of the Company shall be closed, and thereafter there shall be no further registration of transfers of shares of Company Common Stock on the records of the Company. From and after the Effective Time, the holders of Certificates evidencing ownership of shares of Company Common Stock outstanding immediately prior to the Effective Time shall cease to have any rights with respect to such shares, except as otherwise provided for herein or by applicable law. All cash paid pursuant to this Article II upon the surrender or exchange of Certificates shall be deemed to have been paid in full satisfaction of all rights pertaining to the shares of Company Common Stock theretofore represented by such Certificate.

          (d) At any time following six months after the Effective Time, the Surviving Corporation shall be entitled to require the Paying Agent to deliver to it any funds (including any earnings received with respect thereto) which had been made available to the Paying Agent and which have not been disbursed to holders of Certificates, and thereafter such holders shall be entitled to look only to the Surviving Corporation (subject to abandoned property, escheat or other similar laws) and only as general creditors thereof with respect to the Merger Consideration payable upon due surrender of their Certificates. If any Certificates representing shares of Company Common Stock shall not have been surrendered immediately prior to such date on which the Merger Consideration in respect of such Certificate would otherwise escheat to or become the property of any Governmental Entity, any such cash, shares, dividends or distributions payable in respect of such Certificate shall, to the extent permitted by applicable law, become the property of the Surviving Corporation, free and clear of all claims or interest of any person previously entitled thereto. Notwithstanding the foregoing, neither the Surviving Corporation nor the Paying Agent shall be liable to any holder of a Certificate for Merger Consideration delivered to a public official pursuant to any applicable abandoned property, escheat or similar law.

          (e) Parent, Purchaser, the Surviving Corporation and the Paying Agent, as the case may be, shall be entitled to deduct and withhold from the Merger Consideration otherwise payable pursuant to this Agreement to any holder of shares of Company Common Stock and Company Options such amounts that Parent, Purchaser, the Surviving Corporation or the Paying Agent is required to deduct and withhold with respect to the making of such payment under the Internal Revenue Code of 1986, as amended ( the "Code"), the rules and regulations promulgated thereunder or any provision of state, local or foreign tax law. To the extent that amounts are so withheld by Parent, Purchaser, the Surviving Corporation or the Paying Agent, such amounts shall be treated for all purposes of this Agreement as having been paid to the holder of shares of Company Common Stock and Company Options in respect of which such deduction and withholding was made by Parent, Purchaser, the Surviving Corporation or the Paying Agent.

     SECTION 2.2 DISSENTING SHARES.

          (a) Notwithstanding any provision of this Agreement to the contrary, any shares of Company Common Stock as to which the holder thereof has demanded appraisal with respect to the Merger in accordance with Section 262 of the DGCL and as of the Effective Time has neither effectively withdrawn nor lost his right to such appraisal ("Dissenting Shares") shall not be converted into or represent a right to receive cash pursuant to
     Section 1.6, but the holder thereof shall be entitled to only such rights as are granted in Section 262 of the DGCL.

          (b) Notwithstanding the provisions of Section 2.2(a), if any holder of shares of Company Common Stock who demands appraisal of such shares under the DGCL effectively withdraws or loses (through failure to perfect or otherwise) his right to appraisal, then as of the Effective Time or the occurrence of such event, whichever later occurs, such holder's shares of Company Common Stock shall automatically be converted into and represent only the right to receive the Merger Consideration as provided in Section 1.6(a), without interest, upon surrender of the Certificate or Certificates representing such shares pursuant to Section 2.1.

          (c) The Company shall give Parent (i) prompt notice of any written demands for appraisal or payment of the fair value of any shares of Company Common Stock, withdrawals of such demands, and any other instruments served on the Company pursuant to the DGCL received by the Company and (ii) the opportunity to direct all negotiations and proceedings with respect to demands for appraisal under the DGCL. Except with the prior written consent of Parent, the Company shall not voluntarily make any payment with respect to any demands for appraisal, settle or offer to settle any such demands.

     SECTION 2.3 COMPANY STOCK OPTIONS AND PURCHASE PLANS.

          (a) Immediately prior to the Effective Time, each holder of an employee stock option to purchase shares of Company Common Stock (a "Company Option"), whether vested or unvested, will be entitled to receive from the Company, and shall receive, in settlement of each Company Option an amount in cash equal to the product of (i) the excess, if any, of the Merger Consideration over the exercise price per share of such Company Option and (ii) the number of shares of Company Common Stock subject to such Company Option. All Options shall terminate as of the Effective Time.

          (b) Except as may be otherwise agreed to by Parent and the Company, all stock option and purchase plans established by the Company or any of its Subsidiaries shall terminate as of the Effective Time and the provisions in any other plan, program or arrangement providing for the issuance or grant of any other interest in respect of the capital stock of Company or any of its Subsidiaries shall be deleted, terminated and of no further force or effect as of the Effective Time.

          (c) If and to the extent necessary or required by the terms of the plans governing Company Options or pursuant to the terms of any Company Option granted thereunder, each of Parent and the Company shall use its best efforts to obtain the consent of each holder of outstanding Company Options to the foregoing treatment of such Company Options.

          (d) Parent, Purchaser and the Company shall take all such steps as may be required to cause the transactions contemplated by this Section 2.3 and any other dispositions of the Company equity securities (including derivative securities) or acquisitions of Parent equity securities (including derivative securities) in connection with this Agreement by each individual who (a) is a director or officer of the Company or (b) at the Effective Time, will become a director or officer of Parent, to be exempt under Rule 16b-3 promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), such steps to be taken in accordance with the No-Action Letter dated January 12, 1999, issued by the Securities and Exchange Commission (the "SEC") to Skadden, Arps, Slate, Meagher & Flom LLP.

                                  ARTICLE III

                              REPRESENTATIONS AND
                           WARRANTIES OF THE COMPANY

     Except as set forth in the disclosure schedule prepared and signed by the Company and delivered to Parent simultaneously with the execution hereof (the "Company Disclosure Letter"), the Company represents and warrants to Parent and Purchaser that all of the statements contained in this Article III are true and correct as of the date of this Agreement (or, if made as of a specified date, as of such date).

     SECTION 3.1 ORGANIZATION AND STANDING. Each of the Company and each Subsidiary (i) is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, (ii) has full corporate power and authority and all necessary government approvals to own, lease and operate its properties and assets and to conduct its business as presently conducted and (iii) is duly qualified or licensed to do business as a foreign corporation and is in good standing in each jurisdiction where the character of the properties owned, leased or operated by it or the nature of its business makes such qualification or licensing necessary except where failure to be so qualified or licensed would not, individually or in the aggregate, have a Company Material Adverse Effect. "Company Material Adverse Effect" means any material adverse change in or effect on the consolidated businesses, financial condition or results of operations of the Company and its Subsidiaries, taken as a whole (including, but not limited to, any change that materially adversely affects the FCC Licenses or Channel Leases), other than any change or effect related to (i) any loss of subscribers to the Company's wireless cable television services and (ii) any adverse developments in the Company's consolidated revenue or results of operations. The Company has furnished or made available to Parent true and complete copies of its certificate of incorporation (including any certificates of designations attached thereto, the "Company Certificate of Incorporation") and by-laws (the "Company By-laws") and the certificate of incorporation and bylaws (or equivalent organizational documents) of each Subsidiary, each as amended to date. Such certificate of incorporation, bylaws or equivalent organizational documents are in full force and effect, and neither the Company nor any Subsidiary is in violation of any provision of its certificate of incorporation, bylaws or equivalent organizational documents.

     SECTION 3.2 CAPITALIZATION. The authorized capital stock of the Company (the "Company Stock") consists of 2,500,000 shares of Preferred Stock (the "Preferred Stock"), 500,000 shares of Series B Convertible Preferred Stock (the "Convertible Preferred Stock"), 45,000,000 shares of Company Common Stock and 10,000,000 shares of Class B Common Stock (the "Class B Common Stock"). As of the date hereof, (i) 25,818,154 shares of Company Common Stock are issued and outstanding, all of which are validly issued, fully paid and nonassessable and free of preemptive rights, (ii) no shares of Company Common Stock are held in the treasury of the Company, (iii) 503,220 shares of Company Common Stock are issuable pursuant to outstanding Company Options, (iv) 1,898,856 shares of Company Common Stock are issuable upon exercise of outstanding warrants of the Company (the "Company Warrants"), and (v) there are no issued and outstanding shares of Preferred Stock, Convertible Preferred Stock or Class B Common Stock. The

Company will authorize and reserve shares of Series A Junior Participating Preferred Stock for future issuance pursuant to the Rights Plan. The Company Disclosure Letter sets forth a true and complete list of the outstanding Company Options and Company Warrants, in each case with the exercise price. Except as set forth above or in the Company Disclosure Letter, there are no options, warrants, convertible securities, subscriptions, stock appreciation rights, phantom stock plans or stock equivalents or other rights, agreements, arrangements or commitments (contingent or otherwise) of any character issued or authorized by the Company relating to the issued or unissued capital stock of the Company or any Subsidiary or obligating the Company or any Subsidiary to issue or sell any shares of capital stock of, or options, warrants, convertible securities, subscriptions or other equity interests in, the Company or any Subsidiary. All Company Stock subject to issuance as aforesaid, upon issuance on the terms and conditions specified in the instruments pursuant to which they are issuable, will be duly authorized, validly issued, fully paid and nonassessable. Except as set forth in the Company Disclosure Letter, there are no outstanding contractual obligations of the Company or any Subsidiary to repurchase, redeem or otherwise acquire any shares of Company Stock or any capital stock of any Subsidiary or to pay any dividend or make any other distribution in respect thereof or to provide funds to, or make any investment (in the form of a loan, capital contribution or otherwise) in, any person. Except as set forth in the Company Disclosure Letter, the Company owns beneficially and of record all of the issued and outstanding capital stock of each Subsidiary and does not own an equity interest in any other corporation, partnership or entity, other than in the Subsidiaries. Each outstanding share of capital stock of each Subsidiary is duly authorized, validly issued, fully paid and nonassessable and each such share owned by the Company or another Subsidiary is free and clear of all security interests, liens, claims, pledges, options, rights of first refusal, agreements, limitations on the Company's or such other Subsidiary's voting rights, charges and other encumbrances of any nature whatsoever.

     SECTION 3.3 AUTHORITY FOR AGREEMENT.

          (a) The Company has all necessary corporate power and authority to execute and deliver this Agreement, to perform its obligations hereunder and, subject to obtaining necessary stockholder approval, to consummate the Merger and the other transactions contemplated by this Agreement. The execution, delivery and performance by the Company of this Agreement, and the consummation by the Company of the Merger and the other transactions contemplated by this Agreement, have been duly authorized by all necessary corporate action (including, without limitation, the unanimous approval of the Company Board of Directors) and no other corporate proceedings on the part of the Company are necessary to authorize this Agreement or to consummate the Merger or the other transactions contemplated by this Agreement (other than, with respect to the Merger, the approval and adoption of this Agreement by the affirmative vote of a majority of the voting power of the then outstanding shares of Company Common Stock and the filing and recordation of appropriate merger documents as required by the
     DGCL). This Agreement has been duly executed and delivered by the Company and, assuming the due authorization, execution and delivery by Parent and Purchaser, constitutes a legal, valid and binding obligation of the Company enforceable against the Company in accordance with its terms. The affirmative vote of holders of the outstanding shares of Company Common Stock entitled to vote at a duly called and held meeting of stockholders is the only vote of the Company's stockholders necessary to approve this Agreement, the Merger and the other transactions contemplated by this Agreement.

          (b) At a meeting duly called and held on April 26, 1999, the Company Board of Directors unanimously (i) determined that this Agreement and the other transactions contemplated hereby, including the Merger, are fair to and in the best interests of the Company and the holders of shares of Company Common Stock, (ii) approved, authorized and adopted this Agreement, the Merger and the other transactions contemplated hereby, and (iii) resolved, subject to the rights of the Company Board of Directors under
     Section 5.6 hereof, to recommend that the stockholders of the Company approve and adopt this Agreement and the Merger, and none of the aforesaid actions by the Company Board of Directors has been amended, rescinded or modified. The action taken by the Company Board of Directors constitutes approval of the Merger and the other transactions contemplated hereby by the Company Board of Directors under the provisions of Section 203 of the DGCL such that Section 203 of the DGCL does not apply to this Agreement or the other transactions contemplated hereby.

          (c) Lazard Freres & Co. LLC has advised the Company Board of Directors of its opinion, and has undertaken to deliver to the Company Board of Directors such opinion in writing dated the date of this Agreement, that, as of such date and based on the assumptions, qualifications and limitations contained therein, the Merger Consideration is fair, from a financial point of view, to such holders.

     SECTION 3.4 NO CONFLICT. The execution and delivery of this Agreement by the Company do not, and the performance of this Agreement by the Company and the consummation of the Merger and the other transactions contemplated by this Agreement will not, (i) conflict with or violate the Company Certificate of Incorporation or Company Bylaws or equivalent organizational documents of any of its Subsidiaries, (ii) subject to Section 3.5, conflict with or violate any United States federal, state or local or any foreign statute, law, rule, regulation, ordinance, code, order, judgment, decree or any other requirement or rule of law (a "Law") applicable to the Company or any of its Subsidiaries or by which any property or asset of the Company or any of its Subsidiaries is bound or affected, or (iii) except as set forth in the Company Disclosure Letter, result in a breach of or constitute a default (or an event which with notice or lapse of time or both would become a default) under, give to others any right of termination, amendment, acceleration or cancellation of, result in triggering any payment or other obligations, or result in the creation of a lien or other encumbrance on any property or asset of the Company or any of its Subsidiaries pursuant to, any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries or any property or asset of any of them is bound or affected, except in the case of clauses (ii) and (iii) above for any such conflicts, violations, breaches, defaults or other occurrences which could not, individually or in the aggregate, have a Company Material Adverse Effect.

     SECTION 3.5 REQUIRED FILINGS AND CONSENTS. The execution and delivery of this Agreement by the Company do not, and the performance of this Agreement by the Company will not, require any consent, approval, authorization or permit of, or filing with or notification to, any United States federal, state or local or any foreign government or any court, administrative or regulatory agency or commission or other governmental authority or agency, domestic or foreign (a "Governmental Entity"), except (i) for applicable requirements, if any, of the Exchange Act, state securities or "blue sky" laws ("Blue Sky Laws") and filing and recordation of appropriate merger documents as required by the DGCL, (ii) for those required by the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"), (iii) for those required by the Federal Communications Commission or any successor entity (the "FCC") under the Communications Act of 1934, as amended, and the rules, regulations and policies of the FCC promulgated thereunder (collectively, the "Communications Act"), including those required in connection with the transfer of control of the Company and the assignment of the FCC Licenses (as defined in Section 3.7 hereof) held by the Company and its Subsidiaries and affiliates (the "FCC Filings"), (iv) for filings contemplated by Section 3.15 hereof, and (v) where failure to obtain such consents, approvals, authorizations or permits, or to make such filings or notifications, could not, individually or in the aggregate, have a Company Material Adverse Effect.

     SECTION 3.6 COMPLIANCE. Subject to Section 3.7 and except as disclosed in the Company Disclosure Letter, each of the Company and its Subsidiaries (i) has been operated at all times in compliance with all Laws applicable to the Company or any of its Subsidiaries or by which any property, business or asset of the Company or any of its Subsidiaries is bound or affected and (ii) is not in default or violation of any notes, bonds, mortgages, indentures, contracts, agreements, leases, licenses, permits, franchises, or other instruments or obligations to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries or any property or asset of the Company or any of its Subsidiaries is bound or affected, except in either case for any such failures to comply, conflicts, defaults or violations that could not, individually or in the aggregate, have a Company Material Adverse Effect.

     SECTION 3.7 LICENSES AND PERMITS.

          (a) The Company Disclosure Letter sets forth all of the FCC licenses, permits, applications, and authorizations for BTAs (as hereinafter defined), MDS stations (as hereinafter defined), Local Multipoint Distribution Service facilities ("LMDS"), ITFS stations (as hereinafter defined) and other FCC licensed facilities (collectively, the "FCC Licenses") either held by the Company or a Subsidiary thereof, or that are subject to an agreement pursuant to which the use of the transmission capacity associated therewith is leased by the Company or a Subsidiary thereof (the "Channel Leases"). The Company Disclosure Letter correctly sets forth the identity of the holder and lessor and lessee (if other than the Company or a Subsidiary thereof) of the transmission capacity of such FCC Licenses and the termination date of such FCC Licenses. Except as set forth in the Company Disclosure Letter, each FCC License held by the Company or a Subsidiary thereof, and to the knowledge of the Company, each other FCC License was duly and validly issued and assigned to the holder thereof by the FCC pursuant to procedures which comply with all requirements of applicable Law, including the requirements of any international agreements implemented by the FCC related to channel use or frequency coordination. There has been no occurrence of any event or the existence of any circumstances which may lead to the forfeiture, revocation, suspension, impairment, adverse modification or non-renewal of any FCC License held by the Company or a Subsidiary thereof, or to the knowledge of the Company, of any FCC License held by the lessor of a Channel Lease or the imposition of a monetary fine or forfeiture against the holder of an FCC License including, without limitation, any limitation or discontinuance of service or operation of the facility associated with the FCC License. Except as set forth in the Company Disclosure Letter, each FCC License held by the Company or a Subsidiary thereof, and to the knowledge of the Company, each other FCC License has been duly authorized and is in full force and effect, and there is no known conflict with the valid rights of others which could have a material adverse effect on the value or use of the FCC Licenses or the transmission capacity associated therewith. Except as set forth in the Company Disclosure Letter or in any Channel Lease, there are no agreements, arrangements or understandings relating to the assignment, transfer, conveyance or pledge of any FCC License held by the Company or a Subsidiary thereof, or to the knowledge of the Company, any other FCC License, in whole or in part, or any interest therein for the markets in which the Company or any of its Subsidiaries operate.

          (b) Except as disclosed in Schedule 3.7(a) of the Company Disclosure Letter, the Company, its Subsidiaries and, to the knowledge of the Company, each of the other holders of the FCC Licenses has duly filed in a timely manner all filings and reports relating to the FCC Licenses and the Channel Leases required to be filed with a Governmental Entity by the holders of the FCC Licenses, the Company or its Subsidiaries, as the case may be, under the Communications Act, other applicable Laws or FCC rules. The Company, its Subsidiaries and, to the knowledge of the Company, the other holders of the FCC Licenses are in material compliance with all applicable Laws, including, without limitation, the Communications Act and the FCC rules relating to the operation or use of the FCC Licenses, and, each filing and report filed with a Governmental Entity with respect to the Company, its Subsidiaries, their FCC Licenses, or to the knowledge of the Company, the other FCC Licenses is true, correct and complete in all respects and there have been no changes in the ownership of the FCC Licenses since the filing of the most recent ownership report.

          (c) The Company Disclosure Letter correctly sets forth all of the Channel Leases pursuant to which the Company or a Subsidiary thereof may use the transmission capacity of the FCC Licenses corresponding thereto. Except as disclosed in the Company Disclosure Letter, each of the Channel Leases was duly and validly entered into by the parties thereto pursuant to procedures which comply with all requirements of applicable Law, including the requirements of the FCC, and no event has occurred or circumstances exist which may lead to the revocation, suspension, termination, breach, default, adverse modification or non-renewal of any Channel Lease or material provision thereof, or cause any Channel Lease, or any material provision thereof, not to comply with the requirements of the FCC. Except as disclosed in the Company Disclosure Letter, no provision of any of the Channel Leases prohibits, restricts or would reasonably be expected to materially adversely affect or delay: (i) the Colocation (as defined herein) of the FCC Licenses at the corresponding Colocation Site (as defined herein), and the filing with the FCC, by the holder of the corresponding FCC License, of any application for authorization (including a Colocation Application) relating thereto; (ii) the use or implementation of digital technology in connection with the provision of one-way transmission of data, Internet, video (including video programming), and other similar services using the transmission capacity of the FCC License ("Digital Services"), and the filing with the FCC, by the holder of the corresponding FCC License, of any application for authorization relating to such Digital Service; or (iii) the use or implementation of two-way technology in connection with the provision of two-way transmission of data, Internet, video (including video programming), telephony and other similar services using the transmission capacity of the FCC License ("Two-Way Services"), and the filing with the FCC, by the holder of the corresponding FCC License, of any application for authorization relating to such Two-Way Service. Except as set forth in the Company Disclosure Letter, the Company has the sole right under each of the Channel Leases to use all of the transmission capacity associated with the FCC License for the provision of any services authorized by the FCC, including analog services, Digital Services, and Two-Way Services (other than the transmission capacity expressly reserved by such Channel Lease for the holder of an FCC License in the Instructional Television Fixed Service (the "ITFS Service")). Buyer upon the closing of the transactions contemplated by this Agreement, will have the sole right to use the transmission capacity of the FCC License under each of the Channel Leases for the provision of any services authorized by the FCC, including analog services, Digital Services and Two-Way Services (other than the transmission capacity expressly reserved by such Channel Lease for the holder of an FCC License in the ITFS Service). Each Channel Lease is in full force and effect and the parties thereto are in compliance with the terms thereof and there are no known conflicts with the valid rights of others. No third party has any rights to assert any interests in any of the Channel Leases or the rights and benefits granted to the Company or its Subsidiaries pursuant thereto. No event has occurred which permits, or after notice or lapse of time or both would permit the revocation, suspension, termination, breach, default, adverse modification or non-renewal of any Channel Lease by the lessor of such Channel Lease. There are no existing or alleged defaults by the lessors or the Company or its Subsidiaries under any of the Channel Leases, including any defaults relating to the payment obligations thereunder. Except as set forth in the Company Disclosure Letter, the consummation of the transactions contemplated by this Agreement will not result in the breach or violation of any of the terms, conditions, or provisions of any of the Channel Leases or give rise to any right of termination of any Channel Lease.

          (d) Except as set forth in the Company Disclosure Letter, neither the Company nor any Subsidiary thereof, nor, to the knowledge of the Company, any lessor under any Channel Lease has agreed to accept any interference from any third party or to take any action to protect any third party's reception from interference that would have a Company Material Adverse Effect on the development of the Company's current business. The Company Disclosure Letter sets forth all interference and coordination agreements entered into by the Company, any of its Subsidiaries or affiliates or, to the knowledge of the Company, any other holder of an FCC License.

          (e) There is no outstanding adverse judgment, injunction, decree or order that has been issued by the FCC against the Company, or a Subsidiary or affiliate thereof or, to the knowledge of the Company, the holder of an FCC License, or any action, proceeding or investigation pending before or, to the knowledge of the Company, threatened by the FCC or a third party (excluding a cable franchising authority) specifically, including, but not limited to, any pending or threatened proceeding that would have the effect of revoking or restricting or impairing one or more of the FCC Licenses or the operations of the Company or a Subsidiary or affiliate thereof.

          (f) Except as set forth in the Company Disclosure Letter, all regulatory fees and expenses due and payable to the FCC associated with the FCC Licenses have been paid by the Company or a Subsidiary thereof and, to the knowledge of the Company, by each other holder of an FCC License, including all fees and costs associated with the FCC Licenses held by the Company or a Subsidiary thereof to provide LMDS or MDS service in basic trading areas, as defined by Rand McNally (the "BTAs"). The Company Disclosure Letter discloses any discounts or bidding credits that the Company or a Subsidiary thereof received from the FCC in conjunction with the licensing of the BTAs.

          (g) The Company Disclosure Letter accurately lists each of the FCC Licenses, and accurately discloses and describes (i) whether an application is pending before, or has been granted by the FCC to authorize the operation of the facilities associated with any FCC License at a common transmitter site with other Multichannel Multipoint Distribution Service and Multipoint Distribution Service stations (collectively, "MDS") and ITFS stations (a "Colocation Application" for the "Colocation" of the FCC License); (ii) whether any other applications, in addition to Colocation Applications, have been filed with or granted by the FCC, to authorize the provision of Digital Services and/or Two-Way Services on the facilities associated with any FCC License (collectively referred to as "Other Applications"); and (iii) the status of each Colocation Application and Other Application, including (A) the transmission site proposed in the Colocation Application (the "Colocation Site") or in the Other Applications, or authorized by the grant thereof; and (B) the authorized or proposed technical parameters and conditions for the provision of analog services and, to the extent applicable, Digital Services and Two-Way Services pursuant to the Colocation Application or Other Application. Except as set forth in the Company Disclosure Letter,
     (i) each Colocation Application and Other Application filed with the FCC by the Company, a Subsidiary thereof or the holder of an FCC License complies with the FCC rules and other applicable Laws (including the interference protection and coordination requirements) and has been accepted for filing by the FCC; (ii) there are no pending, or to the knowledge of the Company, threatened interference issues, petitions to deny, written informal objections, outstanding no-objection letters, comments, petitions for reconsideration, petitions for review, waiver requests, other similar filings, or to the knowledge of the Company, competing or conflicting applications, relating to such Colocation Applications and Other Applications; and (iii) a protected service area for the FCC License has been granted or requested, unless such FCC License is associated with a BTA authorization for the MDS service.

          (h) Tower Site Leases

             (i) The Company Disclosure Letter accurately and completely lists and sets forth a description (including location of premises, term, and assignability) of all agreements between the Company and any Person relating to the location and use of towers, earth stations and associated real estate at such sites (including at the Colocation Sites) (the "Tower Site Leases"). All such Tower Site Leases are valid, subsisting, and in full force and effect and not subject to a breach by the Company or, to the knowledge of the Company, any of the parties thereto.

             (ii) All of the existing towers owned by the Company or its Subsidiaries or affiliates and located at the Colocation Sites ("Company Towers"), and to the knowledge of the Company, all other towers used in conjunction with one or more FCC Licenses ("Other Towers") are obstruction-marked and lighted to the extent required by, and in accordance with applicable Laws, including the rules and regulations of the Federal Aviation Administration (the "FAA") and the FCC. Except as set forth in the Company Disclosure Letter, all appropriate notifications to the FAA have been filed for each Company Tower, and to the knowledge of the Company, each Other Tower where required by the rules and regulations of the FAA or the FCC.

          (i) Cable Franchises. The Company Disclose Letter discloses all cable franchises ("Franchises") held by the Company or its Subsidiaries. Except as set forth in the Company Disclosure Letter, (i) all such Franchises are valid and in full force and effect; (ii) the Company and its Subsidiaries are in compliance with the terms and conditions of such Franchises; and
     (iii) no third parties have asserted any rights in such Franchises.

     SECTION 3.8 SEC FILINGS, FINANCIAL STATEMENTS.

          (a) The Company has filed all forms, reports, statements and documents required to be filed with the SEC since January 1, 1997 (collectively, the "SEC Reports"), each of which has complied in all material respects with the applicable requirements of the Securities Act of 1933, as amended (the "Securities Act"), and the rules and regulations promulgated thereunder, or the Exchange Act, and the rules and regulations promulgated thereunder, each as in effect on the date so filed. None of the SEC Reports (including, but not limited to, any financial statements or schedules included or incorporated by reference therein) contained when filed any untrue statement of a material fact or omitted or omits to state a material fact required to be stated or incorporated by reference therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

          (b) Each of the audited consolidated balance sheets of the Company as of December 31, 1998 and December 31, 1997 and the related consolidated statements of operations, shareholders' deficit and cash flows for the three fiscal years in the period ended December 31, 1998 included in its Annual Report on Form 10-K for the fiscal year ended December 31, 1998 (the "Company 10-K"), in each case, including any related notes thereto, as filed with the SEC (collectively, the "Company Financial Statements"), has been prepared in accordance with generally accepted accounting principles ("GAAP") applied on a consistent basis throughout the periods involved (except as may be indicated in the notes thereto) and fairly presents in all material respects the consolidated financial position of the Company and its Subsidiaries at the respective date thereof and the consolidated results of its operations and changes in cash flows for the periods indicated.

          (c) Except as disclosed in the Company Disclosure Letter, there are no liabilities of the Company or any of its Subsidiaries of any kind whatsoever, whether or not accrued and whether or not contingent or absolute, that are material to the Company and its Subsidiaries, taken as a whole, other than (i) liabilities disclosed or provided for in the consolidated balance sheet of the Company and its Subsidiaries at December 31, 1998, including the notes thereto, (ii) liabilities disclosed in the SEC Reports, (iii) liabilities incurred on behalf of the Company in connection with this Agreement and the transactions contemplated hereby, and (iv) liabilities incurred in the ordinary course of business consistent with past practice since December 31, 1998, none of which are, individually or in the aggregate, reasonably likely to have a Company Material Adverse Effect.

          (d) The Company has heretofore furnished or made available to Parent a complete and correct copy of any amendments or modifications through the date hereof which have not yet been filed with the SEC to agreements, documents or other instruments which previously had been filed by the Company with the SEC as exhibits to the SEC Reports pursuant to the Securities Act and the rules and regulations promulgated thereunder or the Exchange Act and the rules and regulations promulgated thereunder.

     SECTION 3.9 ABSENCE OF CERTAIN CHANGES OR EVENTS. Except as contemplated by this Agreement or as disclosed in the Company Disclosure Letter or the Recent SEC Reports, since December 31, 1998, the Company and its Subsidiaries have conducted their respective businesses only in the ordinary course and consistent with prior practice and there has not been (i) any event or occurrence of any condition that has had or would reasonably be expected to have a Company Material Adverse Effect, (ii) any declaration, setting aside or payment of any dividend or any other distribution with respect to any of the capital stock of the Company or any Subsidiary, (iii) any material change in accounting methods, principles or practices employed by the Company, or (iv) any action of the type described in Sections 5.1(b) (other than Section 5.1(b)(v) and (vi)) or 5.1(c) which had such action been taken after the date of this Agreement would be in violation of any such Section.

     SECTION 3.10 TAXES.  Except as set forth in the Company Disclosure Letter:
(a) the Company and each of its Subsidiaries have timely filed all material Tax Returns required to be filed by it and all such Tax Returns are true, correct and complete in all material respects, or requests for extensions to file such returns or reports have been timely filed, granted and have not expired, except to the extent that such failures to file, to be complete or correct or to have extensions granted that remain in effect individually or in the aggregate would not have a material adverse effect on the Company; (b) the Company and each of its Subsidiaries has paid (or there has been paid on its behalf) all Taxes shown as due on such Tax Returns, paid all Taxes otherwise due and payable except for such Taxes otherwise due and payable that would not individually or in the aggregate have a Company Material Adverse Effect, and the most recent financial statements contained in the SEC Reports reflect an adequate reserve in accordance with GAAP for all Taxes payable by the Company and its Subsidiaries for all taxable periods and portions thereof accrued through the date of the financial statements; (c) no deficiencies for any Taxes have been proposed, asserted or assessed against the Company or any of its Subsidiaries that are not adequately reserved for, except for deficiencies that individually or in the aggregate would not have a material adverse effect on the Company; (d) neither the Company nor any of its Subsidiaries has made an election under Section 341(f) of the Code; (e) neither the Company nor any of its Subsidiaries has waived any statute of limitations in respect of any material Taxes or agreed to any extension of time with respect to a material Tax assessment or material deficiency; and (f) neither the Company nor any of its
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

Subsidiaries is a party to, is bound by or has any obligation under, a Tax sharing contract or other agreement or arrangement for the allocation, apportionment, sharing, indemnification, or payment of Taxes. For purposes of this Agreement, (a) "Tax" (and, with correlative meaning, "Taxes") means any federal, state, local or foreign income, gross receipts, property, sales, use, license, excise, franchise, employment, payroll, premium, withholding, alternative or added minimum, ad valorem, transfer or excise tax, or any other tax, custom, duty, governmental fee or other like assessment or charge of any kind whatsoever, together with any interest or penalty or addition thereto, whether disputed or not, imposed by any Governmental Entity, and (b) "Tax Return" means any return, report or similar statement required to be filed with respect to any Tax (including any attached schedules), including, without limitation, any information return, claim for refund, amended return or declaration of estimated Tax.

     SECTION 3.11 TITLE TO ASSETS.

          (a) Except as set forth in the SEC Reports filed since January 1, 1999 and prior to the date hereof (the "Recent SEC Reports") or in the Company Disclosure Letter, the Company and each of its Subsidiaries have good and marketable title to, or a valid leasehold interest in, all of their real and personal properties and assets reflected in the Recent SEC Reports or acquired after December 31, 1998 (other than assets disposed of since December 31, 1998 in the ordinary course of business consistent with past practice), in each case free and clear of all title defects, liens, encumbrances and restrictions, except for (i) liens, encumbrances or restrictions which secure indebtedness which are reflected in the Recent SEC Reports; (ii) liens for Taxes accrued but not yet payable; (iii) liens arising as a matter of law in the ordinary course of business with respect to obligations incurred after December 31, 1998, provided that the obligations secured by such liens are not delinquent; and (iv) such title defects, liens, encumbrances and restrictions, if any, as individually or in the aggregate are not reasonably likely to have a Company Material Adverse Effect. The Company Disclosure Letter sets forth a true, correct and complete list of all real property owned by the Company or any of its Subsidiaries, or as to which the Company or any such Subsidiary has the option to purchase or acquire. Except as set forth in the Company Disclosure Letter, the Company and each of its Subsidiaries either own, or have valid leasehold interests in, all properties and assets used by them in the conduct of their business, except where the absence of such ownership or leasehold interest could not individually or in the aggregate have a Company Material Adverse Effect.

          (b) Except as set forth in the Recent SEC Reports or in the Company Disclosure Letter, neither the Company nor any of its Subsidiaries has any legal obligation, absolute or contingent, to any other person to sell or otherwise dispose of, or to grant any right of first refusal or right to proceeds relating to such sale or disposition of, any of its assets with an individual value in excess of $25,000.

     SECTION 3.12 CHANGE OF CONTROL AGREEMENTS. Except as disclosed in the Company Disclosure Letter or the Recent SEC Reports, neither the execution and delivery of this Agreement nor the consummation of the Merger or the other transactions contemplated by this Agreement, will (either alone or in conjunction with any other event) result in, cause the accelerated vesting or delivery of, or increase the amount or value of, any payment or benefit to any director, officer or employee of the Company. Except as set forth in the Company Disclosure Letter, without limiting the generality of the foregoing, no amount paid or payable by the Company in connection with the Merger or the other transactions contemplated by this Agreement, including accelerated vesting of options (either solely as a result thereof or as a result of such transactions in conjunction with any other event) will be an "excess parachute payment" within the meaning of Section 280G of the Code.

     SECTION 3.13 LITIGATION. Except for such matters disclosed in the Company Disclosure Letter or the Recent SEC Reports which, if adversely determined, have not had, and would not reasonably be expected to have, a Company Material Adverse Effect, there are no claims, suits, actions, investigations, indictments or information, or administrative, arbitration or other proceedings ("Litigation") pending or, to the knowledge of the Company, threatened against the Company or any of its Subsidiaries. Except for such matters which have not had, and could not reasonably be expected to have, a Company Material Adverse Effect, there are no judgments, orders, injunctions, decrees, stipulations or awards (whether rendered by a court, administrative

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agency, or by arbitration, pursuant to a grievance or other procedure) against or relating to the Company or any of its Subsidiaries.

     SECTION 3.14 CONTRACTS AND COMMITMENTS. The Company Disclosure Letter sets forth a true, correct and complete list of the following contracts to which the Company or a Subsidiary is a party (including every amendment, modification or supplement to the foregoing): (i) any contracts of employment, (ii) agreements or arrangements for the purchase or sale of any assets (otherwise than in the ordinary course of business), (iii) agreements, contracts or indentures relating to the borrowing of money, (iv) agreements with unions, material independent contractor agreements and material leased or temporary employee agreements, (v) tower site leases and other leases of any real property involving annual rent of $25,000 or more, (vi) programming and retransmission consent agreements, (vii) contracts containing covenants limiting the freedom of the Company, or any of its Subsidiaries, to engage in any line of business or to compete with any entity and (viii) other than respect to contracts identified in the Company Disclosure Letter pursuant to Section 3.7, all other contracts, agreements or commitments involving annual payments made by or to the Company or a Subsidiary of $100,000. Except for agreements, arrangements or commitments disclosed in the Company Disclosure Letter, neither the Company nor any of its Subsidiaries is a party to any agreement, arrangement or commitment which is material to the business of the Company taken as a whole. The Company has delivered or made available true, correct and complete copies of all such agreements, arrangements and commitments to Parent. Neither the Company nor any of its Subsidiaries is in default under any such agreement, arrangement or commitment which has had, or could reasonably be expected to have, a Company Material Adverse Effect.

     SECTION 3.15 INFORMATION SUPPLIED. The proxy statement to be mailed to the Company's stockholders in connection with the Stockholders' Meeting (as defined in Section 5.5) (the "Proxy Statement") at the date such document is first published, sent or delivered to the Company's stockholders or, unless promptly corrected, at any time during the pendency of the Stockholders' Meeting, will not, unless promptly corrected, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading. The Proxy Statement will comply as to form and substance in all material respects with the requirements of the Exchange Act and the applicable rules and regulations of the SEC thereunder. Notwithstanding the foregoing, no representation or warranty is made by the Company with respect to statements made or incorporated by reference therein based on information supplied by Parent or Purchaser for inclusion or incorporation by reference in the foregoing document.

     SECTION 3.16 EMPLOYEE BENEFIT PLANS. All employee benefit plans, compensation arrangements and other benefit arrangements covering employees of the Company or any of its Subsidiaries (the "Company Benefit Plans") and all employee agreements providing for compensation, severance or other benefits to any employee or former employee of the Company or any of its Subsidiaries are set forth in the Company Disclosure Letter. True and complete copies of the Company Benefit Plans have been made available to Parent. Any Company Benefit Plan intended to be qualified under Section 401(a) of the Code has received a determination letter or is a model prototype plan and continues to satisfy the requirements for such qualification. Neither the Company nor any of its Subsidiaries nor any ERISA Affiliate of the Company maintains, contributes to or has maintained or contributed in the past six (6) years to any benefit plan which is covered by Title IV of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or Section 412 of the Code. Neither any Company Benefit Plan, nor the Company nor any Subsidiary has incurred any material liability or penalty under Section 4975 of the Code or Section 502(i) of ERISA or engaged in any transaction that is reasonably likely to result in any such liability or penalty. Except as set forth in the Company Disclosure Letter, each Company Benefit Plan has been maintained and administered in compliance with its terms and with ERISA and the Code to the extent applicable thereto, except for such non-compliance which individually or in the aggregate could not reasonably be expected to have a Company Material Adverse Effect. There is no pending or anticipated Litigation against or otherwise involving any of the Company Benefit Plans and no Litigation (excluding claims for benefits incurred in the ordinary course of Company Benefit Plan activities) has been brought against or with respect to any such Company Benefit Plan, except for any of the foregoing which individually or in the aggregate could not have a Company Material

Adverse Effect. All contributions required to be made as of the date hereof to the Company Benefit Plans have been made or provided for. Except as described in the SEC Reports or as required by Law, neither the Company nor any of its Subsidiaries maintains or contributes to any plan or arrangement which provides or has any liability to provide life insurance or medical or other employee welfare benefits to any employee or former employee upon his retirement or termination of employment, and neither the Company nor any of its Subsidiaries has ever represented, promised or contracted (whether in oral or written form) to any employee or former employee that such benefits would be provided.

     For purposes of this Agreement "ERISA Affiliate" means any business or entity which is a member of the same "controlled group of corporations," an "affiliated service group" or is under "common control" with an entity within the meanings of Sections 414(b), (c) or (m) of the Code, is required to be aggregated with the entity under Section 414(o) of the Code, or is under "common control" with the entity, within the meaning of Section 4001(a)(14) of ERISA, or any regulations promulgated or proposed under any of the foregoing sections.

     SECTION 3.17 LABOR AND EMPLOYMENT MATTERS. Except as set forth in the Company Disclosure Letter:

          (a) Neither the Company nor any of its Subsidiaries is a party to, or bound by, any collective bargaining agreement or other contracts, arrangements, agreements or understandings with a labor union or labor organization that was certified by the National Labor Relations Board ("NLRB"). Except for such matters which, individually or in the aggregate, could not have a Company Material Adverse Effect, there is no existing, pending or threatened (i) unfair labor practice charge or complaint, labor dispute, labor arbitration proceeding or any other matter before the NLRB or any other comparable state agency against or involving the Company or any of its Subsidiaries, (ii) activity or proceeding by a labor union or representative thereof to organize any employees of the Company or any of its Subsidiaries, (iii) certification or decertification question relating to collective bargaining units at the premises of the Company or any of its Subsidiaries or (iv) lockout, strike, organized slowdown, work stoppage or work interruption with respect to such employees.

          (b) Neither the Company nor any of its Subsidiaries has taken any action that would constitute a "Mass Layoff" or "Plant Closing" within the meaning of the Worker Adjustment and Retraining Notification ("WARN") Act or would otherwise trigger notice requirements or liability under any state or local plant closing notice law. No agreement, arbitration or court decision or governmental order in any way limits or restricts any of the Company, any of its Subsidiaries or Parent from relocating or closing any of the operations of the Company or any of its Subsidiaries.

          (c) Neither the Company nor any of its Subsidiaries has failed to pay when due any wages, bonuses, commissions, benefits, taxes, penalties or assessments or other monies, owed to, or arising out of the employment of or any relationship or arrangement with, any officer, director, employee, sales representative, contractor, consultant or other agent. There are no citations, investigations, administrative proceedings or formal complaints of violations of any federal or state wage and hour laws pending or, to the knowledge of the Company, threatened before the Department of Labor or any federal, state or administrative agency or court against or involving the Company or any of its Subsidiaries.

          (d) The Company and each of its Subsidiaries are in compliance in all material respects with all immigration laws relating to employment and have properly completed and maintained all applicable forms (including but not limited to I-9 forms) and, to the knowledge of the Company, there are no citations, investigations, administrative proceedings or formal complaints of violations of the immigration laws pending or threatened before the Immigration and Naturalization Service or any federal, state or administrative agency or court against or involving the Company or any of its Subsidiaries.

          (e) There are no investigations, administrative proceedings, charges or formal complaints of discrimination (including discrimination based upon sex, age, marital status, race, national origin, sexual preference, disability, handicap or veteran status) pending or, to the knowledge of the Company, threatened before the Equal Employment Opportunity Commission or any federal, state or local agency or court against or involving the Company or any of its Subsidiaries. No discrimination and/or retaliation claim is pending or, to the knowledge of the Company, threatened against the Company or any of its Subsidiaries under the 1866, 1877, 1964 or 1991 Civil Rights Acts, the Equal Pay Act, the Age Discrimination in Employment Act, as amended, the Americans with Disabilities Act, the Family and Medical Leave Act, the Fair Labor Standards Act, ERISA, or any other federal law relating to employment or any comparable state or local fair employment practices act regulating discrimination in the workplace, and no wrongful discharge, libel, slander, invasion of privacy or other claim (including but not limited to violations of the Fair Credit Reporting Act, as amended, and any applicable whistleblower statutes) under any state or federal law is pending or, to the knowledge of the Company, threatened against the Company or any of its Subsidiaries.

          (f) If the Company or any of its Subsidiaries is a Federal, State or local contractor obligated to develop and maintain an affirmative action plan, no discrimination claim, show-cause notice, conciliation proceeding, sanctions or debarment proceedings is pending or, to the knowledge of the Company, has been threatened against the Company or any of it Subsidiaries with the Office of Federal Contract Compliance Programs or any other Federal agency or any comparable state or local agency or court and no desk audit or on-site review is in progress.

          (g) There are no citations, investigations, administrative proceedings or formal complaints of violations of local, state or federal occupational safety and health laws pending or, to the knowledge of the Company, threatened before the Occupational Safety and Health Review Commission or any federal, state or local agency or court against or involving the Company or any of its Subsidiaries.

          (h) No workers' compensation or retaliation claim is pending against the Company or any of its Subsidiaries in excess of $250,000 in the aggregate and the Company maintains adequate insurance with respect to workers' compensation claims pursuant to insurance policies that are currently in force, or has accrued an adequate liability for such obligations, including, without limitation, adequate accruals with respect to accrued but unreported claims and retroactive insurance premiums.

     SECTION 3.18 ENVIRONMENTAL COMPLIANCE AND DISCLOSURE. Except as disclosed in the Recent SEC Reports or in the Company Disclosure Letter:

          (a) The Company possesses, and is in compliance in all material respects with, all permits, licenses and government authorizations and has filed all notices that are required under local, state and federal Laws and regulations relating to protection of the environment, pollution control, product registration and hazardous materials ("Environmental Laws") applicable to the Company, and the Company is in compliance in all material respects with all applicable limitations, restrictions, conditions, standards, prohibitions, requirements, obligations, schedules and timetables contained in those laws or contained in any Law, regulation, code, plan, order, decree, judgment, notice, permit or demand letter issued, entered, promulgated or approved thereunder;

          (b) The Company has not received notice of actual or threatened liability under the Federal Comprehensive Environmental Response, Compensation and Liability Act ("CERCLA") or any similar state or local statute or ordinance from any governmental agency or any third party and, to the knowledge of the Company, there are no facts or circumstances which could form the basis for the assertion of any claim against the Company under any Environmental Laws including, without limitation, CERCLA or any similar local, state or foreign Law with respect to any on-site or off-site location;

          (c) The Company has neither entered into or agreed to, nor does it contemplate entering into any consent decree or order, and is not subject to any judgment, decree or judicial or administrative order relating to compliance with, or the cleanup of hazardous materials under, any applicable Environmental Laws;

          (d) The Company has not been subject to any administrative or judicial proceeding pursuant to and, to the knowledge of the Company, has not been alleged to be in violation of, applicable Environmental Laws or regulations either now or any time during the past five years;

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

          (e) The Company has not received notice that it is subject to any claim, obligation, liability, loss, damage or expense of whatever kind or nature, contingent or otherwise, incurred or imposed or based upon any provision of any Environmental Law and arising out of any act or omission of the Company, its employees, agents or representatives or, to the knowledge of the Company, arising out of the ownership, use, control or operation by the Company of any plant, facility, site, area or property (including, without limitation, any plant, facility, site, area or property currently or previously owned or leased by the Company) from which any hazardous materials were released into the environment (the term "release" meaning any spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, dumping or disposing into the environment, and the term "environment" meaning any surface or ground water, drinking water supply, soil, surface or subsurface strata or medium, or the ambient air);

          (f) The Company has heretofore furnished or made available to Parent true, correct and complete copies of all files of the Company relating to environmental matters (or an opportunity to review such files). The Company has not paid any fines, penalties or assessments within the last five years with respect to environmental matters; and

          (g) To the Company's knowledge, none of the assets owned by the Company or any real property leased by the Company contain any friable asbestos, regulated PCBs or underground storage tanks.

          (h) As used in this Section 3.18, the term "Hazardous Materials" means any waste, pollutant, hazardous substance, toxic, ignitable, reactive or corrosive substance, hazardous waste, special waste, industrial substance, by-product, process intermediate product or waste, petroleum or petroleum-derived substance or waste, chemical liquids or solids, liquid or gaseous products, or any constituent of any such substance or waste, the use, handling or disposal of which by the Company is in any way governed by or subject to any applicable Law, rule or regulation of any Governmental Entity.

     SECTION 3.19 INTELLECTUAL PROPERTY.

          (a) The Company Disclosure Letter sets forth a true and complete list of (i) all United States and foreign patents, trademark, service mark and copyright registrations and applications therefor, and material trademarks, trade names, service marks and copyrights owned by the Company and its Subsidiaries (the "Intellectual Property Rights") and (ii) all United States and foreign patents, trademarks, trade names, service marks and copyrights licensed to the Company or any of its Subsidiaries (the "Licensed Rights"). The Company represents and warrants that, except as set forth in the Company Disclosure Letter, (i) the Intellectual Property Rights are free and clear of any liens, claims or encumbrances, are not subject to any license (royalty bearing or royalty free) and are not subject to any other arrangement requiring any payment to any person or the obligation to grant rights to any person in exchange; (ii) to the knowledge of the Company, the Licensed Rights are free and clear of any liens, claims, encumbrances, royalties or other obligations; and (iii) the Intellectual Property Rights and the Licensed Rights are all those material rights necessary to the conduct of the business of each of the Company, its Subsidiaries and the Company's affiliates as presently conducted. Except as set forth in the Company Disclosure Letter, the validity of the Intellectual Property Rights and title thereto, (i) have not been questioned in any prior Litigation; (ii) are not being questioned in any pending Litigation; and (iii) to the knowledge of the Company, are not the subject(s) of any threatened or proposed Litigation. The business of each of the Company and its Subsidiaries, as presently conducted, does not conflict with and, to the knowledge of the Company, has not been alleged to conflict with any patents, trademarks, trade names, service marks, copyrights or other intellectual property rights of others. The consummation of the transactions contemplated hereby will not result in the loss or impairment of any of the Intellectual Property Rights or the Company's or its Subsidiaries' right to use any of the Licensed Rights. To the knowledge of the Company, there are no third parties using any of the Intellectual Property Rights material to the business of the Company or its Subsidiaries as presently conducted.

          (b) Except as identified in the Company Disclosure Letter, each of the Company and its Subsidiaries owns, or possesses valid rights to, all computer software programs that are material to the conduct of the business of the Company and its Subsidiaries. To the Company's knowledge, there are no

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     infringement suits, actions or proceedings pending or threatened against the Company or any Subsidiary with respect to any software owned or licensed by the Company or any Subsidiary.

     SECTION 3.20 YEAR 2000 COMPLIANCE.

          (a) The Company has made available to Parent the Company's plan to ensure that it will be Year 2000 Compliant (the "Year 2000 Plan"). To the Company's knowledge, the Year 2000 Plan will enable the Company to be Year 2000 Compliant in a timely manner except as to matters which are not reasonably likely to result in a Company Material Adverse Effect and the cost for the Company to become Year 2000 Compliant is estimated to be $1.2 million.

          (b) "Year 2000 Compliant" means that (i) the products, services, or other item(s) at issue accurately process, provide and/or receive date/time data (including calculating, comparing, and sequencing), within, from, into, and between centuries (including the twentieth and twenty-first centuries and the years 1999 and 2000), including leap year calculations, and (ii) neither the performance nor the functionality nor the supply of the products, services, and other item at issue will be affected by dates/times prior to, on, after, or spanning January 1, 2000. The design of the products, services, and other item at issue to ensure compliance with the foregoing warranties and representations includes proper date/time data century recognition and recognition of 1999 and 2000, calculations that accommodate same century and multicentury formulae and date/time values before, on, after, and spanning January 1, 2000, and date/time data interface values that reflect the century, 1999, and 2000. In particular, but without limitation, (A) no value for current date/time will cause any error, interruption, or decreased performance in or for such product, service, and other item, (B) all manipulations of date and time related data (including calculating, comparing, sequencing, processing, and outputting) will produce correct results for all valid dates and times, including when used in combination with other products, services, or items,
     (C) all date/time elements in interfaces and data storage will specify the century to eliminate date ambiguity without human intervention, including leap year calculations, (D) where any date/time element is represented without a century, the correct century will be unambiguous for all manipulations involving that element, (E) authorization codes, passwords, and zaps (purge functions) will function normally and in the same manner during prior to, on, and after January 1, 2000, including the manner in which they function with respect to expiration dates and CPU serial numbers, and (F) the Company's and its Subsidiaries' supply of the product, service, and other item will not be interrupted, delayed, decreased, or otherwise affected by the advent of the year 2000.

     SECTION 3.21 BROKERS. Except for Lazard Freres & Co. LLC, no broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission in connection with this Agreement, the Merger or the other transactions contemplated by this Agreement based upon arrangements made by or on behalf of the Company. The Company Disclosure Letter includes a complete and correct copy of the agreement between the Company and Lazard Freres & Co. LLC to which such firm would be entitled to any payment relating to this Agreement, the Merger or the other transactions contemplated by this Agreement.

     SECTION 3.22 INSURANCE POLICIES. The Company has furnished or made available to Parent prior to the date hereof a complete and accurate list of all insurance policies in force naming the Company, any of its Subsidiaries or employees thereof as an insured or beneficiary or as a loss payable payee or for which the Company or any Subsidiary has paid or is obligated to pay all or part of the premiums. Neither the Company nor any Subsidiary has received notice of any pending or threatened cancellation or premium increase (retroactive or otherwise) with respect thereto, and each of the Company and the Subsidiaries is in compliance in all material respects with all conditions contained therein. There are no material pending claims against such insurance policies by the Company or any Subsidiary as to which insurers are defending under reservation of rights or have denied liability, and there exists no material claim under such insurance policies that has not been properly filed by the Company or any Subsidiary. Except for the self-insurance retentions or deductibles set forth in the policies contained in the aforementioned list, the policies are adequate in scope and amount to cover all prudent and reasonably foreseeable risks which may arise in the conduct of the business of the Company and the Subsidiaries that would reasonably be expected to have a Company Material Adverse Effect.

                                      A-17
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     SECTION 3.23 NOTES AND ACCOUNTS RECEIVABLE.

          (a) Except as disclosed in the Company Disclosure Letter, there are no notes receivable of the Company or any Subsidiary owing by any director, officer, stockholder or employee of the Company or any Subsidiary.

          (b) Except as disclosed in the Company Disclosure Letter, all accounts receivable of the Company and any Subsidiary are current or covered by adequate reserves for uncollectability, and there are no material disputes regarding the collectibility of any such accounts receivable that would reasonably be expected to have a Company Material Adverse Effect.

     SECTION 3.24 TRANSACTIONS WITH AFFILIATES. Except as set forth in the Company Disclosure Letter (other than compensation and benefits received in the ordinary course of business as an employee or director of the Company or its Subsidiaries), no director, officer or other "affiliate" or "associate" (as such terms are defined in Rule 12b-2 under the Exchange Act) of the Company or any Subsidiary or any entity in which, to the knowledge of the Company, any such director, officer or other affiliate or associate, owns any beneficial interest (other than a publicly held corporation whose stock is traded on a national securities exchange or in the over-the-counter market and less than 1% of the stock of which is beneficially owned by any such persons) has any interest in:
(i) any contract, arrangement or understanding with, or relating to the business or operations of Company or any Subsidiary; (ii) any loan, arrangement, understanding, agreement or contract for or relating to indebtedness of the Company or any Subsidiary; or (iii) any property (real, personal or mixed), tangible, or intangible, used or currently intended to be used in, the business or operations of the Company or any Subsidiary.

     SECTION 3.25 COMPANY WARRANTS. Upon the consummation of the Merger, each of the Company's then outstanding warrants to acquire shares of Company Common Stock shall, pursuant to their terms, become exercisable, upon payment of the applicable exercise price thereof, into the right to receive an amount in cash determined by multiplying (A) the Merger Consideration by (B) the number of shares of Company Common Stock such holder could have purchased had such holder exercised such warrant in full immediately prior to the consummation of the Merger.

     SECTION 3.26 NO EXISTING DISCUSSIONS. As of the execution of this Agreement, the Company is not engaged, directly or indirectly, in any negotiations or discussions with any other party with respect to an Acquisition Proposal (as defined in Section 5.10).

     SECTION 3.27 DISCLOSURE. No representation, warranty or covenant made by the Company in this Agreement or in the Company Disclosure Letter contains an untrue statement of a material fact or omits to state a material fact required to be stated herein or therein or necessary to make the statements contained herein or therein not misleading. Any matter expressly disclosed in the Company Disclosure Letter shall be deemed to be disclosed as to such matter so long as such disclosure being made states clearly the matter being disclosed and the context for which it is being disclosed.

                                   ARTICLE IV

                         REPRESENTATIONS AND WARRANTIES
                            OF PARENT AND PURCHASER

     Each of Parent and Purchaser represents and warrants to the Company as follows:

     SECTION 4.1 ORGANIZATION AND STANDING. Such person (a) is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation, (b) has full corporate power and authority to own, lease and operate it properties and assets and to conduct its business as presently conducted and (c) is duly qualified or licensed to do business as a foreign corporation and is in good standing in each jurisdiction where the character of the properties owned, leased or operated by it or the nature of its business makes such qualification or licensing necessary, except where the failure to be so qualified or licensed would not, individually or in the aggregate, have a material adverse effect on Parent or Purchaser.

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

     SECTION 4.2 AUTHORITY FOR AGREEMENT. Such person has all necessary corporate power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the Merger and the other transactions contemplated by this Agreement. The execution, delivery and performance by such person of this Agreement, and the consummation by each such person of the Merger and the other transactions contemplated by this Agreement, have been duly authorized by all necessary corporate action and no other corporate proceedings on the part of such person are necessary to authorize this Agreement or to consummate the Merger or the other transactions contemplated by this Agreement (other than, with respect to the Merger, the filing and recordation of appropriate merger documents as required by the DGCL). This Agreement has been duly executed and delivered by such person and, assuming due authorization, execution and delivery by the Company, constitutes a legal, valid and binding obligation of each of such person enforceable against such person in accordance with its terms.

     SECTION 4.3 NO CONFLICT. The execution and delivery of this Agreement by such person do not, and the performance of this Agreement by such person and the consummation of the Merger and the other transactions contemplated by this Agreement will not, (i) conflict with or violate the certificate of incorporation or bylaws of such person, (ii) conflict with or violate any Law applicable to such person or by which any property or asset of such person is bound or affected, or (iii) result in any breach of or constitute a default (or an event which with notice or lapse of time or both would become a default) under, give to others any right of termination, amendment, acceleration or cancellation of, or result in the creation of a lien or other encumbrance on any property or asset of such person pursuant to, any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which such person is a party or by which such person or any property or asset of either of them is bound or affected, except in the case of clauses (ii) and (iii) for any such conflicts, violations, breaches, defaults or other occurrences which would not, individually or in the aggregate, prevent or materially delay the performance by such person of its respective obligations under this Agreement or the consummation of the Merger or the other transactions contemplated by this Agreement.

     SECTION 4.4 REQUIRED FILINGS AND CONSENTS. The execution and delivery of this Agreement by such person do not, and the performance of this Agreement by such person will not, require any consent, approval, authorization or permit of, or filing with or notification to, any Governmental Entity, except (i) for applicable requirements, if any, of the Exchange Act, Blue Sky Laws and filing and recordation of appropriate merger documents as required by the DGCL, (ii) for those required by the HSR Act, (iii) for the FCC Filings, (iv) for filings contemplated by Section 3.15 and (v) where failure to obtain such consents, approvals, authorizations or permits, or to make such filings or notifications, would not, individually or in the aggregate, prevent or materially delay the performance by such person of any of its respective obligations under this Agreement or the consummation of the Merger or the other transactions contemplated by this Agreement.

     SECTION 4.5 INFORMATION SUPPLIED. None of the information supplied or to be supplied by Parent or Purchaser for inclusion or incorporation by reference in the Proxy Statement will, at the date such document is first published, sent or delivered to Company's stockholders or, unless promptly corrected, at any time during the pendency of the Stockholders' Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading. Notwithstanding the foregoing, no representation or warranty is made by such person with respect to statements made or incorporated by reference therein based on information supplied by the Company for inclusion or incorporation by reference in the foregoing document.

     SECTION 4.6 BROKERS. No broker, finder or investment banker (other than Warburg Dillon Read LLC) is entitled to any brokerage, finder's or other fee or commission payable by such person in connection with this Agreement, the Merger or the other transactions contemplated by this Agreement based upon arrangements made by or on behalf of Parent or Purchaser.

     SECTION 4.7 NO PRIOR ACTIVITIES. Except for obligations or liabilities incurred in connection with its incorporation or organization or the negotiation and consummation of this Agreement, the Merger and the transactions contemplated hereby, Purchaser has not incurred any obligations or liabilities, and has not

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engaged in any business or activities of any type or kind whatsoever or entered into any agreements or arrangements with any person or entity.

     SECTION 4.8 SUFFICIENT FUNDS. Either Parent or Purchaser has available, or has made arrangements to obtain (through existing credit arrangements or otherwise), sufficient funds to acquire all of the shares of Company Common Stock outstanding on a fully diluted basis for the Merger Consideration and to pay all fees and expenses related to the transactions contemplated by this Agreement.

     SECTION 4.9 SHARE OWNERSHIP. Except for the transactions contemplated by this Agreement, none of Parent, Purchaser or any of their respective affiliates or associates beneficially owns any shares of Company Common Stock.

                                   ARTICLE V

                                   COVENANTS

     SECTION 5.1 CONDUCT OF THE BUSINESS PENDING THE MERGER.

          (a) The Company covenants and agrees that, except for actions taken to implement this Agreement and the transactions contemplated hereby and except as set forth in the Company Disclosure Letter, between the date of this Agreement and the Effective Time, unless Parent shall otherwise agree in writing, (i) the business of the Company and its Subsidiaries shall be conducted only in, and the Company and its Subsidiaries shall not take any action except in, the ordinary course of business and in a manner consistent with prior practice, (ii) the Company and its Subsidiaries shall use all commercially reasonable efforts to maintain and protect the FCC Licenses and Channel Leases, to preserve substantially intact their business organizations, to keep available the services of their current officers and employees and to preserve the current relationships of the Company and its Subsidiaries with suppliers and other persons with which the Company or its Subsidiaries has significant business relations, (iii) the Company and its Subsidiaries shall use all commercially reasonable efforts on a basis consistent with past practice to continue to provide wireless cable television services to the Company's subscriber base and
     (iv) the Company will comply in all material respects with all applicable Laws and regulations wherever its business is conducted, including, without limitation, the timely filing of all reports, forms or other documents with the FCC and with the SEC required pursuant to the Securities Act or the Exchange Act.

          (b) The Company covenants and agrees that, except for actions taken to implement this Agreement and the transactions contemplated hereby, between the date of this Agreement and the Effective Time, the Company shall not, nor shall the Company permit any of its Subsidiaries to, (i) declare or pay any dividends on or make other distributions (whether in cash, stock or property) in respect of any of its capital stock, except for dividends by a wholly owned Subsidiary of the Company to the Company or another wholly owned Subsidiary of the Company, (ii) split, combine or reclassify any of its capital stock or issue or authorize or propose the issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock, (iii) except as set forth in the Company Disclosure Letter, repurchase or otherwise acquire any shares of its capital stock,
     (iv) issue, deliver or sell, or authorize or propose the issuance, delivery or sale of, any shares of its capital stock or any securities convertible into any such shares of its capital stock, or any rights, warrants or options to acquire any such shares or convertible securities or any stock appreciation rights, phantom stock plans or stock equivalents, other than the issuance of shares of Company Common Stock upon the exercise of Company Options or Company Warrants outstanding as of the date of this Agreement,
     (v) willfully take any action that would make the Company's representations and warranties set forth in Article III not true and correct in all material respects, or (vi) take any action that would, or could reasonably be expected to, result in any of the conditions set forth in Article VI not being satisfied.

          (c) The Company covenants and agrees that, except for actions taken to implement this Agreement and the transactions contemplated hereby, between the date of this Agreement and the Effective Time, the Company shall not, nor shall the Company permit any of its Subsidiaries to, (i) amend its certificate of incorporation (including any certificate of designations attached thereto) or bylaws or other equivalent
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

     organizational documents; (ii) except as set forth in the Company Disclosure Letter, incur any indebtedness for borrowed money or guaranty any such indebtedness of another person, other than (A) borrowings under existing lines of credit (or under any refinancing of such existing lines) or (B) indebtedness owing to, or guaranties of indebtedness owing to, the Company (iii) make any loans or advances to any other person other than loans or advances between any Subsidiaries of the Company or between the Company and any of its Subsidiaries (other than loans or advances less than $50,000 made in the ordinary course of business consistent with past practice); (iv) except as set forth in the Company Disclosure Letter, merge or consolidate with any other entity in any transaction, or sell any business or assets in a single transaction or series of transactions in which the aggregate consideration is $100,000 or greater; (v) change its accounting policies except as required by GAAP; (vi) make any change in employment terms for any of its directors or officers; (vii) alter, amend or create any obligations with respect to compensation, severance, benefits, change of control payments or any other payments to employees, directors or affiliates of the Company or its Subsidiaries, other than with respect to alterations or amendments made with respect to non-officers and non-directors in the ordinary course of business consistent with past practice or as expressly contemplated by this Agreement or consented to in writing by Parent; (viii) make any change to the Company Benefit Plans;
     (ix) enter into any leasing or licensing agreements, take-or-pay arrangements or other affiliations, alignments or agreements with respect to the FCC Licenses, provided, the Company may renegotiate any Channel Leases in the ordinary course of business; or (x) commit or agree to take any of the actions described in this Section 5.1.

     SECTION 5.2 ACCESS TO INFORMATION; CONFIDENTIALITY.

          (a) From the date hereof to the Effective Time, the Company shall, and shall cause the officers, directors, employees, auditors, attorneys, financial advisors, lenders and other agents (collectively, the "Representatives") of the Company to, afford the Representatives of Parent and Purchaser reasonable access at all reasonable times to the officers, employees, agents, properties, offices and other facilities, books and records of the Company and its Subsidiaries, and shall furnish Parent and Purchaser with all financial, operating and other data and information as Parent or Purchaser, through its Representatives, may reasonably request. Parent will remain subject to the terms of the Seller and Non-Disclosure of Proprietary Information Agreement with the Company dated June 4, 1998 (the "Confidentiality Agreement").

          (b) No investigation pursuant to this Section 5.2 shall affect any representation or warranty in this Agreement of any party hereto or any condition to the obligations of the parties hereto.

     SECTION 5.3 NOTIFICATION OF CERTAIN MATTERS. The Company shall give prompt notice to Parent, and Parent shall give prompt notice to the Company, of (i) the occurrence, or nonoccurrence, of any event which would be likely to cause any representation or warranty contained in this Agreement to be untrue or inaccurate in any material respect and (ii) any failure by such party (or Purchaser, in the case of Parent) to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder; provided, however, that the delivery of any notice pursuant to this Section 5.3 shall not limit or otherwise affect the remedies available hereunder to the party receiving such notice. If any event or matter arises after the date of this Agreement which, if existing or occurring at the date of this Agreement, would have been required to be set forth or described in the Company Disclosure Letter or which is necessary to correct any information in the Company Disclosure Letter which has been rendered inaccurate thereby, then from time to time prior to the Closing the Company shall supplement, or amend, and deliver to Parent the Company Disclosure Letter which it has delivered pursuant to this Agreement.

     SECTION 5.4 FURTHER ASSURANCES.

          (a) Upon the terms and subject to the conditions hereof, each of the parties hereto shall use all commercially reasonable efforts to take, or cause to be taken, all appropriate action, and to do, or cause to be done, all things necessary, proper or advisable under Law to consummate and make effective the Merger and the other transactions contemplated by this Agreement, including, without limitation, using all commercially reasonable efforts to obtain all licenses, permits, consents, approvals, authorizations, qualifications and orders of each Governmental Entity and parties to contracts with the Company and its
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

     Subsidiaries as are necessary for the consummation of the Merger and the other transactions contemplated by this Agreement and to fulfill the conditions set forth in Article VI. If at any time after the Effective Time any further action is necessary or desirable to carry out the purposes of this Agreement, the proper officers of each party to this Agreement and the Surviving Corporation shall use all commercially reasonable efforts to take all such action.

          (b) In connection with, and without limiting the foregoing, the Company shall (i) take all actions necessary to ensure that no state antitakeover statute or similar statute or regulation is or becomes operative with respect to this Agreement, the Merger or any other transactions contemplated by this Agreement and (ii) if any state antitakeover statute or similar statute or regulation is or becomes operative with respect to this Agreement, the Merger or any other transaction contemplated by this Agreement, take all actions necessary to ensure that this Agreement, the Merger and any other transactions contemplated by this Agreement may be consummated as promptly as practicable on the terms contemplated by this Agreement and otherwise to minimize the effect of such statute or regulation on the Merger and the other transactions contemplated by this Agreement.

          (c) The parties hereto shall use their best efforts to secure promptly all necessary approvals from the FCC that are required to consummate this Agreement. Without limitation to the foregoing, promptly after the date of this Agreement, the parties shall file with the FCC applications seeking authorization for the transfer of control of the Company to Purchaser at the Closing. The parties shall use their best efforts to prosecute such applications with diligence and shall diligently oppose any objections to such applications to the end that each application, as soon as practicable, shall be granted by the FCC and such grants shall no longer be subject to any further administrative or judicial review.

     SECTION 5.5 STOCKHOLDERS' MEETING.

          (a) In order to consummate the Merger, the Company, acting through the Company Board of Directors, shall, in accordance with applicable law:

             (i) duly call, give notice of, convene and hold a special meeting of its stockholders (the "Stockholders' Meeting") as promptly as practicable after the date of this Agreement for the purpose of voting on the approval and adoption of this Agreement and the Merger (the "Company Stockholder Approval");

             (ii) prepare and file with the SEC a preliminary proxy statement relating to the Merger and this Agreement (the "Proxy Statement") and use its best efforts to obtain and furnish the information required to be included by the SEC in the Proxy Statement and, after consultation with Parent, to respond promptly to any comments made by the SEC with respect to the preliminary Proxy Statement and cause a definitive Proxy Statement to be mailed to its stockholders at the earliest practicable time;

             (iii) each party to this Agreement will notify the other parties promptly of the receipt of the comments of the SEC, if any, and of any request by the SEC for amendments or supplements to the Proxy Statement or for additional information with respect thereto, and will supply the other parties with copies of all correspondence between such party or its representatives, on the one hand, and the SEC or members of its staff, on the other hand, with respect to the Proxy Statement or the Merger. If (A) at any time prior to the Stockholders' Meeting, any event should occur relating to the Company or any of its Subsidiaries which should be set forth in an amendment of, or a supplement to, the Proxy Statement, the Company will promptly inform Parent and (B) if at any time prior to the Stockholders' Meeting, any event should occur relating to Parent or Purchaser or any of their respective subsidiaries or affiliates, or relating to the plans of any such persons for the Company after the Effective Time, that should be set forth in an amendment of, or a supplement to, the Proxy Statement, Parent will promptly inform the Company, and in the case of (A) or (B) the Company and Parent, will, upon learning of such event, promptly prepare, and the Company shall file and, if required, mail such amendment or supplement to the Company's stockholders; provided, prior to such filing or mailing, the Company and Parent shall consult with each other with respect to such

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        amendment or supplement. The Company and its counsel shall permit Parent and its counsel to participate in all communications with the SEC and its staff, including any meetings and telephone conferences, relating to the Proxy Statement, the Merger or this Agreement;

             (iv) subject to Section 5.6, include in the Proxy Statement the recommendation of the Board that stockholders of the Company vote in favor of the approval of the Merger and the adoption of this Agreement; and

             (v) use all commercially reasonable efforts to solicit from holders of shares of Company Common Stock proxies in favor of the Merger and shall take all other action necessary or, in the reasonable opinion of Parent, advisable to secure any vote or consent of stockholders required by the DGCL to effect the Merger.

          (b) The Company hereby represents that Lazard Freres & Co. LLC, the Company's independent financial advisor, has, subject to the terms of its engagement letter with the Company, consented to the inclusion of references to its opinion in the Proxy Statement.

          (c) Parent will provide the Company with the information concerning Parent and Purchaser required to be included in the Proxy Statement.

          (d) Parent shall vote, or cause to be voted, in favor of the approval of the Merger and the approval and adoption of this Agreement all shares of Company Common Stock owned by Parent, Purchaser or any of Parent's other Subsidiaries.

     SECTION 5.6 BOARD RECOMMENDATIONS.

          (a) In connection with the Merger and Stockholders' Meeting, the Company Board of Directors shall (i) subject to Section 5.6(b) hereof, recommend to the holders of shares of Company Common Stock to vote in favor of the Merger and use all commercially reasonable efforts to obtain the necessary approvals by the Company's stockholders of this Agreement and
     (ii) otherwise comply with all legal requirements applicable to such meeting.

          (b) Neither the Company Board of Directors nor any committee thereof shall, except as expressly permitted by this Section 5.6 (b), (i) withdraw, qualify or modify, or propose publicly to withdraw, qualify or modify, in a manner adverse to Parent, the approval or recommendation of the Company Board of Directors or such committee of the Merger or this Agreement, (ii) approve or recommend, or propose publicly to approve or recommend, any transaction involving an Acquisition Proposal (as defined in Section 5.10) from a third party (an "Alternative Transaction"), or (iii) cause the Company to enter into any letter of intent, agreement in principle, acquisition agreement or other similar agreement (each, an "Acquisition Agreement") related to any Alternative Transaction. Notwithstanding the foregoing, if during the 20-day period commencing on the date hereof (the "Initial Period"), the Company Board of Directors determines in good faith, after it has received a Superior Proposal (as hereinafter defined) in compliance with Section 5.10 and after receiving advice from outside counsel as to its fiduciary duties to the Company's stockholders under applicable Law, the Company Board of Directors may (subject to this and the following sentences) inform the Company's stockholders that it no longer believes that the Merger is advisable and no longer recommends approval of the Merger (a "Subsequent Determination") and enter into an Acquisition Agreement with respect to a Superior Proposal, but only at a time that is after the third business day following Parent's receipt of written notice advising Parent that the Company Board of Directors has received a Superior Proposal. Such written notice shall specify the material terms and conditions of such Superior Proposal, identify the person making such Superior Proposal and state that the Company Board of Directors intends to make a Subsequent Determination. During such three business day period, the Company shall provide an opportunity for Parent to propose such adjustments to the terms and conditions of this Agreement as would enable the Company to proceed with its recommendation to its stockholders without a Subsequent Determination; provided, however, that the acceptance of any such proposed adjustment shall be at the sole discretion of the Company Board of Directors, exercised in good faith, and this Agreement shall be amended to reflect any such accepted adjustments; provided, further, however, that any such proposed adjustment, the sole effect of which is to
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     (i) increase the amount of the Merger Consideration, (ii) waive one or more conditions to the obligations of Parent or Purchaser to effect the Merger or (iii) modify the terms and conditions of this Agreement to reflect identical terms and conditions contained in such Superior Proposal, shall be automatically accepted, and this Agreement shall be amended to reflect any such automatically accepted adjustments. Parent and Purchaser hereby acknowledge and agree that the Company may enter into an Acquisition Agreement with respect to a Superior Proposal in accordance with this
     Section 5.6, whether or not this Agreement is terminated, and that, in the event that the Company enters into an Acquisition Agreement with respect to a Superior Proposal in accordance with this Section 5.6, neither Parent nor the parties to such Acquisition Agreement may propose or enter into any adjustments to the terms and conditions of this Agreement or such Acquisition Agreement, respectively. Notwithstanding the foregoing, unless this Agreement is earlier terminated in accordance with its terms, this Agreement and the Merger shall be submitted to the stockholders of the Company whether or not the Company Board of Directors has made a Subsequent Determination. For purposes of this Agreement, a "Superior Proposal" means any proposal (on its most recently amended or modified terms, if amended or modified) made by a third party to enter into an Alternative Transaction which the Company Board of Directors determines in its good faith judgment (based on, among other things, the written advice of an independent financial advisor) to be more favorable to the Company's stockholders than the Merger, taking into account all relevant factors (including whether, in the good faith judgment of the Company Board of Directors, after obtaining the advice of such independent financial advisor, the third party is reasonably able to finance the transaction, and any proposed changes to this Agreement that may be proposed by Parent in response to such Alternative Transaction). Nothing contained in this Section 5.6 or any other provision hereof shall prohibit the Company or the Company Board of Directors from (x) taking and disclosing to the Company's stockholders pursuant to Rules 14d-9 and 14e-2 promulgated under the Exchange Act a position with respect to a tender or exchange offer by a third party, which is consistent with its obligations hereunder or (y) making such disclosure to the Company's stockholders as, in the good faith judgment of the Company Board of Directors after receiving advice from outside counsel, is consistent with its obligations hereunder and is required by applicable law; provided, that the Company may not, except as provided by this Section 5.6, withdraw, qualify or modify, in a manner adverse to Parent, the approval or recommendation of the Company Board of Directors of the Merger or this Agreement.

     SECTION 5.7 STOCKHOLDER LITIGATION. The Company shall give Parent the opportunity to participate in the defense or settlement of any stockholder Litigation against the Company and its directors relating to the transactions contemplated by this Agreement or the Merger; provided, however, that no such settlement shall be agreed to without Parent's consent which consent will not be unreasonably withheld.

     SECTION 5.8 INDEMNIFICATION.

          (a) It is understood and agreed that all rights to indemnification by the Company now existing in favor of each present and former director, officer, employee and agent of the Company or its Subsidiaries (the "Indemnified Parties") as provided in the Company Certificate of Incorporation or the Company Bylaws and the certificate of incorporation and bylaws (or equivalent organizational documents) of each Subsidiary, in each case as in effect on the date of this Agreement, or pursuant to any other agreements in effect on the date hereof, copies of which have been furnished or made available to Parent, shall survive the Merger and Parent shall (i) cause the Surviving Corporation to continue in full force and effect for a period of at least six years from the Effective Time and (ii) perform, or cause the Surviving Corporation to perform, in a timely manner, the Surviving Corporation's obligation with respect thereto. Parent and Purchaser agree that any claims for indemnification hereunder as to which they have received written notice prior to the sixth anniversary of the Effective Time shall survive, whether or not such claims shall have been finally adjudicated or settled.

          (b) Parent shall cause the Surviving Corporation to, and the Surviving Corporation shall, maintain in effect for six years from the Effective Time, if available, the current directors' and officers' liability insurance policies ("D&O Insurance") covered by such policies (provided that the Surviving Corporation may substitute therefor policies of at least the same coverage containing terms and conditions which are not materially less favorable) with respect to matters occurring prior to the Effective Time; provided,
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     however, that in no event shall the Surviving Corporation be required to expend pursuant to this Section 5.8(b) more than an amount per year equal to 150% of current annual premiums paid by the Company for such insurance. In the event that, but for the proviso to the immediately preceding sentence, the Surviving Corporation would be required to expend more than 150% of current annual premiums, the Surviving Corporation shall obtain the maximum amount of such insurance obtainable by payment of annual premiums equal to 150% of current annual premiums. If the Surviving Corporation elects to reduce the amount of insurance coverage pursuant to the preceding sentence, it will furnish to the officers and directors currently covered by such D&O Insurance reasonable notice of such reduction in coverage and shall, to the extent additional coverage is available, afford such persons the opportunity to pay such additional premiums as may be necessary to maintain the existing level of D&O Insurance coverage.

          (c) If the Surviving Corporation or any of its successors or assigns
     (i) consolidates with or merges into any other person and shall not be the continuing or surviving corporation or entity of such consolidation or merger or (ii) transfers all or substantially all of its properties and assets to any person, then, and in each such case, proper provision shall be made so that the successors and assigns of the Surviving Corporation shall assume the obligations set forth in this Section 5.8.

          (d) The provisions of this Section 5.8 are intended to be for the benefit of, and shall be enforceable by, each Indemnified Party, his or her heirs and his or her representatives.

     SECTION 5.9 PUBLIC ANNOUNCEMENTS. Parent and the Company shall consult with each other before issuing any press release or otherwise making any public statements with respect to this Agreement, or the Merger and shall not issue any such press release or make any such public statement prior to such consultation, except as may be required by Law or any listing agreement with a national securities exchange or trading system to which Parent or the Company is a party.

     SECTION 5.10 ACQUISITION PROPOSALS. The Company shall not, nor shall it authorize or permit any of its Subsidiaries or Representatives to, directly or indirectly, (a) solicit, initiate or encourage the submission of any Acquisition Proposal or (b) participate in or encourage any discussion or negotiations regarding, or furnish to any person any non-public information with respect to, or take any other action to facilitate any inquiries or the making of, any proposal that constitutes, or may reasonably be expected to lead to, any Acquisition Proposal; provided, however, that the foregoing shall not prohibit the Company Board of Directors from furnishing information to, or entering into discussions or negotiations with, any person or entity that makes an unsolicited Acquisition Proposal during the Initial Period, and to the extent that, (A) the Company Board of Directors, based upon the advice of outside legal counsel, determines in good faith that such action is required for the Company Board of Directors to comply with its fiduciary obligations to the Company Stockholders under applicable Delaware law, (B) prior to taking such action, the Company receives from such person or entity an executed agreement in reasonably customary form relating to the confidentiality of information to be provided to such person or entity and (C) the Company Board of Directors concludes in good faith, based upon written advice from its independent financial advisor, that the Acquisition Proposal is a Superior Proposal. The Company shall provide immediate oral and written notice to Parent of (a) the receipt of any such Acquisition Proposal or any inquiry which could reasonably be expected to lead to any Acquisition Proposal, (b) the material terms and conditions of such Acquisition Proposal or inquiry, (c) the identity of such person or entity making any such Acquisition Proposal or inquiry and (d) the Company's intention to furnish information to, or enter into discussions or negotiations with, such person or entity. The Company shall continue to keep Parent informed of the status and details of any such Acquisition Proposal or inquiry. For purposes of this Agreement, "Acquisition Proposal" means any bona fide proposal with respect to a merger, consolidation, share exchange, tender offer or similar transaction involving the Company, or any purchase or other acquisition of all or any significant portion of the assets of the Company or any equity interest in the Company.

     SECTION 5.11 FCC APPLICATIONS. The Company and Parent shall coordinate efforts and cooperate with each other, to the extent permitted by the FCC rules, in the preparation and filing of Colocation Applications and Other Applications with the FCC. Without limitation to the foregoing, upon the request of Parent, the

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Company shall use its reasonable efforts to prepare and file and/or to cause the lessor of a Channel Lease to prepare and file, at Parent's expense, a Colocation Application or Other Application to be filed with the FCC, as soon as practicable, and to the extent applicable, in no event after: (i) the end of the initial one week filing window in which the FCC will accept Other Applications for the provision of Two-Way Services pursuant to the newly adopted FCC rules governing the provision of Two-Way Services; or (ii) the end of a filing window for ITFS major modification applications established pursuant to Section 74.911(c) of the FCC rules.

     SECTION 5.12 UNDERTAKINGS OF PARENT. Parent shall perform, or cause to be performed, when due all obligations of Purchaser under this Agreement.

     SECTION 5.13 DIRECTOR RESIGNATIONS. The Company shall cause to be delivered to Parent resignations of all the directors of the Company's Subsidiaries to be effective upon the consummation of the Merger. The Company shall cause such directors, prior to resignation, to appoint new directors nominated by Parent to fill such vacancies.

     SECTION 5.14 RIGHTS PLAN. The Board of Directors of Company shall as promptly as practicable, and in any event prior to 5:00 p.m., New York time, on April 30, 1999, adopt a Rights Agreement between the Company and a rights agent selected by it (the "Rights Plan") and shall approve the appropriate resolutions so that (i) neither Parent nor Purchaser will become an "Acquiring Person" (as defined in the Rights Plan) as a result of the Merger or the Voting Agreements,
(ii) no "Stock Acquisition Date" or "Distribution Date" (as such terms are defined in the Rights Plan) will occur as a result of the Merger or the Voting Agreements, and (iii) all outstanding rights to purchase Series A Junior Participating Preferred Stock issued and outstanding under the Rights Plan will expire at the Effective Time.

     SECTION 5.15 YEAR 2000 PLAN. The Company shall use all commercially reasonable efforts to ensure that the Year 2000 Plan shall be completed in a timely manner. The Company shall (i) allow Parent to monitor the Company's Year 2000 Compliance issues and Year 2000 Plan, (ii) provide prompt notice to Parent if the Company does not achieve, or reasonably expects it shall not achieve, milestones and objectives identified in the Year 2000 Plan and (iii) cooperate in good faith with Parent's efforts to ensure that the Company is Year 2000 Compliant.

     SECTION 5.16 EMPLOYEE BENEFITS.

          (a) Parent and Purchaser agree that, effective as of the Effective Time and for a three-year period following the Effective Time, the Surviving Corporation and its Subsidiaries and successors shall provide to the employees of the Company or any of its Subsidiaries immediately prior to the Effective Time ("Employees") with employee plans and programs which provide benefits that are no less favorable in the aggregate to those provided to such Employees immediately prior to the date hereof. With respect to such benefits, service accrued by such Employees during employment with the Company and its Subsidiaries prior to the Effective Time shall be recognized for all employment and benefit-related purposes as service rendered to the Surviving Corporation and its Subsidiaries and successors, except for benefit accruals under the defined benefit pension plan sponsored by Parent and to the extent necessary to prevent duplication of benefits.

          (b) Parent and Purchaser agree to honor and to cause the Surviving Corporation to honor, in accordance with their terms, and to make required payments when due under, all contracts, agreements, arrangements, policies, plans and commitments of the Company and its Subsidiaries in effect as of the date hereof (including but not limited to employment, incentive and severance agreements and arrangements), as amended through the date hereof, that are applicable with respect to any employee, officer or director or former employee, officer or director of the Company or any of its Subsidiaries (the "Plans"); provided, however, that the foregoing shall not preclude Parent or Purchaser from amending or terminating any Plan in accordance with its terms. Parent and Purchaser acknowledge that consummation of the Merger shall constitute a "Change in Control" and a "Covered Transaction" for purposes of the Plans.

          (c) With respect to any welfare plans in which the Employees are eligible to participate after the Effective Time, Parent and Purchaser shall cause the Surviving Corporation to (i) waive all limitations as
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     to preexisting conditions exclusions (to the extent such exclusions are not currently applicable to Employees) and waiting periods with respect to participation and coverage requirements (to the extent any such waiting periods are not currently in effect with respect to Employees) applicable to the Employees and (ii) provide each Employee with credit for any co-payments and deductibles paid prior to the Effective Time in satisfying any applicable deductible or out-of-pocket requirements.

     SECTION 5.17 MATTERS RELATING TO BARS. At any time, and from time to time, prior to the Effective Time, upon the written request of the Company, Parent shall loan funds to the Company, in an aggregate amount not to exceed $3.5 million for the purpose of funding the amounts required to be paid by the Company to the holders of the Company's Bond Appreciation Rights (relating to the Company's Senior Discount Notes due 2004 (the "2004 Notes")) upon the exercise thereof. Interest will accrue on such loans at a rate of ten percent (10%) per annum, and the aggregate principal amount of such loans, together with accrued interest thereon, shall be due and payable on the first anniversary of any termination of this Agreement; provided, that, if (i) the Company enters into an Acquisition Agreement related to an Alternative Transaction and (ii) this Agreement is terminated pursuant to Section 7.1(d)(i), then the entire principal amount of such loans, together with accrued interest thereon, shall be due and payable upon demand as of the date of such termination. All loans made to the Company by Parent pursuant to this Section 5.17 shall be secured by the outstanding capital stock of a Subsidiary of the Company, which Subsidiary will hold rights to use licenses to provide wireless cable services to not less than 150,000 PSA footprint households.

     SECTION 5.18 MATTERS RELATING TO NOTES. If on September 30, 1999 the only condition to the Closing remaining unfulfilled is the receipt of any required approval by the FCC, then Parent shall have the option to extend the End Date (as defined in Section 7.1(b)(i)) to December 31, 1999 by delivering to the Company on or prior to September 30, 1999 a notice by which Parent shall agree to loan to the Company up to $13,000,000, in cash, for the purpose, among other things, of paying interest due in December 1999 on the Company's 2004 Notes. Interest will accrue on such loan at a rate of ten percent (10%) per annum, and the aggregate principal amount of such loan, together with accrued interest thereon, shall be due and payable on the first anniversary of any termination of this Agreement; provided, that, if (i) this Agreement is terminated in accordance with the terms hereof (other than as a result of a breach of this Agreement by Parent or Purchaser) and (ii) the Company enters into an Acquisition Agreement related to an Alternative Transaction that would, if consummated in accordance with its terms, provide to the Company or the stockholders of the Company a per share cash consideration equal to or greater than ninety percent (90%) of the Merger Consideration, then the entire principal amount of such loans, together with accrued interest thereon, shall be due and payable upon demand as of the date of such termination. All loans made to the Company by Parent pursuant to this Section 5.18 shall be secured by the outstanding capital stock of a Subsidiary of the Company, which Subsidiary will hold rights to use licenses to provide wireless cable services to not less than 500,000 PSA footprint households with at least twenty (20) MDS and ITFS channels, in the aggregate.

                                   ARTICLE VI

                                   CONDITIONS

     SECTION 6.1 CONDITIONS TO THE OBLIGATION OF EACH PARTY. The respective obligations of Parent, Purchaser and the Company to effect the Merger are subject to the satisfaction of the following conditions, unless waived in writing by all parties:

          (a) This Agreement and the Merger shall have been approved and adopted by the requisite vote of the Company's stockholders, as required by the DGCL, the Company Certificate of Incorporation and the Company Bylaws;

          (b) No temporary restraining order, preliminary or permanent injunction or other order issued by any court of competent jurisdiction or other legal restraint or prohibition (including, any statute, rule, regulation, injunction, order or decree proposed, enacted, enforced, promulgated, issued or deemed applicable to, or any consent or approval withheld with respect to, the Merger, by any Governmental Entity) preventing the consummation of the Merger shall be in effect; provided, however, that the parties

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

     invoking this condition shall use all commercially reasonable efforts to have any such order or injunction vacated; and

          (c) All actions by or in respect of or filings with any Governmental Entity required to permit the consummation of the Merger shall have been obtained or made (including any necessary approval by the FCC and the expiration or termination of any applicable waiting period under the HSR
     Act).

     SECTION 6.2 CONDITIONS TO OBLIGATIONS OF PARENT AND PURCHASER TO EFFECT THE MERGER. The obligations of Parent and Purchaser to effect the Merger are further subject to satisfaction or waiver at or prior to the Effective Time of the condition that the representations and warranties of the Company in this Agreement shall have been true and correct in all material respects as of the date of this Agreement and the Company shall have performed in all material respects all obligations required to be performed by it under this Agreement.

     SECTION 6.3 CONDITIONS TO OBLIGATIONS OF THE COMPANY TO EFFECT THE
MERGER. The obligations of the Company to effect the Merger are further subject to satisfaction or waiver at or prior to the Effective Time of the condition that the representations and warranties of Parent and Purchaser in this Agreement shall be true and correct in all material respects as of the date of this Agreement and Parent and Purchaser shall have performed in all material respects all obligations required to be performed by them under this Agreement.

                                  ARTICLE VII

                       TERMINATION, AMENDMENT AND WAIVER

     SECTION 7.1 TERMINATION. This Agreement may be terminated and the Merger may be abandoned at any time prior to the Effective Time, whether before or after approval of matters presented in connection with the Merger by the Company's stockholders:

          (a) By the mutual written consent of Parent and the Company;

          (b) By either of the Company or Parent:

             (i) if the Effective Date shall not have occurred on or before September 30, 1999 (or October 31, 1999 if the only condition to the Closing remaining unfulfilled on September 30, 1999 is any required approval by the FCC) (the "End Date"); provided, however, that if Parent delivers to the Company the notice referred to in Section 5.18, the End Date shall be extended to December 31, 1999; provided, further, that the right to terminate this Agreement under this Section 7.1(b)(i) shall not be available to any party whose failure to fulfill any obligation under this Agreement has been the cause of, or resulted in, the failure of the Effective Date to occur on or before such date;

             (ii) if any Governmental Entity shall have issued an order, decree or ruling or taken any other action (which order, decree, ruling or other action the parties hereto shall use their reasonable efforts to lift), which permanently restrains, enjoins or otherwise prohibits the Merger and such order, decree, ruling or other action shall have become final and non-appealable; or

             (iii) if, at the Stockholders' Meeting, the Company Stockholder Approval shall not have been obtained.

          (c) By the Company:

             (i) in connection with entering into a definitive agreement as permitted by Section 5.6 related to a Superior Proposal that would, if consummated in accordance with its terms, provide to the Company or the stockholders of the Company a per share consideration equal to or greater than $1.00 per share in excess of the Merger Consideration (as may be adjusted pursuant to Section 5.6); provided the Company has complied with all provisions of Section 5.6 and of Section 5.10, including the notice provisions therein, and that the Company makes simultaneous payment to Parent of funds as required by Section 7.2(b); or

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             (ii) if Parent or Purchaser shall have breached in any material respect any of their respective representations, warranties, covenants or other agreements contained in this Agreement, which breach cannot be or has not been cured within 30 days after the giving of written notice by the Company to Parent or Purchaser, as applicable.

          (d) By Parent:

             (i) if the Company Board of Directors shall have withdrawn, modified or changed in a manner adverse to Parent or Purchaser its approval or recommendation of this Agreement or the Merger or shall have recommended an Acquisition Proposal or shall have executed an agreement in principle or definitive agreement relating to an Acquisition Proposal or similar business combination with a person or entity other than Parent, Purchaser or their affiliates; or

             (ii) if the Company shall have breached any representation, warranty, covenant or other agreement contained in this Agreement which
        (x) would give rise to the failure of a condition set forth in Section
        6.2 and (y) cannot be or has not been cured within 30 days after the giving of written notice to the Company.

     SECTION 7.2 EFFECT OF TERMINATION.

          (a) In the event of the termination of this Agreement pursuant to
     Section 7.1 hereof, this Agreement shall forthwith be terminated and have no further effect except as specifically provided herein and, except as provided in this Section 7.2 and in Section 8.12, there shall be no liability on the part of any party hereto, provided that nothing herein shall relieve any party from liability for fraud or any willful breach hereof.

          (b) If (i) Parent or Purchaser exercises its right to terminate this Agreement under Section 7.1(d)(i), the Company shall pay to Parent $11 million (the "Termination Fee"), payable in same-day funds, as liquidated damages and not as a penalty to reimburse Parent for its time, expense and lost opportunity costs of pursuing the Merger, upon consummation of the transaction relating to such Acquisition Proposal.

          (c) In the event that (i) any person shall have publicly disclosed an Acquisition Proposal and (ii) following such disclosure, at the Stockholders' Meeting, the Company Stockholder Approval is not obtained (other than as a result of a breach of this Agreement by Parent or Purchaser) and (iii) not later than twelve months after any termination of this Agreement pursuant to Section 7.1(b)(iii) the Company shall have entered into a definitive agreement for an Alternative Transaction, or shall have consummated an Alternative Transaction, then immediately prior to, and as a condition of, the consummation of such Alternative Transaction the Company shall pay, or cause to be paid, to Parent the Termination Fee, payable in same-day funds, as liquidated damages and not as a penalty, to reimburse Parent for its time, expense and lost opportunity costs of pursuing the Merger.

          (d) Notwithstanding anything to the contrary set forth in this Agreement, if the Company fails promptly to pay to Parent any amounts due under this Section 7.2, the Company shall pay the costs and expenses (including reasonable legal fees and expenses) in connection with any action, including the filing of any lawsuit or other legal action, taken to collect payment, together with interest on the amount of any unpaid fee or obligation at the publicly announced prime rate of Citibank, N.A. in effect from time to time from the date such fee or obligation was required to be paid.

     SECTION 7.3 AMENDMENTS. Subject to applicable law, this Agreement may not be amended except by action of the Board of Directors of each of the parties hereto set forth in an instrument in writing signed on behalf of each of the parties hereto; provided, however, that after approval of the Merger by the Company's stockholders, no amendment may be made without the further approval of the Company's stockholders if the effect of such amendment would be to reduce the Merger Consideration or change the form thereof.

     SECTION 7.4 WAIVER. At any time prior to the Effective Time, whether before or after the Stockholders' Meeting, any party hereto, by action taken by its board of directors, may (i) extend the time for the performance of any of the covenants, obligations or other acts of any other party hereto or (ii) waive any
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inaccuracy of any representations or warranties or compliance with any of the agreements, covenants or conditions of any other party or with any conditions to its own obligations. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party by its duly authorized officer. The failure of any party to this Agreement to assert any of its rights under this Agreement or otherwise shall not constitute a waiver of such rights. The waiver of any such right with respect to particular facts and other circumstances shall not be deemed a waiver with respect to any other facts and circumstances and each such right shall be deemed an ongoing right that may be asserted at any time and from time to time.

                                  ARTICLE VIII

                               GENERAL PROVISIONS

     SECTION 8.1 NO THIRD PARTY BENEFICIARIES.  Other than the provisions of
Article II and Sections 5.7, 5.8 and 5.16 hereof, nothing in this Agreement shall confer any rights or remedies upon any person other than the parties hereto.

     SECTION 8.2 ENTIRE AGREEMENT. This Agreement constitutes the entire Agreement among the parties with respect to the subject matter hereof and supersedes any prior understandings, agreements, or representations by or among the parties, written or oral, with respect to the subject matter hereof.

     SECTION 8.3 SUCCESSION AND ASSIGNMENT. This Agreement shall be binding upon and inure to the benefit of the parties named herein and their respective successors. No party may assign either this Agreement or any of its rights, interests, or obligations hereunder without the prior written approval of the other parties; provided, however, that Purchaser may freely assign its rights to another wholly owned subsidiary of Parent without such prior written approval but no such assignment shall relieve Purchaser of any of its obligations hereunder.

     SECTION 8.4 COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

     SECTION 8.5 HEADINGS. The section headings contained in this Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement.

     SECTION 8.6 GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without regard to principles of conflicts of law thereof.

     SECTION 8.7 SEVERABILITY. Any term or provision of this Agreement that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction. If the final judgment of a court of competent jurisdiction declares that any term or provision hereof is invalid or unenforceable, the parties agree that the court making the determination of invalidity or unenforceability shall have the power to reduce the scope, duration, or area of the term or provision, to delete specific words or phrases, or to replace any invalid or unenforceable term or provision with a term or provision that is valid and enforceable and that comes closest to expressing the intention of the invalid or unenforceable term or provision, and this Agreement shall be enforceable as so modified after the expiration of the time within which the judgment may be appealed.

     SECTION 8.8 SPECIFIC PERFORMANCE. Each of the parties acknowledges and agrees that the other party would be damaged irreparably in the event any of the provisions of this Agreement are not performed in accordance with their specific terms or otherwise are breached. Accordingly, each of the parties agrees that the other party shall be entitled to seek an injunction or injunctions to prevent breaches of the provisions of this Agreement and to enforce specifically this Agreement and the terms and provisions hereof in any action instituted in any court of the United States or any state thereof having jurisdiction over the parties and the matter, in addition to any other remedy to which it may be entitled, at law or in equity.

     SECTION 8.9 CONSTRUCTION. The language used in this Agreement shall be deemed to be the language chosen by the parties hereto to express their mutual intent, and no rule of strict construction shall be applied against any party. Whenever the words "include," "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation."

     SECTION 8.10 NON-SURVIVAL OF REPRESENTATIONS AND WARRANTIES AND AGREEMENTS. The representations, warranties and agreements in this Agreement shall terminate at the Effective Time or upon the termination of this Agreement pursuant to Section 7.1, as the case may be, except that (i) the agreements set forth in Articles I, II and VIII and Sections 5.4, 5.7, 5.8 and 5.16 shall survive the Effective Time indefinitely and (ii) the agreements set forth in Sections 5.7, 5.8 and 7.2 and in Article VIII shall survive the termination of this Agreement indefinitely.

     SECTION 8.11 CERTAIN DEFINITIONS. For purposes of this Agreement, the terms "associate" and "affiliate" shall have the same meaning as set forth in Rule l2b-2 promulgated under the Exchange Act, and the term "person" shall mean any individual, corporation, partnership (general or limited), limited liability company, limited liability partnership, trust, joint venture, joint-stock company, syndicate, association, entity, unincorporated organization or government or any political subdivision, agency or instrumentality thereof. For purposes of this Agreement, the term "Subsidiary" shall mean, with respect to any party, any corporation or other organization, whether incorporated or unincorporated, of which (a) at least a majority of the securities or other interests having by their terms ordinary voting power to elect a majority of the Board of Directors or others performing similar functions with respect to such corporation or other organization is directly or indirectly owned or controlled by such party or by any one or more of its Subsidiaries, or by such party and one or more of its Subsidiaries or (b) such party or any other Subsidiary of such party is a general partner (excluding any such partnership where such party or any subsidiary of such party does not have a majority of the voting interest in such partnership).

     SECTION 8.12 FEES AND EXPENSES. Each party hereto shall pay its own costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby.

     SECTION 8.13 NOTICES. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be given (and shall be deemed to have been duly given upon receipt) by delivery in person, by telecopy or by registered or certified mail (postage prepaid, return receipt requested) to the respective parties at the following addresses, or at such other address for a party as shall be specified in a notice given in accordance with this
Section 8.13:

     If to Parent or Purchaser:

            Sprint Corporation
            2330 Shawnee Mission Parkway
            Westwood, Kansas 66205
            Telecopier: (913) 624-2256
            Attention: President and J. Richard Devlin

with a copy to:

            King & Spalding
            191 Peachtree Street
            Atlanta, Georgia 30303-1763
            Telecopier: (404) 572-5146
            Attention: Bruce N. Hawthorne

If to the Company:

            American Telecasting, Inc.
            5575 Tech Center Drive, Suite 300
            Colorado Springs, Colorado 80919
            Telecopier: (719) 260-5010
            Attention: Robert D. Hostetler

with a copy to:

            Skadden, Arps, Slate, Meagher & Flom LLP
            919 Third Avenue
            New York, New York 10022
            Telecopier: (212) 735-2000
            Attention: Randall H. Doud

     SECTION 8.14 CONTROL OF THE COMPANY. Purchaser has not exercised and shall not exercise any control of the Company, its Subsidiaries or the FCC Licenses held by the Company or its Subsidiaries prior to the Closing and the grant of the necessary approvals by the FCC.

     SECTION 8.15 MATTERS RELATING TO THE VOTING AGREEMENTS. The Company acknowledges and agrees that it shall be responsible and held liable for any and all monetary damages arising out of or relating to any breach of any Voting Agreement by the stockholder of the Company party thereto.

     IN WITNESS WHEREOF, the Company, Parent and Purchaser and have caused this Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized.

                                          AMERICAN TELECASTING, INC.

                                          By:    /s/ ROBERT D. HOSTETLER
                                            ------------------------------------
                                              Name: Robert D. Hostetler
                                              Title:  President and
                                                        Chief Executive Officer

                                          SPRINT CORPORATION

                                          By:    /s/ THEODORE H. SCHELL
                                            ------------------------------------
                                              Name: Theodore H. Schell
                                              Title:  Senior Vice President

                                          DD ACQUISITION, CORP.

                                          By:    /s/ THEODORE H. SCHELL
                                            ------------------------------------
                                              Name: Theodore H. Schell
                                              Title:  Vice President

                                                                         ANNEX B

                                VOTING AGREEMENT

     VOTING AGREEMENT, dated as of April 26, 1999 (this "Agreement"), between CFW Communications Foundation (the "Stockholder") and Sprint Corporation, a Kansas corporation (the "Parent").

     WHEREAS, American Telecasting, Inc., a Delaware corporation (the "Company"), Parent, and DD Acquisition, Corp., a Delaware corporation and a wholly owned subsidiary of Parent ("Purchaser"), have, substantially contemporaneously with the execution of this Agreement, entered into an Agreement and Plan of Merger, dated as of the date hereof (as the same may be amended, supplemented or otherwise modified, the "Merger Agreement"), which provides, among other things, that Purchaser shall be merged with and into the Company (the "Merger"), upon the terms and subject to the conditions set forth in the Merger Agreement (capitalized terms used but not defined herein having the respective meanings ascribed to them in the Merger Agreement);

     WHEREAS, as a condition to the willingness of Parent to enter into the Merger Agreement, Parent has required that the Stockholder agree, and in order to induce Parent to enter into the Merger Agreement, the Stockholder has agreed, to enter into this Agreement;

     WHEREAS, as of the date hereof, the Stockholder is the record owner of 74,322 shares of Company Common Stock and may receive a transfer from CFW Communications Company of an additional 200,000 shares of Company Common Stock (such shares of Company Common Stock, together with associated Rights, being collectively referred to herein as the "Voting Agreement Shares").

     NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements contained herein, the parties hereto expressly agree as follows:

     1. RESTRICTIONS ON TRANSFER AND CONVERSION.

          a. The Stockholder hereby covenants and agrees that the Stockholder shall not, except with respect to existing pledge agreements or as otherwise consented to in writing by Parent in its sole discretion, prior to the termination of this Agreement, (i) either directly or indirectly, offer or otherwise sell, assign, pledge, hypothecate, transfer, exchange, tender, dispose or grant an option to dispose of any Voting Agreement Shares or any interest therein, or agree to do any of the foregoing, or
     (ii) take any action which would have the effect of preventing or disabling the Stockholder from performing the Stockholder's obligations under this Agreement.

          b. No violation of the foregoing provisions of this Section 1 shall operate to terminate this Agreement.

     2. STOCKHOLDER'S RIGHTS. The Stockholder shall, as to the Voting Agreement Shares, possess and be entitled to exercise all stockholder's rights and powers of every kind as the beneficial owner thereof, including the right to vote the Voting Agreement Shares and the right to take part in, or give or withhold consent to, any corporate or stockholders' action with respect to which such Voting Agreement Shares are entitled to be voted, except as such rights are limited by this Agreement.

     3. VOTING AGREEMENT.

          a. The Stockholder has revoked or terminated any proxies, voting agreements or similar arrangements previously given or entered into with respect to the Voting Agreement Shares as to the matters set forth below and hereby irrevocably appoints Parent, during the term of this Agreement, as proxy for the Stockholder to: (i) vote all of the Voting Agreement Shares in favor of the adoption and approval of the Merger Agreement; and
     (ii) vote all of the Voting Agreement Shares against: (A) any extraordinary corporate transaction (other than the Merger), such as a merger, consolidation, business combination, tender or exchange offer, reorganization, recapitalization, liquidation or other change of control involving the Company or any of its subsidiaries, including, but not limited to, any Acquisition Proposal, and

     (B) any sale or transfer of a material amount of the assets or securities of the Company or any of its Subsidiaries (other than pursuant to the Merger).

          b. The Stockholder shall vote on all issues other than those specified in Section 3(a) that come before any meeting of stockholders of the Company in such Stockholder's sole discretion, provided that such vote is not inconsistent with the purposes of this Agreement.

     4. REPRESENTATIONS AND WARRANTIES OF THE STOCKHOLDER. The Stockholder hereby represents and warrants to Parent as follows:

          a. This Agreement has been duly and validly executed and delivered by the Stockholder and, assuming it constitutes a valid and binding agreement of Parent, constitutes a legal, valid and binding agreement of the Stockholder enforceable against the Stockholder in accordance with its terms, except that the enforcement hereof may be limited by (i) bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally and (ii) general principles of equity (regardless of whether enforceability is considered in a proceeding in equity or at law).

          b. The execution and delivery of this Agreement by the Stockholder does not, and the performance of this Agreement by the Stockholder will not, result in any breach of or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of a lien or encumbrance on any of the Voting Agreement Shares pursuant to, any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which the Stockholder is a party or by which the Stockholder or the Voting Agreement Shares are bound or affected, except, in the case of each of the foregoing, for any such conflicts, violations, breaches, defaults or other occurrences which would not prevent or materially delay the performance by the Stockholder of its obligations under this Agreement or the transactions contemplated hereby.

          c. As of the date hereof, the Stockholder is the record owner of the Voting Agreement Shares and has the right to vote or direct the voting of the Voting Agreement Shares. The Voting Agreement Shares, or a portion thereof, may be subject to existing security interests, liens, claims or pledges. The Stockholder has not appointed or granted any proxy, which appointment or grant is still effective, with respect to the Voting Agreement Shares.

     5. TERMINATION. This Agreement shall terminate upon the earliest to occur of (i) the termination of the Merger Agreement in accordance with its terms,
(ii) the Effective Time, and (iii) the recommendation by the Company Board of Directors in accordance with the provisions of Section 5.6 of the Merger Agreement of a Superior Proposal that would, if consummated in accordance with its terms, provide to the Company or the stockholders of the Company a per share consideration equal to or greater than $1.00 per share in excess of the Merger Consideration.

     6. NOTICES. All notices and other communications given or made pursuant hereto shall be in writing and shall be deemed to have been duly given or made and shall be effective upon receipt of delivery, if delivered personally, mailed by registered or certified mail (postage prepaid, return receipt requested) or delivered by a recognized national overnight courier to the parties at the following addresses (or at such other address for a party as shall be specified by like changes of address) or sent by electronic transmission (provided that a confirmation copy is sent by another approved means): (i) if to Parent, to the address set forth in Section 8.13 of the Merger Agreement; and (ii) if to the Stockholder, 401 Spring Lane, Suite 300, Waynesboro, Virginia 22980, Attention:
James S. Quarforth, President and Chief Executive Officer, CFW Communications Company, Telecopy No: 540-946-3595.

     7. ENTIRE AGREEMENT. This Agreement constitutes the entire agreement among the parties with respect to the subject matter hereof and supersedes all other prior agreements and understandings, both written and oral, among the parties or any of them with respect to the subject matter hereof.

     8. PARTIES IN INTEREST. All covenants and agreements contained herein shall be binding upon, and inure to the benefit of, the Stockholder or Parent, whichever is applicable under the terms hereof. Nothing in this Agreement, whether express or implied, shall be construed to give to any Person, other than the Stockholder or Parent, any legal or equitable right, remedy or claim under or in respect of this Agreement (and any covenants, conditions or provisions contained herein).

     9. ASSIGNMENT. Neither this Agreement nor any of the rights, interests or obligations under this Agreement shall be assigned, in whole or in part, by operation of law or otherwise, by any of the parties hereto without the prior written consent of each of the other parties hereto.

     10. AMENDMENT AND WAIVERS. This Agreement may be amended, supplemented or otherwise modified, and compliance with any provision hereof may be waived, only in a writing signed by or on behalf of the parties hereto. A copy of any such amendment, supplement or modification shall be filed in the registered office of the Company in the State of Delaware. Neither the failure nor delay on the part of any party to exercise any right, remedy, power or privilege under this Agreement shall operate as a waiver thereof.

     11. SEVERABILITY. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law, or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent to the parties as closely as possible to the fullest extent permitted by applicable law in a mutually acceptable manner in order that the terms of this Agreement remain as originally contemplated to the fullest extent possible.

     12. GOVERNING LAW. The laws of the State of Delaware (irrespective of its choice of law principles) shall govern all issues concerning the validity of this Agreement, the construction of its terms, and the interpretation and enforcement of the rights and duties of the parties.

     13. ENFORCEMENT OF AGREEMENT. The parties agree that irreparable damage would occur and that the parties would not have any adequate remedy at law in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in any Federal court located in the State of Delaware or in Delaware state court, this being in addition to any other remedy to which they are entitled at law or in equity. Each of the parties hereto (i) consents to submit to the personal jurisdiction of any Federal court located in the State of Delaware or any Delaware state court in the event any dispute arises out of this Agreement or any of the transactions contemplated hereby, (ii) agrees that such party will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court and (iii) agrees that such party will not bring any action relating to this Agreement or any of the transactions contemplated hereby in any court other than a Federal court sitting in the State of Delaware or a Delaware state court. Notwithstanding the foregoing, the parties agree that any and all monetary damages that Parent may be entitled to by reason of a breach by the Stockholder of this Agreement shall solely be the responsibility of the Company under the Merger Agreement.

     14. COUNTERPARTS. For the convenience of the parties hereto, this Agreement may be executed in any number of counterparts, each such counterpart being deemed to be an original instrument, and all such counterparts shall together constitute the same agreement.

     IN WITNESS WHEREOF, each of the parties hereto have executed this Agreement, or caused this Agreement to be duly executed, as of the date hereof.

                                          CFW COMMUNICATIONS FOUNDATION

                                                /s/ JAMES S. QUARFORTH
                                          --------------------------------------
                                          Name: James S. Quarforth
                                          Title:

                                          SPRINT CORPORATION

                                          By:    /s/ THEODORE H. SCHELL
                                            ------------------------------------
                                              Name: Theodore H. Schell
                                              Title:  Senior Vice President
                                                      Strategic Planning
                                                      & Corporate Development

                                VOTING AGREEMENT

     VOTING AGREEMENT, dated as of April 26, 1999 (this "Agreement"), between MCT Investors, L.P. ("MCT"), acting through its general partner MedCom Development Corporation ("MedCom" and, together with MCT, the "Stockholder") and Sprint Corporation, a Kansas corporation (the "Parent").

     WHEREAS, American Telecasting, Inc., a Delaware corporation (the "Company"), Parent, and DD Acquisition, Corp., a Delaware corporation and a wholly owned subsidiary of Parent ("Purchaser"), have, substantially contemporaneously with the execution of this Agreement, entered into an Agreement and Plan of Merger, dated as of the date hereof (as the same may be amended, supplemented or otherwise modified, the "Merger Agreement"), which provides, among other things, that Purchaser shall be merged with and into the Company (the "Merger"), upon the terms and subject to the conditions set forth in the Merger Agreement (capitalized terms used but not defined herein having the respective meanings ascribed to them in the Merger Agreement);

     WHEREAS, as a condition to the willingness of Parent to enter into the Merger Agreement, Parent has required that the Stockholder agree, and in order to induce Parent to enter into the Merger Agreement, the Stockholder has agreed, to enter into this Agreement;

     WHEREAS, as of the date hereof, the Stockholder is the record owner of 2,163,648 shares of Company Common Stock in the record name of MCT and 41,058 shares of Company Common Stock in the record name of MedCom (such shares of Company Common Stock, together with associated Rights, being collectively referred to herein as the "Voting Agreement Shares").

     NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements contained herein, the parties hereto expressly agree as follows:

     1. RESTRICTIONS ON TRANSFER AND CONVERSION.

          a. The Stockholder hereby covenants and agrees that the Stockholder shall not, except with respect to existing pledge agreements or as otherwise consented to in writing by Parent in its sole discretion, prior to the termination of this Agreement, (i) either directly or indirectly, offer or otherwise sell, assign, pledge, hypothecate, transfer, exchange, tender, dispose or grant an option to dispose of any Voting Agreement Shares or any interest therein, or agree to do any of the foregoing, or
     (ii) take any action which would have the effect of preventing or disabling the Stockholder from performing the Stockholder's obligations under this Agreement.

          b. No violation of the foregoing provisions of this Section 1 shall operate to terminate this Agreement.

     2. STOCKHOLDER'S RIGHTS. The Stockholder shall, as to the Voting Agreement Shares, possess and be entitled to exercise all stockholder's rights and powers of every kind as the beneficial owner thereof, including the right to vote the Voting Agreement Shares and the right to take part in, or give or withhold consent to, any corporate or stockholders' action with respect to which such Voting Agreement Shares are entitled to be voted, except as such rights are limited by this Agreement.

     3. VOTING AGREEMENT.

          a. The Stockholder has revoked or terminated any proxies, voting agreements or similar arrangements previously given or entered into with respect to the Voting Agreement Shares as to the matters set forth below and hereby irrevocably appoints Parent, during the term of this Agreement, as proxy for the Stockholder to: (i) vote all of the Voting Agreement Shares in favor of the adoption and approval of the Merger Agreement; and
     (ii) vote all of the Voting Agreement Shares against: (A) any extraordinary corporate transaction (other than the Merger), such as a merger, consolidation, business combination, tender or exchange offer, reorganization, recapitalization, liquidation or other change of control involving the Company or any of its subsidiaries, including, but not limited to, any Acquisition Proposal, and (B) any sale or transfer of a material amount of the assets or securities of the Company or any of its Subsidiaries (other than pursuant to the Merger).

          b. The Stockholder shall vote on all issues other than those specified in Section 3(a) that come before any meeting of stockholders of the Company in such Stockholder's sole discretion, provided that such vote is not inconsistent with the purposes of this Agreement.

     4. REPRESENTATIONS AND WARRANTIES OF THE STOCKHOLDER. The Stockholder hereby represents and warrants to Parent as follows:

          a. This Agreement has been duly and validly executed and delivered by the Stockholder and, assuming it constitutes a valid and binding agreement of Parent, constitutes a legal, valid and binding agreement of the Stockholder enforceable against the Stockholder in accordance with its terms, except that the enforcement hereof may be limited by (i) bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally and (ii) general principles of equity (regardless of whether enforceability is considered in a proceeding in equity or at law).

          b. The execution and delivery of this Agreement by the Stockholder does not, and the performance of this Agreement by the Stockholder will not, result in any breach of or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of a lien or encumbrance on any of the Voting Agreement Shares pursuant to, any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which the Stockholder is a party or by which the Stockholder or the Voting Agreement Shares are bound or affected, except, in the case of each of the foregoing, for any such conflicts, violations, breaches, defaults or other occurrences which would not prevent or materially delay the performance by the Stockholder of its obligations under this Agreement or the transactions contemplated hereby.

          c. As of the date hereof, the Stockholder is the record owner of the Voting Agreement Shares and has the right to vote or direct the voting of the Voting Agreement Shares. The Voting Agreement Shares, or a portion thereof, may be subject to existing security interests, liens, claims or pledges. The Stockholder has not appointed or granted any proxy, which appointment or grant is still effective, with respect to the Voting Agreement Shares.

     5. TERMINATION. This Agreement shall terminate upon the earliest to occur of (i) the termination of the Merger Agreement in accordance with its terms,
(ii) the Effective Time, and (iii) the recommendation by the Company Board of Directors in accordance with the provisions of Section 5.6 of the Merger Agreement of a Superior Proposal that would, if consummated in accordance with its terms, provide to the Company or the stockholders of the Company a per share consideration equal to or greater than $1.00 per share in excess of the Merger Consideration.

     6. NOTICES. All notices and other communications given or made pursuant hereto shall be in writing and shall be deemed to have been duly given or made and shall be effective upon receipt of delivery, if delivered personally, mailed by registered or certified mail (postage prepaid, return receipt requested) or delivered by a recognized national overnight courier to the parties at the following addresses (or at such other address for a party as shall be specified by like changes of address) or sent by electronic transmission (provided that a confirmation copy is sent by another approved means): (i) if to Parent, to the address set forth in Section 8.13 of the Merger Agreement; and (ii) if to the Stockholder, 1555 King Street, Suite 500, Alexandria, Virginia 22314, Telecopy
No: 703-683-6329.

     7. ENTIRE AGREEMENT. This Agreement constitutes the entire agreement among the parties with respect to the subject matter hereof and supersedes all other prior agreements and understandings, both written and oral, among the parties or any of them with respect to the subject matter hereof.

     8. PARTIES IN INTEREST. All covenants and agreements contained herein shall be binding upon, and inure to the benefit of, the Stockholder or Parent, whichever is applicable under the terms hereof. Nothing in this Agreement, whether express or implied, shall be construed to give to any Person, other than the Stockholder or Parent, any legal or equitable right, remedy or claim under or in respect of this Agreement (and any covenants, conditions or provisions contained herein).

     9. ASSIGNMENT. Neither this Agreement nor any of the rights, interests or obligations under this Agreement shall be assigned, in whole or in part, by operation of law or otherwise, by any of the parties hereto without the prior written consent of each of the other parties hereto.

     10. AMENDMENT AND WAIVERS. This Agreement may be amended, supplemented or otherwise modified, and compliance with any provision hereof may be waived, only in a writing signed by or on behalf of the parties hereto. A copy of any such amendment, supplement or modification shall be filed in the registered office of the Company in the State of Delaware. Neither the failure nor delay on the part of any party to exercise any right, remedy, power or privilege under this Agreement shall operate as a waiver thereof.

     11. SEVERABILITY. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law, or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent to the parties as closely as possible to the fullest extent permitted by applicable law in a mutually acceptable manner in order that the terms of this Agreement remain as originally contemplated to the fullest extent possible.

     12. GOVERNING LAW. The laws of the State of Delaware (irrespective of its choice of law principles) shall govern all issues concerning the validity of this Agreement, the construction of its terms, and the interpretation and enforcement of the rights and duties of the parties.

     13. ENFORCEMENT OF AGREEMENT. The parties agree that irreparable damage would occur and that the parties would not have any adequate remedy at law in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in any Federal court located in the State of Delaware or in Delaware state court, this being in addition to any other remedy to which they are entitled at law or in equity. Each of the parties hereto (i) consents to submit to the personal jurisdiction of any Federal court located in the State of Delaware or any Delaware state court in the event any dispute arises out of this Agreement or any of the transactions contemplated hereby, (ii) agrees that such party will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court and (iii) agrees that such party will not bring any action relating to this Agreement or any of the transactions contemplated hereby in any court other than a Federal court sitting in the State of Delaware or a Delaware state court. Notwithstanding the foregoing, the parties agree that any and all monetary damages that Parent may be entitled to by reason of a breach by the Stockholder of this Agreement shall solely be the responsibility of the Company under the Merger Agreement.

     14. COUNTERPARTS. For the convenience of the parties hereto, this Agreement may be executed in any number of counterparts, each such counterpart being deemed to be an original instrument, and all such counterparts shall together constitute the same agreement.

     IN WITNESS WHEREOF, each of the parties hereto have executed this Agreement, or caused this Agreement to be duly executed, as of the date hereof.

                                        MCT INVESTORS, L.P.

                                        By: MEDCOM DEVELOPMENT CORPORATION,
                                           as General Partner

                                        By:      /s/ DONALD R. DEPRIEST
                                           -------------------------------------
                                            Name: Donald R. DePriest
                                            Title: President and Chairman of the
                                            Board

                                        SPRINT CORPORATION

                                        By:      /s/ THEODORE H. SCHELL
                                           -------------------------------------
                                            Name: Theodore H. Schell
                                            Title:  Senior Vice President
                                                    Strategic Planning
                                                    & Corporate Development

                                VOTING AGREEMENT

     VOTING AGREEMENT, dated as of April 26, 1999 (this "Agreement"), between Robert D. Hostetler (the "Stockholder") and Sprint Corporation, a Kansas corporation (the "Parent").

     WHEREAS, American Telecasting, Inc., a Delaware corporation (the "Company"), Parent, and DD Acquisition, Corp., a Delaware corporation and a wholly owned subsidiary of Parent ("Purchaser"), have, substantially contemporaneously with the execution of this Agreement, entered into an Agreement and Plan of Merger, dated as of the date hereof (as the same may be amended, supplemented or otherwise modified, the "Merger Agreement"), which provides, among other things, that Purchaser shall be merged with and into the Company (the "Merger"), upon the terms and subject to the conditions set forth in the Merger Agreement (capitalized terms used but not defined herein having the respective meanings ascribed to them in the Merger Agreement);

     WHEREAS, as a condition to the willingness of Parent to enter into the Merger Agreement, Parent has required that the Stockholder agree, and in order to induce Parent to enter into the Merger Agreement, the Stockholder has agreed, to enter into this Agreement;

     WHEREAS, as of the date hereof, the Stockholder is the record owner of 447,975 shares of Company Common Stock (such shares of Company Common Stock, together with associated Rights, being collectively referred to herein as the "Voting Agreement Shares").

     NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements contained herein, the parties hereto expressly agree as follows:

     1. RESTRICTIONS ON TRANSFER AND CONVERSION.

          a. The Stockholder hereby covenants and agrees that the Stockholder shall not, except with respect to existing pledge agreements or as otherwise consented to in writing by Parent in its sole discretion, prior to the termination of this Agreement, (i) either directly or indirectly, offer or otherwise sell, assign, pledge, hypothecate, transfer, exchange, tender, dispose or grant an option to dispose of any Voting Agreement Shares or any interest therein, or agree to do any of the foregoing, or
     (ii) take any action which would have the effect of preventing or disabling the Stockholder from performing the Stockholder's obligations under this Agreement.

          b. No violation of the foregoing provisions of this Section 1 shall operate to terminate this Agreement.

     2. STOCKHOLDER'S RIGHTS. The Stockholder shall, as to the Voting Agreement Shares, possess and be entitled to exercise all stockholder's rights and powers of every kind as the beneficial owner thereof, including the right to vote the Voting Agreement Shares and the right to take part in, or give or withhold consent to, any corporate or stockholders' action with respect to which such Voting Agreement Shares are entitled to be voted, except as such rights are limited by this Agreement.

     3. VOTING AGREEMENT.

          a. The Stockholder has revoked or terminated any proxies, voting agreements or similar arrangements previously given or entered into with respect to the Voting Agreement Shares as to the matters set forth below and hereby irrevocably appoints Parent, during the term of this Agreement, as proxy for the Stockholder to: (i) vote all of the Voting Agreement Shares in favor of the adoption and approval of the Merger Agreement; and
     (ii) vote all of the Voting Agreement Shares against: (A) any extraordinary corporate transaction (other than the Merger), such as a merger, consolidation, business combination, tender or exchange offer, reorganization, recapitalization, liquidation or other change of control involving the Company or any of its subsidiaries, including, but not limited to, any Acquisition Proposal, and (B) any sale or transfer of a material amount of the assets or securities of the Company or any of its Subsidiaries (other than pursuant to the Merger).

          b. The Stockholder shall vote on all issues other than those specified in Section 3(a) that come before any meeting of stockholders of the Company in such Stockholder's sole discretion, provided that such vote is not inconsistent with the purposes of this Agreement.

     4. REPRESENTATIONS AND WARRANTIES OF THE STOCKHOLDER. The Stockholder hereby represents and warrants to Parent as follows:

          a. This Agreement has been duly and validly executed and delivered by the Stockholder and, assuming it constitutes a valid and binding agreement of Parent, constitutes a legal, valid and binding agreement of the Stockholder enforceable against the Stockholder in accordance with its terms, except that the enforcement hereof may be limited by (i) bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally and (ii) general principles of equity (regardless of whether enforceability is considered in a proceeding in equity or at law).

          b. The execution and delivery of this Agreement by the Stockholder does not, and the performance of this Agreement by the Stockholder will not, result in any breach of or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of a lien or encumbrance on any of the Voting Agreement Shares pursuant to, any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which the Stockholder is a party or by which the Stockholder or the Voting Agreement Shares are bound or affected, except, in the case of each of the foregoing, for any such conflicts, violations, breaches, defaults or other occurrences which would not prevent or materially delay the performance by the Stockholder of its obligations under this Agreement or the transactions contemplated hereby.

          c. As of the date hereof, the Stockholder is the record owner of the Voting Agreement Shares and has the right to vote or direct the voting of the Voting Agreement Shares. The Voting Agreement Shares, or a portion thereof, may be subject to existing security interests, liens, claims or pledges. The Stockholder has not appointed or granted any proxy, which appointment or grant is still effective, with respect to the Voting Agreement Shares.

     5. TERMINATION. This Agreement shall terminate upon the earliest to occur of (i) the termination of the Merger Agreement in accordance with its terms,
(ii) the Effective Time, and (iii) the recommendation by the Company Board of Directors in accordance with the provisions of Section 5.6 of the Merger Agreement of a Superior Proposal that would, if consummated in accordance with its terms, provide to the Company or the stockholders of the Company a per share consideration equal to or greater than $1.00 per share in excess of the Merger Consideration.

     6. NOTICES. All notices and other communications given or made pursuant hereto shall be in writing and shall be deemed to have been duly given or made and shall be effective upon receipt of delivery, if delivered personally, mailed by registered or certified mail (postage prepaid, return receipt requested) or delivered by a recognized national overnight courier to the parties at the following addresses (or at such other address for a party as shall be specified by like changes of address) or sent by electronic transmission (provided that a confirmation copy is sent by another approved means): (i) if to Parent, to the address set forth in Section 8.13 of the Merger Agreement; and (ii) if to the Stockholder, Robert D. Hostetler, President and Chief Executive Officer, American Telecasting, Inc., 5575 Tech Center Drive, Suite, Colorado Springs, Colorado 80919, Telecopy No: 719-260-5010.

     7. ENTIRE AGREEMENT. This Agreement constitutes the entire agreement among the parties with respect to the subject matter hereof and supersedes all other prior agreements and understandings, both written and oral, among the parties or any of them with respect to the subject matter hereof.

     8. PARTIES IN INTEREST. All covenants and agreements contained herein shall be binding upon, and inure to the benefit of, the Stockholder or Parent, whichever is applicable under the terms hereof. Nothing in this Agreement, whether express or implied, shall be construed to give to any Person, other than the Stockholder or Parent, any legal or equitable right, remedy or claim under or in respect of this Agreement (and any covenants, conditions or provisions contained herein).

     9. ASSIGNMENT. Neither this Agreement nor any of the rights, interests or obligations under this Agreement shall be assigned, in whole or in part, by operation of law or otherwise, by any of the parties hereto without the prior written consent of each of the other parties hereto.

     10. AMENDMENT AND WAIVERS. This Agreement may be amended, supplemented or otherwise modified, and compliance with any provision hereof may be waived, only in a writing signed by or on behalf of the parties hereto. A copy of any such amendment, supplement or modification shall be filed in the registered office of the Company in the State of Delaware. Neither the failure nor delay on the part of any party to exercise any right, remedy, power or privilege under this Agreement shall operate as a waiver thereof.

     11. SEVERABILITY. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law, or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent to the parties as closely as possible to the fullest extent permitted by applicable law in a mutually acceptable manner in order that the terms of this Agreement remain as originally contemplated to the fullest extent possible.

     12. GOVERNING LAW. The laws of the State of Delaware (irrespective of its choice of law principles) shall govern all issues concerning the validity of this Agreement, the construction of its terms, and the interpretation and enforcement of the rights and duties of the parties.

     13. ENFORCEMENT OF AGREEMENT. The parties agree that irreparable damage would occur and that the parties would not have any adequate remedy at law in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in any Federal court located in the State of Delaware or in Delaware state court, this being in addition to any other remedy to which they are entitled at law or in equity. Each of the parties hereto (i) consents to submit to the personal jurisdiction of any Federal court located in the State of Delaware or any Delaware state court in the event any dispute arises out of this Agreement or any of the transactions contemplated hereby, (ii) agrees that such party will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court and (iii) agrees that such party will not bring any action relating to this Agreement or any of the transactions contemplated hereby in any court other than a Federal court sitting in the State of Delaware or a Delaware state court. Notwithstanding the foregoing, the parties agree that any and all monetary damages that Parent may be entitled to by reason of a breach by the Stockholder of this Agreement shall solely be the responsibility of the Company under the Merger Agreement.

     14. COUNTERPARTS. For the convenience of the parties hereto, this Agreement may be executed in any number of counterparts, each such counterpart being deemed to be an original instrument, and all such counterparts shall together constitute the same agreement.

     IN WITNESS WHEREOF, each of the parties hereto have executed this Agreement, or caused this Agreement to be duly executed, as of the date hereof.

                                                /s/ ROBERT D. HOSTETLER
                                          --------------------------------------
                                          Robert D. Hostetler

                                          SPRINT CORPORATION

                                          By:    /s/ THEODORE H. SCHELL
                                            ------------------------------------
                                              Name: Theodore H. Schell
                                              Title:  Senior Vice President
                                                      Strategic Planning
                                                      & Corporate Development

                                VOTING AGREEMENT

     VOTING AGREEMENT, dated as of April 26, 1999 (this "Agreement"), between Donald R. DePriest (the "Stockholder") and Sprint Corporation, a Kansas corporation (the "Parent").

     WHEREAS, American Telecasting, Inc., a Delaware corporation (the "Company"), Parent, and DD Acquisition, Corp., a Delaware corporation and a wholly owned subsidiary of Parent ("Purchaser"), have, substantially contemporaneously with the execution of this Agreement, entered into an Agreement and Plan of Merger, dated as of the date hereof (as the same may be amended, supplemented or otherwise modified, the "Merger Agreement"), which provides, among other things, that Purchaser shall be merged with and into the Company (the "Merger"), upon the terms and subject to the conditions set forth in the Merger Agreement (capitalized terms used but not defined herein having the respective meanings ascribed to them in the Merger Agreement);

     WHEREAS, as a condition to the willingness of Parent to enter into the Merger Agreement, Parent has required that the Stockholder agree, and in order to induce Parent to enter into the Merger Agreement, the Stockholder has agreed, to enter into this Agreement;

     WHEREAS, as of the date hereof, the Stockholder is the record owner of 2,645,236 shares of Company Common Stock (such shares of Company Common Stock, together with associated Rights, being collectively referred to herein as the "Voting Agreement Shares").

     NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements contained herein, the parties hereto expressly agree as follows:

     1. RESTRICTIONS ON TRANSFER AND CONVERSION.

          a. The Stockholder hereby covenants and agrees that the Stockholder shall not, except with respect to existing pledge agreements or as otherwise consented to in writing by Parent in its sole discretion, prior to the termination of this Agreement, (i) either directly or indirectly, offer or otherwise sell, assign, pledge, hypothecate, transfer, exchange, tender, dispose or grant an option to dispose of any Voting Agreement Shares or any interest therein, or agree to do any of the foregoing, or
     (ii) take any action which would have the effect of preventing or disabling the Stockholder from performing the Stockholder's obligations under this Agreement.

          b. No violation of the foregoing provisions of this Section 1 shall operate to terminate this Agreement.

     2. STOCKHOLDER'S RIGHTS. The Stockholder shall, as to the Voting Agreement Shares, possess and be entitled to exercise all stockholder's rights and powers of every kind as the beneficial owner thereof, including the right to vote the Voting Agreement Shares and the right to take part in, or give or withhold consent to, any corporate or stockholders' action with respect to which such Voting Agreement Shares are entitled to be voted, except as such rights are limited by this Agreement.

     3. VOTING AGREEMENT.

          a. The Stockholder has revoked or terminated any proxies, voting agreements or similar arrangements previously given or entered into with respect to the Voting Agreement Shares as to the matters set forth below and hereby irrevocably appoints Parent, during the term of this Agreement, as proxy for the Stockholder to: (i) vote all of the Voting Agreement Shares in favor of the adoption and approval of the Merger Agreement; and
     (ii) vote all of the Voting Agreement Shares against: (A) any extraordinary corporate transaction (other than the Merger), such as a merger, consolidation, business combination, tender or exchange offer, reorganization, recapitalization, liquidation or other change of control involving the Company or any of its subsidiaries, including, but not limited to, any Acquisition Proposal, and (B) any sale or transfer of a material amount of the assets or securities of the Company or any of its Subsidiaries (other than pursuant to the Merger).

          b. The Stockholder shall vote on all issues other than those specified in Section 3(a) that come before any meeting of stockholders of the Company in such Stockholder's sole discretion, provided that such vote is not inconsistent with the purposes of this Agreement.

     4. REPRESENTATIONS AND WARRANTIES OF THE STOCKHOLDER. The Stockholder hereby represents and warrants to Parent as follows:

          a. This Agreement has been duly and validly executed and delivered by the Stockholder and, assuming it constitutes a valid and binding agreement of Parent, constitutes a legal, valid and binding agreement of the Stockholder enforceable against the Stockholder in accordance with its terms, except that the enforcement hereof may be limited by (i) bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally and (ii) general principles of equity (regardless of whether enforceability is considered in a proceeding in equity or at law).

          b. The execution and delivery of this Agreement by the Stockholder does not, and the performance of this Agreement by the Stockholder will not, result in any breach of or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of a lien or encumbrance on any of the Voting Agreement Shares pursuant to, any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which the Stockholder is a party or by which the Stockholder or the Voting Agreement Shares are bound or affected, except, in the case of each of the foregoing, for any such conflicts, violations, breaches, defaults or other occurrences which would not prevent or materially delay the performance by the Stockholder of its obligations under this Agreement or the transactions contemplated hereby.

          c. As of the date hereof, the Stockholder is the record owner of the Voting Agreement Shares and has the right to vote or direct the voting of the Voting Agreement Shares. The Voting Agreement Shares, or a portion thereof, may be subject to existing security interests, liens, claims or pledges. The Stockholder has not appointed or granted any proxy, which appointment or grant is still effective, with respect to the Voting Agreement Shares.

     5. TERMINATION. This Agreement shall terminate upon the earliest to occur of (i) the termination of the Merger Agreement in accordance with its terms,
(ii) the Effective Time, and (iii) the recommendation by the Company Board of Directors in accordance with the provisions of Section 5.6 of the Merger Agreement of a Superior Proposal that would, if consummated in accordance with its terms, provide to the Company or the stockholders of the Company a per share consideration equal to or greater than $1.00 per share in excess of the Merger Consideration.

     6. NOTICES. All notices and other communications given or made pursuant hereto shall be in writing and shall be deemed to have been duly given or made and shall be effective upon receipt of delivery, if delivered personally, mailed by registered or certified mail (postage prepaid, return receipt requested) or delivered by a recognized national overnight courier to the parties at the following addresses (or at such other address for a party as shall be specified by like changes of address) or sent by electronic transmission (provided that a confirmation copy is sent by another approved means): (i) if to Parent, to the address set forth in Section 8.13 of the Merger Agreement; and (ii) if to the Stockholder, 1555 King Street, Suite 500, Alexandria, Virginia 22314, Telecopy
No: 703-683-6329.

     7. ENTIRE AGREEMENT. This Agreement constitutes the entire agreement among the parties with respect to the subject matter hereof and supersedes all other prior agreements and understandings, both written and oral, among the parties or any of them with respect to the subject matter hereof.

     8. PARTIES IN INTEREST. All covenants and agreements contained herein shall be binding upon, and inure to the benefit of, the Stockholder or Parent, whichever is applicable under the terms hereof. Nothing in this Agreement, whether express or implied, shall be construed to give to any Person, other than the Stockholder or Parent, any legal or equitable right, remedy or claim under or in respect of this Agreement (and any covenants, conditions or provisions contained herein).

     9. ASSIGNMENT. Neither this Agreement nor any of the rights, interests or obligations under this Agreement shall be assigned, in whole or in part, by operation of law or otherwise, by any of the parties hereto without the prior written consent of each of the other parties hereto.

     10. AMENDMENT AND WAIVERS. This Agreement may be amended, supplemented or otherwise modified, and compliance with any provision hereof may be waived, only in a writing signed by or on behalf of the parties hereto. A copy of any such amendment, supplement or modification shall be filed in the registered office of the Company in the State of Delaware. Neither the failure nor delay on the part of any party to exercise any right, remedy, power or privilege under this Agreement shall operate as a waiver thereof.

     11. SEVERABILITY. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law, or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent to the parties as closely as possible to the fullest extent permitted by applicable law in a mutually acceptable manner in order that the terms of this Agreement remain as originally contemplated to the fullest extent possible.

     12. GOVERNING LAW. The laws of the State of Delaware (irrespective of its choice of law principles) shall govern all issues concerning the validity of this Agreement, the construction of its terms, and the interpretation and enforcement of the rights and duties of the parties.

     13. ENFORCEMENT OF AGREEMENT. The parties agree that irreparable damage would occur and that the parties would not have any adequate remedy at law in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in any Federal court located in the State of Delaware or in Delaware state court, this being in addition to any other remedy to which they are entitled at law or in equity. Each of the parties hereto (i) consents to submit to the personal jurisdiction of any Federal court located in the State of Delaware or any Delaware state court in the event any dispute arises out of this Agreement or any of the transactions contemplated hereby, (ii) agrees that such party will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court and (iii) agrees that such party will not bring any action relating to this Agreement or any of the transactions contemplated hereby in any court other than a Federal court sitting in the State of Delaware or a Delaware state court. Notwithstanding the foregoing, the parties agree that any and all monetary damages that Parent may be entitled to by reason of a breach by the Stockholder of this Agreement shall solely be the responsibility of the Company under the Merger Agreement.

     14. COUNTERPARTS. For the convenience of the parties hereto, this Agreement may be executed in any number of counterparts, each such counterpart being deemed to be an original instrument, and all such counterparts shall together constitute the same agreement.

     IN WITNESS WHEREOF, each of the parties hereto have executed this Agreement, or caused this Agreement to be duly executed, as of the date hereof.

                                                /s/ DONALD R. DEPRIEST
                                          --------------------------------------
                                          Donald R. DePriest

                                          SPRINT CORPORATION

                                          By:    /s/ THEODORE H. SCHELL
                                            ------------------------------------
                                              Name: Theodore H. Schell
                                              Title:  Senior Vice President
                                                      Strategic Planning
                                                      & Corporate Development

                                VOTING AGREEMENT

     VOTING AGREEMENT, dated as of April 26, 1999 (this "Agreement"), between CFW Communications Company (the "Stockholder") and Sprint Corporation, a Kansas corporation (the "Parent").

     WHEREAS, American Telecasting, Inc., a Delaware corporation (the "Company"), Parent, and DD Acquisition, Corp., a Delaware corporation and a wholly owned subsidiary of Parent ("Purchaser"), have, substantially contemporaneously with the execution of this Agreement, entered into an Agreement and Plan of Merger, dated as of the date hereof (as the same may be amended, supplemented or otherwise modified, the "Merger Agreement"), which provides, among other things, that Purchaser shall be merged with and into the Company (the "Merger"), upon the terms and subject to the conditions set forth in the Merger Agreement (capitalized terms used but not defined herein having the respective meanings ascribed to them in the Merger Agreement);

     WHEREAS, as a condition to the willingness of Parent to enter into the Merger Agreement, Parent has required that the Stockholder agree, and in order to induce Parent to enter into the Merger Agreement, the Stockholder has agreed, to enter into this Agreement;

     WHEREAS, as of the date hereof, the Stockholder is the record owner of 1,412,112 shares of Company Common Stock (such shares of Company Common Stock, together with associated Rights, being collectively referred to herein as the "Voting Agreement Shares").

     NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements contained herein, the parties hereto expressly agree as follows:

     1. RESTRICTIONS ON TRANSFER AND CONVERSION.

          a. The Stockholder hereby covenants and agrees that the Stockholder shall not, except with respect to existing pledge agreements or as otherwise consented to in writing by Parent in its sole discretion, prior to the termination of this Agreement, (i) either directly or indirectly, offer or otherwise sell, assign, pledge, hypothecate, transfer, exchange, tender, dispose or grant an option to dispose of any Voting Agreement Shares or any interest therein, or agree to do any of the foregoing, or
     (ii) take any action which would have the effect of preventing or disabling the Stockholder from performing the Stockholder's obligations under this Agreement; provided, that the Stockholder may transfer up to 200,000 Voting Agreement Shares to CFW Communications Foundation.

          b. No violation of the foregoing provisions of this Section 1 shall operate to terminate this Agreement.

     2. STOCKHOLDER'S RIGHTS. The Stockholder shall, as to the Voting Agreement Shares, possess and be entitled to exercise all stockholder's rights and powers of every kind as the beneficial owner thereof, including the right to vote the Voting Agreement Shares and the right to take part in, or give or withhold consent to, any corporate or stockholders' action with respect to which such Voting Agreement Shares are entitled to be voted, except as such rights are limited by this Agreement.

     3. VOTING AGREEMENT.

          a. The Stockholder has revoked or terminated any proxies, voting agreements or similar arrangements previously given or entered into with respect to the Voting Agreement Shares as to the matters set forth below and hereby irrevocably appoints Parent, during the term of this Agreement, as proxy for the Stockholder to: (i) vote all of the Voting Agreement Shares in favor of the adoption and approval of the Merger Agreement; and
     (ii) vote all of the Voting Agreement Shares against: (A) any extraordinary corporate transaction (other than the Merger), such as a merger, consolidation, business combination, tender or exchange offer, reorganization, recapitalization, liquidation or other change of control involving the Company or any of its subsidiaries, including, but not limited to, any Acquisition Proposal, and (B) any sale or transfer of a material amount of the assets or securities of the Company or any of its Subsidiaries (other than pursuant to the Merger).

          b. The Stockholder shall vote on all issues other than those specified in Section 3(a) that come before any meeting of stockholders of the Company in such Stockholder's sole discretion, provided that such vote is not inconsistent with the purposes of this Agreement.

     4. REPRESENTATIONS AND WARRANTIES OF THE STOCKHOLDER. The Stockholder hereby represents and warrants to Parent as follows:

          a. This Agreement has been duly and validly executed and delivered by the Stockholder and, assuming it constitutes a valid and binding agreement of Parent, constitutes a legal, valid and binding agreement of the Stockholder enforceable against the Stockholder in accordance with its terms, except that the enforcement hereof may be limited by (i) bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally and (ii) general principles of equity (regardless of whether enforceability is considered in a proceeding in equity or at law).

          b. The execution and delivery of this Agreement by the Stockholder does not, and the performance of this Agreement by the Stockholder will not, result in any breach of or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of a lien or encumbrance on any of the Voting Agreement Shares pursuant to, any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which the Stockholder is a party or by which the Stockholder or the Voting Agreement Shares are bound or affected, except, in the case of each of the foregoing, for any such conflicts, violations, breaches, defaults or other occurrences which would not prevent or materially delay the performance by the Stockholder of its obligations under this Agreement or the transactions contemplated hereby.

          c. As of the date hereof, the Stockholder is the record owner of the Voting Agreement Shares and has the right to vote or direct the voting of the Voting Agreement Shares. The Voting Agreement Shares, or a portion thereof, may be subject to existing security interests, liens, claims or pledges. The Stockholder has not appointed or granted any proxy, which appointment or grant is still effective, with respect to the Voting Agreement Shares.

     5. TERMINATION. This Agreement shall terminate upon the earliest to occur of (i) the termination of the Merger Agreement in accordance with its terms,
(ii) the Effective Time, and (iii) the recommendation by the Company Board of Directors in accordance with the provisions of Section 5.6 of the Merger Agreement of a Superior Proposal that would, if consummated in accordance with its terms, provide to the Company or the stockholders of the Company a per share consideration equal to or greater than $1.00 per share in excess of the Merger Consideration.

     6. NOTICES. All notices and other communications given or made pursuant hereto shall be in writing and shall be deemed to have been duly given or made and shall be effective upon receipt of delivery, if delivered personally, mailed by registered or certified mail (postage prepaid, return receipt requested) or delivered by a recognized national overnight courier to the parties at the following addresses (or at such other address for a party as shall be specified by like changes of address) or sent by electronic transmission (provided that a confirmation copy is sent by another approved means): (i) if to Parent, to the address set forth in Section 8.13 of the Merger Agreement; and (ii) if to the Stockholder, 401 Spring Lane, Suite 300, Waynesboro, Virginia 22980, Attention:
James S. Quarforth, President and Chief Executive Officer, Telecopy No:
540-946-3595.

     7. ENTIRE AGREEMENT. This Agreement constitutes the entire agreement among the parties with respect to the subject matter hereof and supersedes all other prior agreements and understandings, both written and oral, among the parties or any of them with respect to the subject matter hereof.

     8. PARTIES IN INTEREST. All covenants and agreements contained herein shall be binding upon, and inure to the benefit of, the Stockholder or Parent, whichever is applicable under the terms hereof. Nothing in this Agreement, whether express or implied, shall be construed to give to any Person, other than the Stockholder or Parent, any legal or equitable right, remedy or claim under or in respect of this Agreement (and any covenants, conditions or provisions contained herein).

     9. ASSIGNMENT. Neither this Agreement nor any of the rights, interests or obligations under this Agreement shall be assigned, in whole or in part, by operation of law or otherwise, by any of the parties hereto without the prior written consent of each of the other parties hereto.

     10. AMENDMENT AND WAIVERS. This Agreement may be amended, supplemented or otherwise modified, and compliance with any provision hereof may be waived, only in a writing signed by or on behalf of the parties hereto. A copy of any such amendment, supplement or modification shall be filed in the registered office of the Company in the State of Delaware. Neither the failure nor delay on the part of any party to exercise any right, remedy, power or privilege under this Agreement shall operate as a waiver thereof.

     11. SEVERABILITY. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law, or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent to the parties as closely as possible to the fullest extent permitted by applicable law in a mutually acceptable manner in order that the terms of this Agreement remain as originally contemplated to the fullest extent possible.

     12. GOVERNING LAW. The laws of the State of Delaware (irrespective of its choice of law principles) shall govern all issues concerning the validity of this Agreement, the construction of its terms, and the interpretation and enforcement of the rights and duties of the parties.

     13. ENFORCEMENT OF AGREEMENT. The parties agree that irreparable damage would occur and that the parties would not have any adequate remedy at law in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in any Federal court located in the State of Delaware or in Delaware state court, this being in addition to any other remedy to which they are entitled at law or in equity. Each of the parties hereto (i) consents to submit to the personal jurisdiction of any Federal court located in the State of Delaware or any Delaware state court in the event any dispute arises out of this Agreement or any of the transactions contemplated hereby, (ii) agrees that such party will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court and (iii) agrees that such party will not bring any action relating to this Agreement or any of the transactions contemplated hereby in any court other than a Federal court sitting in the State of Delaware or a Delaware state court. Notwithstanding the foregoing, the parties agree that any and all monetary damages that Parent may be entitled to by reason of a breach by the Stockholder of this Agreement shall solely be the responsibility of the Company under the Merger Agreement.

     14. COUNTERPARTS. For the convenience of the parties hereto, this Agreement may be executed in any number of counterparts, each such counterpart being deemed to be an original instrument, and all such counterparts shall together constitute the same agreement.

     IN WITNESS WHEREOF, each of the parties hereto have executed this Agreement to be duly executed, as of the date hereof.

                                          CFW COMMUNICATIONS COMPANY

                                          By:    /s/ JAMES S. QUARFORTH
                                            ------------------------------------
                                           Name: James S. Quarforth
                                           Title: President and Chief Executive
                                           Officer

                                          SPRINT CORPORATION

                                          By:    /s/ THEODORE H. SCHELL
                                            ------------------------------------
                                           Name: Theodore H. Schell
                                           Title: Senior Vice President
                                                  Strategic
                                                  & Corporate Development
                                                  Planning

                                                                         ANNEX C

LAZARD FRERES & CO. LLC

FOUR EMBARCADERO CENTER
SAN FRANCISCO, CA 94111
------------------------------------------------------------
TELEPHONE (415) 623-5000
FACSIMILE (415) 421-5050                     SAN FRANCISCO
                                                                  April 26, 1999

The Board of Directors
American Telecasting, Inc.
5575 Tech Center Drive, Suite 300
Colorado Springs, Colorado 80919

Dear Members of the Board:

     We understand that American Telecasting, Inc. (the "Company"), Sprint Corporation ("Parent") and DD Acquisition Corp., a wholly owned subsidiary of Parent ("Merger Sub"), have entered into an Agreement and Plan of Merger dated April 26, 1999 (the "Agreement"), pursuant to which Merger Sub will merge with and into the Company (the "Merger"). Pursuant to the Merger, each share of the Company's Class A common stock, par value $0.01 per share (the "Common Stock"), outstanding immediately prior to the effective time of the Merger (other than shares of Common Stock held by Parent or Merger Sub, shares of Common Stock held in the treasury of the Company and shares of Common Stock held by stockholders who demand appraisal for such shares in accordance with the Delaware General Corporation Law (the "DGCL"), if the DGCL provides for appraisal rights for such shares in the Merger) will be converted into the right to receive $6.50 in cash.

     You have requested our opinion as to the fairness, from a financial point of view, to the holders of shares of Common Stock (other than Parent and Merger
Sub) of the consideration to be paid pursuant to the Agreement. In connection with this opinion, we have:

          (i) Reviewed the financial terms and conditions of the Agreement;

          (ii) Analyzed certain historical business and financial information relating to the Company;

          (iii) Reviewed various other data provided to us by the Company relating to its business (we note that the Company does not prepare forecasts that we deemed relevant in connection with the Merger);

          (iv) Held discussions with members of the senior management of the Company with respect to the business, prospects, and strategic objectives of the Company;

          (v) Reviewed public information with respect to certain other companies in lines of business we believe to be generally comparable to the business of the Company;

          (vi) Reviewed the financial terms of certain business combinations involving companies in lines of business we believe to be generally comparable to those of the Company, and in other industries generally;

          (vii) Reviewed the historical stock prices and trading volumes of the Common Stock; and

          (viii) Conducted such other financial studies, analyses and investigations as we deemed appropriate.

     We have relied upon the accuracy and completeness of the foregoing information, and have not assumed any responsibility for any independent verification of such information or any independent valuation or appraisal of any of the assets or liabilities of the Company, or concerning the solvency or fair value of the Company. We assume no responsibility for and express no view as to the information reviewed by us.

LAZARD FRERES & CO. LLC

     Further, our opinion is necessarily based on economic, monetary, market and other conditions as in effect on, and the information made available to us as of, the date hereof. In rendering our opinion, we did not address the relative merits of the Merger, any alternative potential transaction or the Company's underlying decision to effect the Merger.

     In rendering our opinion, we have assumed that the Merger will be consummated on the terms described in the Agreement, without any waiver of any material terms or conditions by the Company and that obtaining the necessary regulatory approvals for the Merger will not have an adverse effect on the Company. We were not requested to solicit third party indications of interest in acquiring the Company (other than from two other parties identified by the Company) nor have we actively sought any other offers.

     Lazard Freres & Co. LLC is acting as investment banker to the Company in connection with the Merger and will receive a fee for our services, a substantial portion of which is contingent upon the consummation of the Merger. In addition, the Company has agreed to indemnify us for certain liabilities that may arise out of the rendering of this opinion.

     Our engagement and the opinion expressed herein are for the benefit of the Company's Board of Directors and our opinion is rendered to the Company's Board of Directors in connection with its consideration of the Merger. This opinion is not intended to and does not constitute a recommendation to any holder of Common Stock as to whether such stockholder should vote for the Merger. It is understood that this letter may not be disclosed or otherwise referred to without our prior consent, except as may otherwise be required by law or by a court of competent jurisdiction.

     Based on and subject to the foregoing, we are of the opinion that the consideration to be paid pursuant to the Agreement in the Merger is fair to the holders of shares of Common Stock (other than Parent and Merger Sub) from a financial point of view.

                                          Very truly yours,

                                          LAZARD FRERES & CO. LLC

                                          By /s/ RICHARD P. EMERSON
                                            ------------------------------------
                                             Richard P. Emerson
                                             Managing Director

                                                                         ANNEX D

              SECTION 262 OF THE DELAWARE GENERAL CORPORATION LAW

     262 APPRAISAL RIGHTS. (a) Any stockholder of a corporation of this State who holds shares of stock on the date of the making of a demand pursuant to subsection (d) of this section with respect to such shares, who continuously holds such shares through the effective date of the merger or consolidation, who has otherwise complied with subsection (d) of this section and who has neither voted in favor of the merger or consolidation nor consented thereto in writing pursuant to sec.228 of this title shall be entitled to an appraisal by the Court of Chancery of the fair value of the stockholder's shares of stock under the circumstances described in subsections (b) and (c) of this section. As used in this section, the word "stockholder" means a holder of record of stock in a stock corporation and also a member of record of a nonstock corporation; the words "stock" and "share" mean and include what is ordinarily meant by those words and also membership or membership interest of a member of a nonstock corporation; and the words "depository receipt" mean a receipt or other instrument issued by a depository representing an interest in one or more shares, or fractions thereof, solely of stock of a corporation, which stock is deposited with the depository.

     (b) Appraisal rights shall be available for the shares of any class or series of stock of a constituent corporation in a merger or consolidation to be effected pursuant to sec.251 (other than a merger effected pursuant to sec.251(g) of this title), sec.252, sec.254, sec.257, sec.258, sec.263 or sec.264 of this title:

          (1) Provided, however, that no appraisal rights under this section shall be available for the shares of any class or series of stock, which stock, or depository receipts in respect thereof, at the record date fixed to determine the stockholders entitled to receive notice of and to vote at the meeting of stockholders to act upon the agreement of merger or consolidation, were either (i) listed on a national securities exchange or designated as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc. or (ii) held of record by more than 2,000 holders; and further provided that no appraisal rights shall be available for any shares of stock of the constituent corporation surviving a merger if the merger did not require for its approval the vote of the stockholders of the Surviving Corporation as provided in subsection (f) of sec.251 of this title.

          (2) Notwithstanding paragraph (1) of this subsection, appraisal rights under this section shall be available for the shares of any class or series of stock of a constituent corporation if the holders thereof are required by the terms of an agreement of merger or consolidation pursuant to sec.sec.251, 252, 254, 257, 258, 263 and 264 of this title to accept for such stock anything except:

             a. Shares of stock of the corporation surviving or resulting from such merger or consolidation, or depository receipts in respect thereof;

             b. Shares of stock of any other corporation, or depository receipts in respect thereof, which shares of stock (or depository receipts in respect thereof) or depository receipts at the effective date of the merger or consolidation will be either listed on a national securities exchange or designated as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc. or held of record by more than 2,000 holders;

             c. Cash in lieu of fractional shares or fractional depository receipts described in the foregoing subparagraphs a. and b. of this paragraph; or

             d. Any combination of the shares of stock, depository receipts and cash in lieu of fractional shares or fractional depository receipts described in the foregoing subparagraphs a., b. and c. of this paragraph.

          (3) In the event all of the stock of a subsidiary Delaware corporation party to a merger effected under sec.253 of this title is not owned by the parent corporation immediately prior to the merger, appraisal rights shall be available for the shares of the subsidiary Delaware corporation.

     (c) Any corporation may provide in its certificate of incorporation that appraisal rights under this section shall be available for the shares of any class or series of its stock as a result of an amendment to its certificate of incorporation, any merger or consolidation in which the corporation is a constituent corporation or the sale of all or substantially all of the assets of the corporation. If the certificate of incorporation contains such a provision, the procedures of this section, including those set forth in subsections (d) and
(e) of this section, shall apply as nearly as is practicable.

     (d) Appraisal rights shall be perfected as follows:

          (1) If a proposed merger or consolidation for which appraisal rights are provided under this section is to be submitted for approval at a meeting of stockholders, the corporation, not less than 20 days prior to the meeting, shall notify each of its stockholders who was such on the record date for such meeting with respect to shares for which appraisal rights are available pursuant to subsections (b) or (c) hereof that appraisal rights are available for any or all of the shares of the constituent corporations, and shall include in such notice a copy of this section. Each stockholder electing to demand the appraisal of such stockholder's shares shall deliver to the corporation, before the taking of the vote on the merger or consolidation, a written demand for appraisal of such stockholder's shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such stockholder's shares. A proxy or vote against the merger or consolidation shall not constitute such a demand. A stockholder electing to take such action must do so by a separate written demand as herein provided. Within 10 days after the effective date of such merger or consolidation, the surviving or resulting corporation shall notify each stockholder of each constituent corporation who has complied with this subsection and has not voted in favor of or consented to the merger or consolidation of the date that the merger or consolidation has become effective; or

          (2) If the merger or consolidation was approved pursuant to sec.228 or sec.253 of this title, each constituent corporation, either before the effective date of the merger or consolidation or within ten days thereafter, shall notify each of the holders of any class or series of stock of such constituent corporation who are entitled to appraisal rights of the approval of the merger or consolidation and that appraisal rights are available for any or all shares of such class or series of stock of such constituent corporation, and shall include in such notice a copy of this section; provided that, if the notice is given on or after the effective date of the merger or consolidation, such notice shall be given by the surviving or resulting corporation to all such holders of any class or series of stock of a constituent corporation that are entitled to appraisal rights. Such notice may, and, if given on or after the effective date of the merger or consolidation, shall, also notify such stockholders of the effective date of the merger or consolidation. Any stockholder entitled to appraisal rights may, within 20 days after the date of mailing of such notice, demand in writing from the surviving or resulting corporation the appraisal of such holder's shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such holder's shares. If such notice did not notify stockholders of the effective date of the merger or consolidation, either
     (i) each such constituent corporation shall send a second notice before the effective date of the merger or consolidation notifying each of the holders of any class or series of stock of such constituent corporation that are entitled to appraisal rights of the effective date of the merger or consolidation or (ii) the surviving or resulting corporation shall send such a second notice to all such holders on or within 10 days after such effective date; provided, however, that if such second notice is sent more than 20 days following the sending of the first notice, such second notice need only be sent to each stockholder who is entitled to appraisal rights and who has demanded appraisal of such holder's shares in accordance with this subsection. An affidavit of the secretary or assistant secretary or of the transfer agent of the corporation that is required to give either notice that such notice has been given shall, in the absence of fraud, be prima facie evidence of the facts stated therein. For purposes of determining the stockholders entitled to receive either notice, each constituent corporation may fix, in advance, a record date that shall be not more than 10 days prior to the date the notice is given, provided, that if the notice is given on or after the effective date of the merger or consolidation, the record date shall be such effective date. If no record date is fixed and the notice is given prior to the effective date, the record date shall be the close of business on the day next preceding the day on which the notice is given.

     (e) Within 120 days after the effective date of the merger or consolidation, the surviving or resulting corporation or any stockholder who has complied with subsections (a) and (d) hereof and who is otherwise entitled to appraisal rights, may file a petition in the Court of Chancery demanding a determination of the value of the stock of all such stockholders. Notwithstanding the foregoing, at any time within 60 days after the effective date of the merger or consolidation, any stockholder shall have the right to withdraw such stockholder's demand for appraisal and to accept the terms offered upon the merger or consolidation. Within 120 days after the effective date of the merger or consolidation, any stockholder who has complied with the requirements of subsections (a) and (d) hereof, upon written request, shall be entitled to receive from the corporation surviving the merger or resulting from the consolidation a statement setting forth the aggregate number of shares not voted in favor of the merger or consolidation and with respect to which demands for appraisal have been received and the aggregate number of holders of such shares. Such written statement shall be mailed to the stockholder within 10 days after such stockholder's written request for such a statement is received by the surviving or resulting corporation or within 10 days after expiration of the period for delivery of demands for appraisal under subsection (d) hereof, whichever is later.

     (f) Upon the filing of any such petition by a stockholder, service of a copy thereof shall be made upon the surviving or resulting corporation, which shall within 20 days after such service file in the office of the Register in Chancery in which the petition was filed a duly verified list containing the names and addresses of all stockholders who have demanded payment for their shares and with whom agreements as to the value of their shares have not been reached by the surviving or resulting corporation. If the petition shall be filed by the surviving or resulting corporation, the petition shall be accompanied by such a duly verified list. The Register in Chancery, if so ordered by the Court, shall give notice of the time and place fixed for the hearing of such petition by registered or certified mail to the surviving or resulting corporation and to the stockholders shown on the list at the addresses therein stated. Such notice shall also be given by 1 or more publications at least 1 week before the day of the hearing, in a newspaper of general circulation published in the City of Wilmington, Delaware or such publication as the Court deems advisable. The forms of the notices by mail and by publication shall be approved by the Court, and the costs thereof shall be borne by the surviving or resulting corporation.

     (g) At the hearing on such petition, the Court shall determine the stockholders who have complied with this section and who have become entitled to appraisal rights. The Court may require the stockholders who have demanded an appraisal for their shares and who hold stock represented by certificates to submit their certificates of stock to the Register in Chancery for notation thereon of the pendency of the appraisal proceedings; and if any stockholder fails to comply with such direction, the Court may dismiss the proceedings as to such stockholder.

     (h) After determining the stockholders entitled to an appraisal, the Court shall appraise the shares, determining their fair value exclusive of any element of value arising from the accomplishment or expectation of the merger or consolidation, together with a fair rate of interest, if any, to be paid upon the amount determined to be the fair value. In determining such fair value, the Court shall take into account all relevant factors. In determining the fair rate of interest, the Court may consider all relevant factors, including the rate of interest which the surviving or resulting corporation would have had to pay to borrow money during the pendency of the proceeding. Upon application by the surviving or resulting corporation or by any stockholder entitled to participate in the appraisal proceeding, the Court may, in its discretion, permit discovery or other pretrial proceedings and may proceed to trial upon the appraisal prior to the final determination of the stockholder entitled to an appraisal. Any stockholder whose name appears on the list filed by the surviving or resulting corporation pursuant to subsection (f) of this section and who has submitted such stockholder's certificates of stock to the Register in Chancery, if such is required, may participate fully in all proceedings until it is finally determined that such stockholder is not entitled to appraisal rights under this section.

     (i) The Court shall direct the payment of the fair value of the shares, together with interest, if any, by the surviving or resulting corporation to the stockholders entitled thereto. Interest may be simple or compound, as the Court may direct. Payment shall be so made to each such stockholder, in the case of holders of uncertificated stock forthwith, and the case of holders of shares represented by certificates upon the surrender to the corporation of the certificates representing such stock. The Court's decree may be enforced as other decrees in the Court of Chancery may be enforced, whether such surviving or resulting corporation be a corporation of this State or of any state.

     (j) The costs of the proceeding may be determined by the Court and taxed upon the parties as the Court deems equitable in the circumstances. Upon application of a stockholder, the Court may order all or a portion of the expenses incurred by any stockholder in connection with the appraisal proceeding, including, without limitation, reasonable attorney's fees and the fees and expenses of experts, to be charged pro rata against the value of all the shares entitled to an appraisal.

     (k) From and after the effective date of the merger or consolidation, no stockholder who has demanded appraisal rights as provided in subsection (d) of this section shall be entitled to vote such stock for any purpose or to receive payment of dividends or other distributions on the stock (except dividends or other distributions payable to stockholders of record at a date which is prior to the effective date of the merger or consolidation); provided, however, that if no petition for an appraisal shall be filed within the time provided in subsection (e) of this section, or if such stockholder shall deliver to the surviving or resulting corporation a written withdrawal of such stockholder's demand for an appraisal and an acceptance of the merger or consolidation, either within 60 days after the effective date of the merger or consolidation as provided in subsection (e) of this section or thereafter with the written approval of the corporation, then the right of such stockholder to an appraisal shall cease. Notwithstanding the foregoing, no appraisal proceeding in the Court of Chancery shall be dismissed as to any stockholder without the approval of the Court, and such approval may be conditioned upon such terms as the Court deems just.

     (l) The shares of the surviving or resulting corporation to which the shares of such objecting stockholders would have been converted had they assented to the merger or consolidation shall have the status of authorized and unissued shares of the surviving or resulting corporation.

                 FOLD AND DETACH HERE AND READ THE REVERSE SIDE
--------------------------------------------------------------------------------
                           AMERICAN TELECASTING, INC.
                       5575 Tech Center Drive, Suite 300
                        Colorado Springs, Colorado 80919

              PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
                     OF AMERICAN TELECASTING, INC. FOR THE
                 SPECIAL MEETING OF STOCKHOLDERS ON JUNE 25, 1999

            The undersigned stockholder of American Telecasting, Inc. ("American Telecasting") hereby appoint(s) Robert D. Hostetler, Richard F. Seney, David K. Sentman and each of them individually, with full power of substitution, the proxy of the undersigned, to vote all shares of Class A Common Stock, par value $.01 per share, of American Telecasting which the undersigned is entitled, in any capacity, to vote at the special meeting of stockholders to be held on June 25, 1999 and any and all adjournments or postponements thereof, with all powers the undersigned would possess if personally present, as follows:

            This proxy, if properly executed and returned, will be voted in accordance with the instructions appearing on the proxy and at the discretion of the proxy holders as to any matters that may properly come before the special meeting. IN THE ABSENCE OF SPECIFIC INSTRUCTIONS, THIS PROXY WILL BE VOTED FOR APPROVAL OF EACH OF THE PROPOSALS STATED AND AT THE DISCRETION OF THE PROXY HOLDERS AS TO ANY OTHER MATTER THAT MAY PROPERLY COME BEFORE THE SPECIAL MEETING.

            Please complete, sign and return the proxy card to register your voting instructions for all shares owned by you.

             (Continued, and to be signed and dated on reverse side)

--------------------------------------------------------------------------------
                 FOLD AND DETACH HERE AND READ THE REVERSE SIDE



                                                            Please mark your
                                                            votes as in this [X]
                                                            example.


                                                                    FOR      AGAINST     ABSTAIN    THE BOARD OF DIRECTORS OF AMER-
1.   To approve and adopt the Agreement and Plan of Merger          [ ]        [ ]          [ ]     ICAN TELECASTING RECOMMENDS A
     pursuant to which DD Acquisition will be merged with and                                       VOTE FOR APPROVAL OF THE STATED
     into American Telecasting, with American Telecasting being                                     PROPOSALS
     the surviving corporation in the merger. Approval of this
     proposal will also constitute approval of the transactions contemplated by the merger agreement, including the merger.







2.   In their discretion, to vote upon all matters incident to the  FOR      AGAINST     ABSTAIN
     conduct of the special meeting and such others matters as
     may properly come before the special meeting or any ad-
     journments or postponements thereof.                           [ ]        [ ]          [ ]

                                                                                                    THE UNDERSIGNED HEREBY
                                                                                                    ACKNOWLEDGES RECEIPT OF THE
                                                                                                    NOTICE OF SPECIAL MEETING AND
                                                                                                    THE PROXY STATEMENT DATED MAY
                                                                                                    24, 1999, RELATING TO THE
                                                                                                    SPECIAL MEETING.

                                                                                                    Date
                                                                                                         ---------------------------

                                                                                                    --------------------------------
                                                                                                                Signature

                                                                                                    --------------------------------
                                                                                                        Signature if held jointly

                                                                                                    Note: Please sign this proxy
                                                                                                    exactly as name appears herein.
                                                                                                    If shares are held by joint
                                                                                                    tenants, both should sign.
                                                                                                    Attorneys-in-fact, executors,
                                                                                                    administrators, trustees,
                                                                                                    guardians, corporation officers
                                                                                                    or others signing in a
                                                                                                    representative capacity should
                                                                                                    indicate the capacity in which
                                                                                                    they are signing.

                                                                                                    PLEASE SIGN, DATE, AND MAIL THIS
                                                                                                    PROXY PROMPTLY IN THE RETURN
                                                                                                    ENVELOPE whether or not you
                                                                                                    expect to attend the special
                                                                                                    meeting. You may nevertheless
                                                                                                    vote in person if you do attend.
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